UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.   )
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Definitive Proxy Statement

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Soliciting Materials under § 240.14a-12

S&P Global Inc.

(Name of Registrant as Specified In Its Certificate)

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Fee computed on table below in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(4) and 0-11.

2026	Proxy Statement Notice of Annual Meeting of Shareholders Wednesday, May 20, 2026

55 Water Street New York, NY 10041-0003
Notice of Annual Meeting of Shareholders
To Be Held Wednesday, May 20, 2026
The Annual Meeting of Shareholders of S&P Global Inc. (the “Annual Meeting”) will be held on Wednesday, May 20, 2026, at 8:30 a.m. (EDT) in a virtual-only format, via the Internet at http://meetnow.global/MQJTHK2. At the Annual Meeting, shareholders will be asked to:
Items of Business	Board’s Recommendation
1. Elect 10 Directors;	FOR each Director Nominee
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;	FOR
4. Vote on a shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting;	AGAINST
5. Vote on a shareholder proposal to issue a report on the Company’s charitable support; and	AGAINST
6. Consider any other business, if properly raised.
This Notice and Proxy Statement is being mailed or made available on the Internet to shareholders on or about March 31, 2026. These materials describe the matters being voted on at the Annual Meeting and contain certain other information. In addition, these materials are accompanied by a copy of the Company’s 2025 Annual Report that includes financial statements as of and for the fiscal year ended December 31, 2025.
IMPORTANT NOTICE REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS:
This Notice of Annual Meeting and Proxy Statement and the Annual Report on Form 10-K for the year ended December 31, 2025 are available on the Internet at www.edocumentview.com/SPGI.
All shareholders of record as of close of business on March 23, 2026 will be entitled to vote at the virtual Annual Meeting. If you choose to attend and vote your shares at the virtual Annual Meeting, you will need a unique 15-digit control number, which is included on your proxy card. Beneficial owners who would like to attend and vote at the virtual Annual Meeting should request a “legal proxy” (contact your bank or broker).
Please cast your vote by one of the following methods:

The Internet	Signing and Mailing a Proxy Card	Toll-Free Telephone
Your vote is very important. We encourage you to vote by proxy even if you plan to attend the virtual Annual Meeting.
By Order of the Board of Directors,
Judah Bareli
Vice President, Associate General Counsel &
Corporate Secretary
New York, New York
March 31, 2026

       2026 Proxy Statement       i

PROXY SUMMARY

PROXY SUMMARY
This summary provides an overview of selected information in this year’s Proxy Statement and a roadmap of the proposals to be voted on at our 2026 Annual Meeting. This summary does not contain all of the information that you should consider, and we encourage you to read the entire Proxy Statement before voting.
Proxy Voting Roadmap
2026 Annual Meeting Information

TIME AND DATE	PLACE	RECORD DATE
8:30 a.m. Eastern Daylight Time on May 20, 2026	Online at http://meetnow.global/MQJTHK2 There is no physical location for the Annual Meeting.	March 23, 2026
Proposals to be Voted on and Board Voting Recommendations
Proposal	Recommendation of the Board	Page
1. Elect 10 Directors;	FOR each Director Nominee	6
2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;	FOR	30
3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;	FOR	102
4. Vote on a shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting;	AGAINST	107
5. Vote on a shareholder proposal to issue a report on the Company’s charitable support; and	AGAINST	109
6. Consider any other business, if properly raised.
       2026 Proxy Statement       1

PROXY SUMMARY (continued)

Our Company Strategy: Advancing Essential Intelligence
S&P Global Inc. (the “Company,” “we” or “us” or “our”) has industry-leading benchmarks, data, and solutions that provide customers with the ability to make more confident decisions and stay a step ahead. At our 2025 Investor Day, we outlined our mission to advance essential intelligence through three key objectives, including advancing our market leadership, expanding in high-growth adjacencies, and amplifying our enterprise capabilities and artificial intelligence. In 2025, we achieved meaningful progress delivering against these key objectives and driving strong financial growth.

ADVANCE Market Leadership	EXPAND High-Growth Adjacencies	AMPLIFY Enterprise Capabilities & AI
Strong brands with 100+ years of trust Benchmarks and differentiated data & IP Al-enabled solutions with flexible delivery Global and diverse end markets	Unique value proposition Expanded asset-class coverage Scaled and emerging opportunities Adjacent sectors and client segments	Scaled enterprise data operations Leading-edge Al and technology platforms Integrated, elevated client engagement Productivity and Al-enabled workforce
2025 Highlights
Financial Performance
During 2025, the Company achieved strong revenue growth across all divisions, and delivered meaningful margin expansion and diluted EPS growth. In addition, the Company gained momentum in strategic focus areas including private markets and energy expansion, as well as artificial intelligence through new product and feature launches and collaborations. Below are key financial achievements during the year that demonstrate the value we brought to our customers and our focus on long-term shareholder value creation.
FISCAL YEAR 2025 COMPANY HIGHLIGHTS
REVENUE	NET INCOME GAAP	DILUTED EPS GAAP	DIVIDENDS & SHARE BUYBACKS
$15.336B UP 8% YoY	$4.471B 1 UP 16% YoY	$14.66 UP 19% YoY	$6.2B
Financial Highlights

•
On a year-over-year basis, reported revenue increased 8%, while net income attributable to the Company increased 16%1 , driven primarily by revenue and operating profit growth in the Company’s Ratings, Indices, and Market Intelligence divisions, and diluted earnings per share increased 19%.

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Returned $6.2 billion to shareholders in 2025, including $1.2 billion in dividends and $5.0 billion in share repurchases.

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Maintained a steady record of more than 50 consecutive years of dividend increases.

1. Reflects GAAP net income attributable to S&P Global Inc.

Total Shareholder Return 2

2. Returns assume $100 invested on December 31, 2020 and total return includes reinvestment of dividends through December 31, 2025. Reflects the peer group used in the Company’s Form 10-K filed with the SEC on February 11, 2026, consisting of: Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc., Verisk Analytics, Inc., and Intercontinental Exchange, Inc.

2       2026 Proxy Statement

PROXY SUMMARY (continued)

Items of Business to be Acted on at the Annual Meeting
Item 1. Election of Directors
The Company’s business and affairs are overseen by our Board of Directors (the “Board”) pursuant to the New York Business Corporation Law and our Amended and Restated Certificate of Incorporation and By-Laws. We currently have 11 Directors, all of whom, with the exception of William Green, are being nominated at this Annual Meeting for one-year terms, which will expire at the Annual Meeting in 2027 (See Item 1 on page 6). William Green is not standing for re-election and will retire from the Board at the 2026 Annual Meeting.
Current Board and Committee Membership
Name	Position	Age	Director Since	Audit Committee	Compensation Committee	Finance Committee	Nominating Committee	Executive Committee
Marco Alverà	Director	50	2017	•				•
Martina Cheung	President, Chief Executive Officer (CEO)	50	2024					•
Jacques Esculier	Director	66	2022	•		•
William Green	Director	72	2011		•		•
Stephanie Hill	Director	61	2017				•	•
Rebecca Jacoby	Director	64	2014			•		•
Hubert Joly	Director	66	2026	•	•
Ian Livingston ★	Director	61	2020		•		•
Robert Moritz	Director	62	2026	•			•
Maria Morris	Director	63	2016			•		•
Gregory Washington	Director	60	2021	•	•
• Member      Committee Chair     ★ Chairperson of the Board
Our ten Director nominees are current Directors with a broad range of skills, backgrounds, and experience, which the Board believes contributes to the effective oversight of the Company. The following provides current summary information about our slate of Director nominees. For more information about our Director nominees, please see the “Director Skills, Qualifications and Experience” section of this Proxy Statement, including our Director Skills Matrix, starting on page 18. Detailed information about each Director nominee’s qualifications, experience, and expertise can be found in their biographies starting on page 19.
Nominee Profile & Demographics	Nominee Skills & Experience

CEO Leadership Experience	6
Accounting & Finance	8
Global Perspectives & International Expertise	7
Industry- Financial Services	3
Industry- Capital & Commodities Markets	4
Industry - Transportation	1
Technology, Innovation & Digital	9
Corporate Responsibility	8
Strategic Planning & Business Development	8
Government, Public Policy & Regulatory	7
Active Executive	4
Risk Management	6
Consumer, Sales & Marketing	10
Corporate Governance	5
Operations	10
Cyber	3

       2026 Proxy Statement       3

PROXY SUMMARY (continued)

Item 2. Advisory Vote on Executive Compensation
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. Our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;

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includes a mix of compensation elements that emphasizes performance results, with approximately 92% of CEO and 82% of our other NEOs’ 2025 total target annual compensation opportunity composed of variable, incentive-based at-risk pay, with a substantial portion contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives;

•
delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on 2025 non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate for our division leaders, division-level goals;

•
aligns the interests of executives with those of shareholders through long-term stock-based incentives composed of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. The Performance Share Unit awards granted in 2025 vest at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a three-year cumulative non-GAAP ICP Adjusted EPS goal; and

•
has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.

Item 3. Proposal to Ratify the Appointment of the Company’s Independent
Registered Public Accounting Firm
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP (“EY”) to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2026. EY has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.
Although shareholder ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of EY to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will give further consideration whether to retain EY. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Item 4. Shareholder Proposal to Reduce the Stock Ownership
Threshold for Calling a Special Shareholder Meeting
At the Annual Meeting, you will be asked to consider a shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting to 10% of shares outstanding, which is presented in full (as received) on page 107 of this Proxy Statement. The Board has carefully considered the proponent’s proposal and believes that the Company’s current 25% ownership threshold already provides a meaningful right to call special shareholder meetings that more appropriately balances shareholder rights with protection of the Company’s long-term interests and the best interests of our broader shareholder base, as a whole.
The Board unanimously recommends that you vote AGAINST this proposal.
4       2026 Proxy Statement

PROXY SUMMARY (continued)

Item 5. Shareholder Proposal to Issue a Report on the Company’s Charitable Support
At the Annual Meeting, you will be asked to consider a shareholder proposal to issue a report on the Company’s charitable support, which is presented in full (as received) on page 109 of this Proxy Statement. The Board has carefully considered the proponent’s proposal and believes that the requested report is an unnecessary and inefficient use of Company resources, which would not enhance existing governance and oversight mechanisms for the S&P Global Foundation’s charitable grant-making process.
The Board unanimously recommends that you vote AGAINST this proposal.
Item 6. Other Matters
The Board knows of no other matters which may properly be brought before the Annual Meeting. However, if other matters should properly come before the Annual Meeting, it is the intention of those named in the solicited proxy to vote such proxy in accordance with their best judgment.
       2026 Proxy Statement       5

ITEM 1. ELECTION OF DIRECTORS
The persons listed below, each of whom is currently a Director of the Company, have been nominated by the Board, on the recommendation of the Nominating and Corporate Governance Committee (the “Nominating Committee”), for election to a one-year term of office that will expire at the next Annual Meeting or until their successors are elected and qualified or until their earlier resignation or removal. Each nominee listed below has agreed to serve his or her respective term. If any Director is unable to stand for election, the individuals named as the proxies have the right to designate a substitute, in which case, shares represented by proxies may be voted for a substitute Director, or the Board may reduce its size.
Your Board of Directors recommends that you vote FOR each of the following Director Nominees:
•
Marco Alverà

•
Martina Cheung

•
Jacques Esculier

•
Stephanie Hill

•
Rebecca Jacoby

•
Hubert Joly

•
Ian Livingston

•
Robert Moritz

•
Maria Morris

•
Gregory Washington

Your Board of Directors recommends that you vote FOR the election of each of the Director Nominees.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for each of these nominees.
Biographical information about these nominees can be found on pages 19 through 24 of this Proxy Statement.
6       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE
Enhanced Corporate Governance Environment
The Board regularly assesses and refines our corporate governance policies and procedures to take into account evolving best practices and the best interests of our shareholders. Some highlights of the Board's current corporate governance structure are provided below, reflecting our ongoing commitment to strong and effective governance practices that ensure Board responsiveness and accountability to shareholders.

Shareholder Rights

- Proxy access
- Annual election of directors
- Majority voting for directors in uncontested elections
- Rights to call special meetings for shareholders of 25% or more of the voting stock

Strong Corporate Governance Practices

- Robust stock ownership requirements for directors and executive officers
- Prohibition on hedging and pledging by directors and executive officers
- Voluntary standalone policies in addition to the Dodd-Frank Clawback Policy to allow for broader recovery in the event of misconduct or any act or omission determined to have a material negative impact on the Company
- "Double trigger" vesting of equity-based awards upon a change in control
- Annual risk assessment of executive compensation programs, policies and practices

Board Structure & Independence

- Independent Board Chair appointed annually
- Independent Committee Chairs
- All director nominees are independent, except our current CEO
- Annual review of optimal Board and Committee leadership structure
- Executive sessions of independent directors held at every regularly scheduled Board and Committee meeting

Board & Committee Oversight

- Strategic and proactive executive succession planning, including annual review of emergency and normal course CEO succession planning
- Detailed annual talent review of Executive Leadership Team, leadership pipeline and succession readiness
- Full Board oversight of corporate strategy (including a dedicated annual meeting on Company strategy) and risk management
- Committee oversight of financial statements, legal and regulatory compliance, and key risks including cybersecurity and technology related risks

Composition, Accountability & Refreshment

- Highly skilled Board providing wide range of viewpoints and expertise, reflecting experience across numerous industries and sectors representing our broad client base
- Strategic and proactive Board succession planning resulting in regular Board and Committee refreshment and range of tenures
- Annual written performance evaluations of the Board, Committees, Board and Committee Chairs and each director
- Policies to promote refreshment, including policies for director retirement and offer to resign upon a change in circumstances
- Sound limits on public company board service

Corporate Governance Materials
The following corporate governance materials are available and can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com:
•
the Company’s Amended and Restated Certificate of Incorporation;

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the Company’s By-Laws;

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the Company’s Amended and Restated Corporate Governance Guidelines;

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Committee Charters for the Board’s Audit, Compensation and Leadership Development, Executive, Finance and Nominating and Corporate Governance Committees;

•
the Code of Business Ethics applicable to all employees;

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the Code of Ethics applicable to the Chief Executive Officer and Senior Financial Officers;

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the Code of Business Conduct and Ethics for Directors applicable to all Company Directors; and

•
the Audit Committee’s Policy concerning Employee Complaint Procedures Regarding Accounting and Auditing Matters.

The content contained on, or that can be accessed through, our website is not deemed to be part of, and is not incorporated by reference into, this Proxy Statement.
       2026 Proxy Statement       7

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Director Independence
The Board has determined that all of the Company’s current Directors and Directors who served during 2025, with the exception of Ms. Martina Cheung (the Company’s current President and Chief Executive Officer, effective as of November 1, 2024) and Mr. Douglas Peterson (the Company’s Former President and Chief Executive Officer through November 1, 2024, Former Senior Advisor through December 31, 2025 and Former Director through May 7, 2025), have met the independence requirements of the New York Stock Exchange (“NYSE”) based upon the Board’s review of Director independence and application of the standards adopted by the Board.
To be considered independent, a Director must have no material relationship (other than as a Director) with the Company, or any of its subsidiaries, either directly or as a partner, shareholder or officer of an organization that has a material relationship with the Company or any of its subsidiaries. In making independence determinations, the Board broadly considers all relevant facts and circumstances.
In addition, the Board evaluated the members of the Audit Committee and determined that each member satisfies the additional Securities and Exchange Commission (“SEC”) and NYSE independence requirements for Audit Committee members, which provide that they may not be affiliates and may not accept directly or indirectly any consulting, advisory or other compensatory fee from the Company or any of its subsidiaries, other than their directors’ compensation. The Board evaluated each member of the Compensation and Leadership Development Committee (the “Compensation Committee”) under the additional SEC and NYSE compensation committee member standards and also determined that these members qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
Additional Information Regarding Director Independence
In making its independence determinations with respect to our Directors, the Board considered all factors that could potentially interfere with the ability of each Director to exercise independent judgment in carrying out his or her Board responsibilities, including transactions between the Company and companies with which our Directors are affiliated that were entered into in the ordinary course of business and on comparable terms as transactions with other similarly situated parties.
Board Leadership Structure
The Board reviews its leadership structure and selects the Chair of the Board annually based upon such criteria as the Company’s independent Nominating Committee recommends and consideration of what the Directors believe to be in the best interests of the Company at a given point in time. Lord Ian Livingston is currently serving as the Board’s independent Chair, after succeeding Mr. Richard Thornburgh in the role, effective May 7, 2025, following a proactive succession planning process described in our 2025 Proxy Statement.
The Board believes that separating the leadership positions of the Chair and CEO is in the best interests of the Company and its shareholders at this time, as this structure strengthens our commitment to sound governance by effectively allocating authority, responsibility and oversight between management and the independent members of our Board. Maintaining separate roles permits the CEO to focus more time and energy on the day-to-day management and strategic direction of the Company, while the Chair offers an independent perspective and oversees corporate governance matters and the operation of the Board. In addition, each Committee is led by an independent Director acting as the Committee Chair. The Board believes its risk management processes are well-supported by the current Board leadership structure.

8       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board and Committee Self-Evaluations
Through an annual self-evaluation and ongoing Director feedback, the Board annually assesses the performance and effectiveness of: the Board, the Committees, the Board Chair and each Committee Chair, as well as each individual Director.
Evaluation Process
The independent Chair of the Board oversees and the Nominating Committee administers the annual evaluation process, including determining the most effective format. The Chair of the Nominating Committee presents key takeaways to the full Board and its Committees for their review and consideration of potential enhancements to Board and Committee functioning.
Recent Governance Enhancements:
•
Detailed review of committee structure and allocation of responsibilities, resulting in refined scope and focus for the Finance Committee and thoughtful decision-making to maintain our current approach with primary oversight of technology strategy allocated to the full Board and technology risk allocated to the Audit Committee.

•
Board refreshment through proactive succession planning in anticipation of upcoming retirements and evolving needs, including the recent addition of two new directors, Hubert Joly, effective January 2, 2026, and Robert Moritz, effective February 1, 2026, who contribute extensive expertise in executive leadership, strategy and transformation, finance, accounting, risk management, and global leadership.

•
Additional sessions and trainings on technology, generative AI capabilities, and cybersecurity topics to further enhance Board expertise, including through engagements with external consultants and hands-on workshops with tailored content.

•
More time dedicated to certain strategy and risk management topics, including more frequent updates on risk and mitigation strategies with respect to cyber risk, technology and innovation.

       2026 Proxy Statement       9

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Shareholder Engagement
Maintaining an ongoing and active dialogue with shareholders is a critical component of the governance process that promotes transparency, accountability and long-term shareholder value. We value our shareholders’ feedback and are committed to engaging in constructive and meaningful dialogue with shareholders regarding our governance practices, executive compensation program, and other areas of shareholder focus throughout the year.

Engagement
Communication
Shareholder Engagement process
Review & Assessment
Responsiveness

Ongoing and multi-faceted approach to engagement, including:

- ✓ **Year-round engagement led by Investor Relations** through industry conferences, non-deal roadshows and investor meetings.
- ✓ **Proactive annual outreach on corporate governance** matters with top institutional investors led by our Corporate Secretary.
- ✓ **Targeted Annual Meeting outreach** with broader investor base, as needed, to address topics of interest in preparation for Annual Meeting.

- ✓ **Management regularly reports feedback to full Board and relevant committees.**
- ✓ Shareholder feedback helps Board **identify areas of investor focus and priorities.**

- ✓ **Board reviews and assesses shareholder feedback** from engagement activities and Annual Meeting voting results, including "Say-on-Pay" results.
- ✓ Board also **reviews governance best practices and trends**, regulatory developments and corporate governance frameworks to identify opportunities for continual improvement.

- ✓ **Board implements** feedback determined to be in the Company's best interests, enhancing governance practices, compensation programs, and disclosure.
- ✓ **Management communicates enhancements** to governance and compensation practices through public disclosures and ongoing shareholder engagement.

How We Engage
The Company has a long-standing culture of shareholder engagement. A shareholder engagement team consisting of senior management, Investor Relations and the Corporate Secretary leads our outreach initiatives, seeking input from our shareholders in a number of forums year-round, including proactive outreach to institutional investors and targeted proxy-season outreach on specific areas of investor focus.
Investor Relations Activities
Members of senior management and Investor Relations engage with investors throughout the year, participating in industry conferences, non-deal roadshows and one-on-one investor meetings. We view each interaction as a collaborative conversation that enables us to communicate our strategy and address investor questions, while also listening to and incorporating investor perspectives and feedback as appropriate. Investors have consistently provided positive feedback regarding both the quality and the quantity of the meetings we conduct each year. In 2025, we met with over 1,000 investors as part of our normal-course Investor Relations engagement, with the Say-on-Pay focused outreach led by our Corporate Secretary surpassing the efforts we would ordinarily undertake, as described further below and on page 37 of this Proxy Statement. We also hosted an Investor Day in 2025, during which our CEO and senior leadership team presented the next phase of our growth strategy.
Corporate Secretary Outreach
In addition to our ongoing Investor Relations activities, we conduct proactive annual outreach led by our Corporate Secretary, inviting the governance representatives of our largest institutional shareholders to discuss corporate governance, compensation, and other areas of investor focus with the Corporate Secretary both during and outside of the proxy season. During 2025, the Corporate Secretary expanded our outreach and engagement, doubling the number of our largest shareholders contacted, to address Say-on-Pay and discuss other areas of investor focus, including board and management leadership transitions. Highlights of these outreach efforts are described below:
10       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Highlights of 2025 Corporate Secretary Outreach
Key Topics of Discussion
Our engagement initiatives have covered a wide range of important governance topics, providing valuable insights and feedback regarding the following areas of investor focus:
•
Board composition, skills, refreshment and succession planning

•
Management succession planning and leadership transitions

•
Executive compensation

•
AI and technology

•
Board oversight of risk management

•
Human capital and talent management

The Board and its relevant committees consider our shareholders’ views and perspectives as part of their decision-making process on key issues and areas of investor focus, including strategy, governance, compensation, and disclosure, to integrate shareholder input and emerging best practice into our governance process.
For a detailed discussion of our compensation-related shareholder engagement initiatives and actions taken in response to our 2025 Say-on-Pay vote result, please see page 36 in the “Compensation Discussion and Analysis” section of this Proxy Statement.
Contacting the Board
We believe communication between the Board and the Company’s shareholders is an important part of the governance process. Shareholders and other interested parties may communicate with our Board or any Director or Committee (including our Independent Board Chair or the non-management Directors as a group) by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board, the non-management Directors as a group or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s). Please see page 117 of this Proxy Statement for additional information.
       2026 Proxy Statement       11

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Role of Board of Directors in Risk Oversight
The Board believes that effective risk management is essential to the Company’s commitment to deliver long-term shareholder value. The Board is broadly responsible for overseeing and evaluating the management of the Company, including the development and implementation of the Company’s strategic objectives, and provides direction to management for the benefit of the Company’s shareholders. In connection with the Board’s important role in overseeing the Company’s strategic direction for the benefit of shareholders, the Board plays an essential role in the oversight of risk management. Highlights of the Board’s risk management process include:
Role of the Board and its Committees
The Board has oversight responsibility for the Company’s risk management framework. In overseeing the Company’s risk management framework, the Board strives to ensure that the Company’s overall risk exposure is appropriately aligned with the Company’s strategy and agreed risk tolerances, focusing on significant strategic and competitive, financial, operational, legal and compliance, technology and cybersecurity, talent management and culture risks facing the Company.
The Board exercises its risk oversight responsibilities both directly and indirectly through the Board’s Committees by delegating oversight for specific categories of risk to its Committees, which assist the Board in evaluating the key risks faced by the Company and assessing the Company’s policies, procedures, monitoring and escalation protocols as they relate to risk management.
12       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Board of Directors Oversees Major Risks

Strategic & Competitive | *Financial* | *Operational* | *Legal & Compliance* | *Technology & Cyber* | *Talent & Culture*

- ✓ Interacts with and monitors actions being taken by senior management with respect to risk assessment and risk mitigation of the Company's top risks.
- ✓ Reviews with management key strategic risks to the Company's long-term strategy and performance and mitigation strategies relating to such risks.
- ✓ Delegates specific categories of risk management for targeted Committee-level oversight, including delegation of primary risk oversight to the Audit Committee, and evaluates regular reports from Committees on such risk-related matters.

Audit Committee

Oversees key business and operational risks of the Company, and risks relating to **financial reporting and compliance**, including by:

- ✓ Providing oversight to the Company's internal and **independent auditors**;
- ✓ Reviewing with the Company's independent auditors and management the **adequacy of internal controls** that could significantly affect the Company's financial statements;
- ✓ Reviewing **compliance** with policy, legal and regulatory requirements;
- ✓ Overseeing the **Enterprise Risk Management (ERM) process**; and
- ✓ Discussing with management **risk exposures and mitigation** strategies with regard to key risks, including operational risks, and growing emphasis on risks related to **technology, generative AI and cybersecurity.**

Compensation Committee

Oversees **compensation-, talent- and incentive-related risks**, including by:

- ✓ Establishing and **reviewing incentive program performance metrics** to ensure they are appropriately aligned with business and regulatory considerations;
- ✓ Overseeing risks associated with **talent management, culture and succession planning for the executive leadership team**, working with the CEO and CPO to develop formal succession planning for senior management; and
- ✓ Conducting an **annual risk assessment** of the Company's compensation programs to determine whether they encourage excessive risk taking or are reasonably likely to have a material adverse effect.

Nominating Committee

Oversees **governance-related risks**, including by:

- ✓ Overseeing the CEO's **succession and emergency succession planning**;
- ✓ Overseeing annual **performance evaluations** of the Board and its Committees;
- ✓ Evaluating **Director independence** and related party transactions; and
- ✓ **Monitoring developments** and trends regarding corporate governance, legal and regulatory matters, as well as areas of reputational risk.

Finance Committee

Oversees the Company's **financial risks**, including by:

- ✓ Reviewing **liquidity risk** with management in connection with capital allocation oversight, including annual financial stress testing of the Company's **long-term capital position**;
- ✓ Overseeing **major capital expenditure** decisions, including significant acquisitions and divestitures and technology investments; and
- ✓ Reviewing and discussing with management, the Company's **capital allocation philosophy** and applying that philosophy to the **dividend policy** and **share repurchase programs.**

Board and Committee Oversight of Certain Key Risks
As part of the Board’s responsibility to exercise effective and meaningful oversight of the Company’s risk management process, the Board periodically reviews key risks at the Board and Committee level and periodically assesses the appropriate oversight structure for such risks.
Board Oversight of Technology and Cybersecurity Threats
The Board has oversight responsibility for the Company’s risk management framework for technology and cybersecurity risks facing the Company. The full Board receives briefings from management on enterprise-wide technology, cybersecurity risk management and the overall technology and cybersecurity environment, including biannual reports from the Chief Information Security Officer (the “CISO”) and the head of our enterprise technology function, as well as an annual deep dive on top enterprise risks from our Chief Risk Officer.
The Board also coordinates with the Audit Committee to ensure active Board- and Committee-level oversight of the Company’s technology and cyber risk profile, enterprise technology and cyber strategies, and information security initiatives. The Board has delegated primary responsibility for oversight of the Company’s key risks, including technology and cybersecurity risks, to the Audit Committee. The Audit Committee reviews technology and cybersecurity risks, as well as the Company’s risk mitigation processes and internal control procedures to protect sensitive business information. The Audit Committee also receives regular updates from the head of our enterprise technology function and the CISO on the Company’s technology and cybersecurity programs. In addition, the Finance Committee oversees management’s strategy with regard to technology and associated risks, including cybersecurity risks, when considering major capital expenditures and acquisitions. The Board receives regular updates from the Audit Committee on its in-depth Committee-level review.
Our Board and Audit Committee gave significant consideration over the past several years to the appropriate Board and Committee oversight structure for risks associated with technology and cybersecurity, especially in light of the evolving risk landscape related to artificial intelligence (AI). Most recently, the Board conducted benchmarking on the potential addition of specialized committees on risk or technology in 2025. Following careful review by the Board Chair and the Nominating Committee, including consideration of the advice of external advisors, the Board determined to maintain our current oversight structure, with technology-related risk delegated to the Audit Committee and technology strategy discussions remaining with the full Board to ensure detailed and ongoing risk oversight at the committee level and significant Board engagement on strategic decision-making related to technology developments.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Human Capital Management Oversight
The Board and management view effective human capital management as critical to the Company’s ability to execute its strategy. As a result, the Board of Directors and the Compensation Committee oversee and regularly engage with our CEO, Chief People Officer (the “CPO”), and other members of senior leadership on a broad range of people topics, including: talent attraction, development and leadership succession planning; compensation and benefits; workplace culture, health, safety and well-being; and employee engagement and retention. At the management level, our Chief People Officer is responsible for leading the development and execution of the Company’s human capital management strategy, also referred to as our “People” strategy, working together with other senior leaders across the Company.
Risk Assessment of Compensation Policies and Practices
At least annually, the Compensation Committee oversees a risk review of the various components of our compensation program. In 2025, the Committee and its independent compensation consultant determined that the Company’s compensation plans, programs and policies do not encourage excessive risk taking and do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. For additional information, see page 70 of this Proxy Statement.
Role of Management in Integrated Risk Management
Management is responsible for the day-to-day management of the Company’s risk exposures in a manner consistent with the strategic direction and objectives established by the Board. As a critical component of the Company’s risk management process, management has adopted an integrated risk management framework to continuously identify, assess, measure, manage, monitor and report current and emerging non-financial risks. As part of this framework, the Company has an Enterprise Risk Management (“ERM”) Committee which is chaired by the Company’s Chief Risk Officer. Our CISO is also a member of the ERM Committee. The ERM Committee oversees the Company’s risk management framework, including the implementation of the framework components across the Company and promotes a strong Company-wide culture of risk management, compliance and control.
Talent Management and Succession Planning
The Board believes that one of its primary responsibilities is to oversee the development and retention of executive talent and to ensure appropriate succession plans are in place so that the Company has the executive talent it needs to successfully execute the Company’s short-term and long-term business objectives.
CEO and Executive Leadership Team Succession Planning
In line with best practices, the Board regularly reviews succession planning with respect to key leaders, including the CEO. Reporting to the Board, the Nominating Committee is charged with long-term and emergency succession planning for the CEO and has established and manages a robust, thoughtful and comprehensive process for CEO succession planning. The Compensation Committee is charged with succession planning and talent development for the direct reports to the CEO on our Executive Leadership Team, including an in-depth formal performance and succession planning review and report out to the full Board at least annually.
Together, in consultation with the CEO, the CPO and other members of management, the Nominating Committee, the Compensation Committee and the full Board review succession planning both formally, at least on an annual basis, as well as informally throughout the year in Executive Session.
Talent Management and Leadership Development
The Compensation Committee oversees our talent management and leadership development programs throughout the year to assist with identifying and developing the Company’s future leaders and succession pipeline.
Our Board calendar includes at least one meeting each year for a detailed talent review with the CEO, CPO and Compensation Committee to assess the succession readiness of the Executive Leadership Team, their direct reports and other high-potential talent, including a review of the Company’s talent development programs, leadership pipeline, and plans for key executive positions. The Board also gains exposure to and independently evaluates potential succession candidates both formally, during Board and Committee presentations, and outside the boardroom, by interacting with key talent through employee engagement events, conferences and offsite meetings.
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Process for Identifying and Evaluating Directors and Nominees
The Nominating Committee reviews with the Board, on an annual basis, the current composition of the Board. Based on its annual review, the Committee recommends to the Board the general selection criteria for Director nominees, screens potential Director candidates, and recommends the slate of Director nominees for election to the Board at the Company’s Annual Meeting in light of current and anticipated needs of the Board and its committees.
Board Refreshment and Succession Planning
We believe that thoughtful Board refreshment and proactive Director succession planning is an integral part of the Company’s ability to deliver on its long-term strategy.
Board Refreshment
To ensure the right balance of fresh new perspectives with the continuity and institutional knowledge contributed by our longer-serving Directors, the Committee regularly reviews best practices to enhance the Board’s refreshment process. Our Corporate Governance Guidelines incorporate refreshment mechanisms upon certain circumstances and provide for an annual performance evaluation for evaluating individual Director performance and identifying specific skill sets and experience to prioritize as the needs of our Board and Company evolve.
The Board has engaged in significant refreshment activities to further strengthen Board expertise in targeted areas of importance to the Company’s business strategy. A total of four Directors retired from the Board at the 2025 Annual Meeting as part of the natural Board refreshment process, providing an opportunity for the Committee to carefully evaluate the optimal Board size and collective balance of skills and experience to successfully support the Company’s evolving needs and strategic direction.
Board Refreshment (2020 – Present)
Succession Planning and Director Recruitment Process
In anticipation of retirements, resignations and evolving strategic needs for new skills and capabilities, the Committee conducts proactive, strategy-driven Director succession planning. The succession planning and new Director recruitment process is designed to be responsive to anticipated future needs in light of evolving business, industry and market dynamics, and to ensure the Board’s members bring the right balance of broad skills, experience, backgrounds, and tenure to effectively promote, support, and oversee the implementation of our long-term strategy.
The Committee follows a multiphase approach to succession planning and the Director recruitment process to identify and evaluate potential new Director candidates.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

As part of the evaluation process, the Committee reviews and considers available information regarding each candidate, including skills and qualifications and a range of backgrounds and experiences. The Committee also reviews the candidate’s independence, including any relationships with the Company. The Board does not have a formal policy with regard to the consideration of diversity in identifying director nominees.
New Director Nominees
As part of a proactive and strategic Board succession planning process designed to ensure our Directors retain the right balance of skills and expertise to support the future direction of the Company following four Director retirements at the 2025 Annual Meeting, the Board recently appointed two new Directors.
Hubert Joly joined the Board, effective January 2, 2026, possessing extensive experience and qualifications in key strategic and priority areas for the Board, including CEO-level leadership, global operating experience, and demonstrated capability leading organizations through transformation and change. Mr. Joly is the former Chair and Chief Executive Officer of Best Buy Co., Inc. and previously served as President and CEO of Carlson, a global hospitality and travel company, and he is now a senior lecturer at Harvard Business School. The Board believes Mr. Joly will contribute valuable insight and perspective on executive leadership, strategy execution, and organizational change, together with a global outlook shaped by leadership roles in large, complex multinational businesses and ongoing engagement with business leadership and talent development. Mr. Joly serves on the Board’s Audit and Compensation Committees. Mr. Joly was recommended to the Nominating Committee by internal referral as well as external search firm, Heidrick & Struggles.
Robert Moritz joined the Board, effective February 1, 2026, bringing extensive experience and qualifications in key strategic and priority areas for the Board, including executive leadership, significant finance, accounting, and audit expertise, along with a global perspective developed over more than four decades advising organizations across the financial services, banking, and capital markets sectors. Most recently, Mr. Moritz served as global Chairman of PricewaterhouseCoopers LLC (“PwC”), where he led the firm’s global leadership teams, setting strategy and elevating PwC’s brand among clients and stakeholders. The Board believes Mr. Moritz will contribute valuable insight and perspective on finance and accounting, audit and assurance, and global enterprise risk, informed by his leadership of a global professional services organization serving complex, multinational clients. Mr. Moritz serves on the Board’s Audit and Nominating Committees. Mr. Moritz was recommended to the Nominating Committee by internal referral as well as external search firm, Heidrick & Struggles.
The Board believes that, taken together, Mr. Joly and Mr. Moritz will enhance the Board’s overall mix of skills and experience by adding significant accounting and audit expertise, strong financial oversight experience, and seasoned global executive leadership to support the Board’s oversight of S&P Global’s strategy and risk management as the Company continues to operate in a rapidly evolving global environment.
Shareholder Recommendations and Nominations of Director Candidates
Candidates may come to the Committee’s attention through recommendations from current Board members, senior management, professional search firms, shareholders or other sources. The Committee will consider Director candidates recommended by shareholders and evaluates shareholder candidates based on the same selection criteria it uses for other Director candidates. Shareholder recommendations may be sent to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 by mail or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com.
Shareholder nominations should be addressed in the manner and by the deadlines described on page 115 of this Proxy Statement.
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Director Training and Education
New Directors participate in a comprehensive orientation to introduce them to the Company and key members of management, providing information regarding our business operations and strategy. In addition, newly appointed Committee Chairs and the independent Board Chair also receive onboarding and orientation training to facilitate their transition and assumption of new roles and responsibilities.
The Nominating Committee periodically reviews these onboarding and orientation programs, including by soliciting feedback from Directors who recently participated in the onboarding programs, and coordinates with the Corporate Secretary and management on the program design and the implementation of recommended future enhancements.
To enhance their understanding of the Company’s business, Directors also participate in meetings at our various offices across the globe where they interact directly with local personnel responsible for day-to-day operations. These activities ensure that our Board members remain knowledgeable and informed of the most important business issues facing our Company and have deeper access to talent. Most recently, to help keep directors well informed on the evolving technology landscape, we have provided dedicated trainings on generative AI, partnering with Accenture to support upskilling and tailored content for Directors, accompanied by hands-on workshop sessions using our in-house AI tool, Spark Assist. We also arrange regular updates from management, briefings from external speakers and consultants, and visits with customers and other industry thought leaders.
Throughout their tenure, Directors are encouraged to enroll in educational and training programs. In addition, the full Board receives regular management updates on industry and corporate governance developments affecting the Company and conducts a dedicated and in-depth strategy session at least annually to discuss the most critical strategic issues, opportunities and challenges facing the Company.
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Director Skills, Qualifications and Experience
The Nominating Committee has reviewed with the Board the specific experience, qualifications, attributes and skills of each Director nominee standing for election at this Annual Meeting. The Committee has concluded that each Director nominee has the appropriate skills and qualifications required of Board membership and that each possesses an in-depth knowledge of the Company’s complex global businesses and strategy.
Director Skills Matrix
The following table describes key experience and expertise that our Director nominees collectively possess and that we consider most relevant to the decision to nominate candidates to serve on the Board. A mark in the Director skills matrix below indicates a specific or specialized area of focus or expertise that each Director nominee brings to the Board. Not having a mark does not mean the Director does not possess that qualification or skill.
Additional information regarding the experience and key competencies of each individual Director nominee, as reviewed and considered by the Committee, is provided on pages 19 through 24 of this Proxy Statement.
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Director Nominees
Our Board has nominated the following ten Director nominees to stand for election at the Annual Meeting to serve one-year terms that will expire at the 2027 Annual Meeting. All nominees are currently serving as Directors of the Company and, with the exception of Hubert Joly and Robert Moritz, have been previously elected by our shareholders. William Green, a current director, is not standing for reelection. Set forth below is information regarding each of the ten Director nominees.
Please see pages 112 through 117 of this Proxy Statement for voting information. For each Director nominee’s biography, we have highlighted certain notable skills and qualifications that the Nominating Committee reviewed and considered when recommending the Director nominee. Committee membership is identified for appointments held as of February 1, 2026.
Marco Alverà, 50 (E)
Independent Director Since 2017	Committees: Finance (Chair), Executive, Audit Other Current Listed Company Directorships: None Recent Former Public Company Directorships: Snam, s.p.A.

Career Highlights
Marco Alverà is Group Chief Executive Officer of Tree Energy Solutions, an LNG and new energy company, since June 2022 and Co-Founder of Zhero. Previously, he served as Chief Executive Officer of Snam S.p.A., Europe’s leading natural gas utility, from 2016 to 2022. Prior to joining Snam in 2016, Mr. Alverà held a number of senior management and operational leadership positions at Eni S.p.A., among them, Head of Eni’s commodities trading and shipping business, and Senior EVP of Upstream business. He has participated in the upstream, midstream and downstream aspects of the oil and gas industry. Prior to Eni S.p.A., Mr. Alverà served as Head of Group Strategy at Enel S.p.A., a multinational power company functioning in the gas and electricity sectors, particularly in Europe and Latin America. He also served as Chief Financial Officer of Wind Telecomunicazioni S.p.A. and co-founded Netesi, Italy’s first broadband ADSL company. Mr. Alverà started his career in M&A at Goldman Sachs.
Other Professional Experience and Community Involvement
Mr. Alverà sits on the board of the Cini Foundation in Venice. He is a co-founder of the Kenta Foundation and co-founder and CEO of Zhero, since 2022. Mr. Alverà wrote the books “Generation H” (Mondadori), “The Hydrogen Revolution” (Basics Book), and “Zhero” (Salani editori). He was a visiting fellow at Oxford University and is a frequent speaker and lecturer on business, sustainability, and energy markets.

(E) — Audit Committee Financial Expert
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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Martina Cheung, 50 | President and Chief Executive Officer
Director Since 2024	Committees: Executive Other Current Listed Company Directorships: None

Career Highlights
Martina Cheung is President, CEO, and a member of the Board of Directors of S&P Global. Previously, Ms. Cheung was President of S&P Global Ratings and served as the Executive Lead of S&P Global Sustainable1. Earlier, she was President of S&P Global Market Intelligence. Ms. Cheung joined the Company in 2010 as Vice President of Operations for S&P Global Ratings and went on to serve as S&P Global’s Chief Strategy Officer. She also was Head of Risk Services for S&P Global Market Intelligence. Prior to joining S&P Global, Ms. Cheung worked for Accenture’s Financial Services Strategy group and later as a Partner at Mitchell Madison Consulting.
Other Professional Experience and Community Involvement
Ms. Cheung was named one of the Most Powerful Women in Finance by American Banker and included on the list of Influential Women in Institutional Investing by Pensions & Investments in 2024. Also in 2024, INvolve named her to its 100 Empower Executives list for the second consecutive year. Ms. Cheung received the Merit Award from The Women’s Bond Club in 2022. In addition, she was honored at the 2022 Ascend A-List Awards for advancing Pan-Asian professionals, and she was inducted into the Academy of Women Leaders by the YWCA New York City in 2016.
Ms. Cheung is a member of the Council on Foreign Relations, the Economic Club of New York, and served on the U.S. Commodity Futures Trading Commission’s (CFTC) subcommittee on Climate-Related Market Risk.
Ms. Cheung was a member of the Board of CRISIL, a global analytics company and India’s leading credit ratings agency.
She holds a bachelor’s degree in commerce and a master’s degree in business studies from National University of Ireland, Galway.

Jacques Esculier, 66 (E)
Independent Director Since 2022	Committees: Audit, Finance Other Current Listed Company Directorships: None Recent Former Public Company Directorships: Daimler Truck Holding AG; WABCO Holdings Inc.

Career Highlights
Mr. Esculier served as Chief Executive Officer and Director of WABCO Holdings Inc. from July 2007 until his retirement in May 2020 when the company was acquired. From May 2009 until his retirement, he also served as Chairman of the Board of WABCO Holdings. Prior to July 2007, Mr. Esculier served as Vice President of American Standard Companies Inc. and President of its Vehicle Control Systems business, a position he had held since January 2004. Prior to holding that position, Mr. Esculier served in the capacity of Business Leader for American Standard’s Trane Commercial Systems’ Europe, Middle East, Africa, India & Asia Region from 2002 through January 2004. Prior to joining American Standard in 2002, Mr. Esculier spent more than six years in leadership positions at AlliedSignal/Honeywell Aerospace. He was Vice President and General Manager of Environmental Control and Power Systems Enterprise based in Los Angeles and Vice President of Aftermarket Services- Asia Pacific based in Singapore. Mr. Esculier was a member of the board of directors of Pentair PLC from 2014 until May 2020.
Other Professional Experience and Community Involvement
Mr. Esculier was awarded the U.S. Army Commander’s Award for Civilian Service related to work on helicopters of NASA. Mr. Esculier holds a Master of Science in General Sciences from Ecole Polytechnique de Paris, a Master of Science in Aerospace from Institut Superieur de l’Aeronautique et de l’Espace and an MBA from INSEAD.

(E) — Audit Committee Financial Expert
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Stephanie Hill, 61
Independent Director Since 2017	Committees: Compensation (Chair), Executive, Nominating Other Current Listed Company Directorships: None

Career Highlights
Ms. Hill is President, Rotary and Mission Systems, of Lockheed Martin. Since joining Lockheed Martin in 1987 as a software engineer,
Ms. Hill has held positions of increasing responsibility including: Executive Vice President, Senior Vice President, Enterprise Business
Transformation; Deputy Executive Vice President of RMS; Senior Vice President, Corporate Strategy and Business Development; Vice
President & General Manager of Cyber, Ships & Advanced Technologies; Vice President & General Manager of Information Systems &
Global Solutions Civil business; Vice President of Corporate Internal Audit; and Vice President & General Manager of the Electronic Systems Mission Systems & Sensors business.
Other Professional Experience and Community Involvement
Ms. Hill has been recognized for her career achievements and community outreach, especially in the advancement of STEM education. She was listed among Savoy Magazine’s 2020 Most Influential Black Executives in Corporate America; Black Enterprise’s 2019 Most Powerful Women in Corporate America; EBONY Magazine’s Power 100; and Computerworld’s Premier 100 IT Leaders. Ms. Hill was named as the U.S. Black Engineer of the Year by Career Communications Group in 2014 and was honored by The World Trade Center Institute in 2015 with their Maryland International Business Leadership Award. In 2013, she received the Corporate Heroine in Technology Award from the March of Dimes and the Armed Forces Communications and Electronics Association. Deeply committed to the development of others, Ms. Hill serves as a mentor to many students and professionals.
Ms. Hill graduated with high honors from the University of Maryland, Baltimore County with a Bachelor of Science degree in computer science and economics. She received an honorary doctorate from the university in 2017.

Rebecca Jacoby, 64
Independent Director Since 2014	Committees: Audit (Chair), Executive, Finance Other Current Listed Company Directorships: None Recent Former Public Company Directorships: Quantum Corporation

Career Highlights
Ms. Jacoby was Senior Vice President, Operations of Cisco Systems, Inc., a worldwide leader in IT networking, until her retirement in
January 2018. She was promoted to the role in July 2015 and was responsible for driving profitable growth and enabling operational excellence. She oversaw the supply chain, global business services, security and trust, and IT organizations. In her former role as Cisco’s CIO from 2006 to 2015, she made the Cisco IT organization a strategic business partner, producing significant business value for Cisco in the form of financial performance, customer satisfaction and loyalty, market share, and productivity. Since joining Cisco in 1995, she held a variety of leadership roles in operations, manufacturing and IT. Prior to joining Cisco, she held a range of planning and operations positions with other companies in Silicon Valley. Her extensive understanding of business operations, infrastructure and application deployments, as well as her knowledge of products, software and services helped her advance Cisco’s business through the use of Cisco technology. Since 2019, she serves on the Advisory Board of ParkourSC, a provider of IoT tracking solutions creating continuous visibility into the location, condition and context of material goods and assets. Ms. Jacoby formerly served on the Board of Apptio, Inc., which provides cloud-based technology business management solutions to enterprises, from 2018 until its acquisition by Vista Equity Partners in January of 2019, as well as the Board of Quantum Corporation, which provides technology and services to help customers capture, create and share digital content, from 2019 to 2023.
Other Professional Experience and Community Involvement
Ms. Jacoby spent six years on the board of the Second Harvest Food Bank of Santa Clara and San Mateo Counties and is a founding member of the Technology Business Management Council. Known for her strong track record of operational excellence, innovative problem solving and talent development, she was inducted into the CIO Hall of Fame by CIO magazine and was recognized by Forbes as a “Superstar CIO” in 2012.

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Hubert Joly, 66 (E)
Independent Director Since 2026	Committees: Audit, Compensation Other Current Listed Company Directorships: Johnson & Johnson Recent Former Public Company Directorships: Ralph Lauren Corporation; Best Buy Co., Inc.

Career Highlights
Mr. Joly is the former Chairman and Chief Executive Officer of Best Buy Co., Inc., where he served from 2012 to 2020. Mr. Joly is also currently a member of the Board of Directors of Johnson & Johnson, a senior lecturer at Harvard Business School, and a member of the board of trustees of the New York Public Library. Previously, he served as President and Chief Executive Officer of Carlson from 2008 to 2012, after he joined Carlson in 2004 as President and Chief Executive Officer of Carlson Wagonlit Travel. He also previously served as Executive Vice President, American Assets of Vivendi Universal from 2002 to 2004 and in various other positions at Vivendi Universal since 1999.
Other Professional Experience and Community Involvement
Mr. Joly previously served on the boards of Ralph Lauren Corporation, Carlson, The Rezidor Hotel Group, The Minneapolis Institute of Arts, and the World Travel and Tourism Council.

(E) — Audit Committee Financial Expert
Ian Livingston, 61
Independent Director Since 2020	Committees: Compensation, Executive (Chair), Nominating Other Current Listed Company Directorships: National Grid plc Recent Former Public Company Directorships: Currys plc

Career Highlights
Ian Livingston (Lord Livingston of Parkhead) was CEO of BT Group plc, the UK telecommunications provider, from 2008-2013, and Minister for Trade and Investment, responsible for UK trade and inward investment, from 2013-2015. He is also a Senior Independent Director of National Grid plc, one of the world’s largest publicly listed utilities, as well as a Non Executive Chair of the Business Growth Fund, a major investor in growth businesses in UK and Ireland. He was previously Chairman of Currys plc, one of Europe’s largest retailers of consumer electronics and the FTSE 250 fund manager, Man Group plc. He has also been CFO of BT Group plc and Dixons Group plc, at the time being the youngest CFO in the FTSE 100. Other non-executive experience includes Non-Executive Director and Chair of Audit Committee of the luxury hotels group, Belmond Ltd and Celtic plc.
Other Professional Experience and Community Involvement
Lord Livingston is also a member of the House of Lords in the UK Parliament.

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Robert Moritz, 62 (E)
Independent Director Since 2026	Committees: Audit, Nominating Other Current Listed Company Directorships: Walmart Inc.; Northern Trust Corp.

Career Highlights
Robert Moritz was the Global Chairman of PricewaterhouseCoopers LLP (“PwC”), where he served from 2016 to 2024. Mr. Moritz is currently a member of the Board of Directors of Walmart, where he sits on the Audit and Technology & eCommerce Committees, and Northern Trust Corporation, where he sits on the Audit and Human Capital & Compensation Committees. In his role as Global Chairman of PwC from 2016-2024, Mr. Moritz led the international network’s leadership teams, set strategy and enhanced the brand of PwC through quality service to their stakeholders. Mr. Moritz spent 39 years with PwC, joining in 1985 and becoming a partner in 1995. He has an audit and assurance background, primarily dealing with financial services, banking and capital markets clients.
During the course of his career, Mr. Moritz spent three years with PwC Japan, working with European and U.S.-based financial services companies operating in Asia. Prior to taking on the global role, Mr. Moritz led the U.S. firm of PwC as its Chairman and Senior Partner for seven years.
Other Professional Experience and Community Involvement
In addition to spending a career focused on the principles of shared value, Mr. Moritz holds several not-for-profit board seats, including Generation Unlimited and SUNY-Oswego College Foundation, his alma mater.

(E) — Audit Committee Financial Expert
Maria Morris, 63
Independent Director Since 2016	Committees: Nominating (Chair), Executive, Finance Other Current Listed Company Directorships: Allstate Corporation; Wells Fargo & Company

Career Highlights
Ms. Morris served on MetLife’s Executive Group for almost a decade (retired September 2017), holding numerous senior leadership positions throughout her 33-year career. From 2011 through her retirement, she was Executive Vice President, MetLife, Inc. and led the company’s Global Employee Benefits (GEB) business. In her role leading MetLife’s GEB business since 2012, she was responsible for expanding MetLife’s employee benefits business in more than 40 countries, broadening relationships and fueling growth across the globe via local solutions and partnerships with multinational corporations, as well as through distribution relationships with financial institutions. She also served as the interim Head of MetLife’s U.S. Business from January 2016 to June 2017, where she was responsible for approximately 60% of MetLife’s operating earnings, post separation of its retail business. She served as MetLife’s Interim Chief Marketing Officer in 2014, where she continued to strengthen MetLife’s brand across the globe. From 2008 to 2011, she led Global Technology and Operations, where she managed a $1.6 billion IT portfolio and a $2.5 billion procurement and real estate budget. She also oversaw the integration of MetLife’s $16.4 billion acquisition of American Life Insurance Company (Alico).
Other Professional Experience and Community Involvement
Ms. Morris presently sits on the Board of Wells Fargo & Company where she chairs the Risk Committee. She is also a Board member of Allstate and privately-held Resolution Life, where she chairs the Compensation Committee. Ms. Morris is the Chair of Catholic Charities of NY and the Chair of the Board of Directors of Helen Keller International.

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BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Gregory Washington, 60
Independent Director Since 2021	Committees: Audit, Compensation Other Current Listed Company Directorships: None

Career Highlights
Dr. Washington is the President of George Mason University, Virginia’s largest and most diverse public research university. He is the former dean of the Henry Samueli School of Engineering at the University of California, Irving (UCI) and former interim dean of the College of Engineering at Ohio State University. Dr. Washington launched his academic career in 1995 as an assistant professor in the Department of Mechanical and Aerospace Engineering in the College of Engineering at Ohio State University. He became an associate professor in 2000 and a professor in 2004. He began serving as the college’s associate dean for research in 2005 and also led the university’s Institute for Energy and the Environment. From 2008 to 2011, Dr. Washington served as interim dean of the Ohio State engineering school, one of the largest in the country.
Dr. Washington has conducted research for NSF, NASA, General Motors, the Air Force Research Laboratory, and the U.S. Army Research Office, among others. He has served as a member of the U.S. Air Force Scientific Advisory Board, NSF Engineering Advisory Committee, Institute for Defense Analyses, the Octane Board of Directors and other boards. Dr. Washington also is past chair of the Engineering Deans Council of the American Society for Engineering Education and a Fellow of the American Society of Mechanical Engineers. He previously served on the board of directors for Algaeventure Systems Inc. and EWI Inc.
Other Professional Experience and Community Involvement
Dr. Washington sits on the Board of WGL, one of the oldest utilities in the country. Dr. Washington also sits on the Board of Trustees of Internet2, a nonprofit organization that provides cloud solutions and research support services for higher education, research institutions, government, and cultural organizations. Dr. Washington earned his bachelor’s and master’s degrees and his PhD, all in mechanical engineering, at North Carolina State University.

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Committees of the Board of Directors
The Company has standing Nominating, Audit, and Compensation Committees. The Chair of each Committee reports to the full Board following each regularly scheduled committee meeting and as appropriate from time to time. Each standing Committee has a Charter that is reviewed by the respective Committee at least annually and by the Nominating Committee on a regular basis. In addition to these three standing Committees, the Board has an Executive Committee and a Finance Committee. A brief description of the Committees follows.
Maria Morris (Chair) Other Members: William Green* Stephanie Hill Ian Livingston Robert Moritz All current members of the Committee are independent as defined in the rules of the NYSE	Nominating and Corporate Governance Committee

Roles & Responsibilities
The Nominating Committee’s primary responsibilities include, among other matters:
•
Recommending to the Board the general criteria for selection of Director nominees and evaluating possible candidates to serve on the Board;

•
Determining whether any material relationship between a non-management Director and the Company might exist that would affect that Director’s status as independent;

•
Making recommendations, from time to time, to the Board as to matters of corporate governance, corporate responsibility, and reputational risk management;

•
Overseeing the Board’s annual self-evaluation process and monitoring the performance of the Board, the Board’s committees, Board leadership, and individual directors; and

•
Reviewing with the Board succession plans for the Chief Executive Officer.

Committee Advisors
The Committee periodically engages the services of Pay Governance LLC, an independent compensation consultant, to review director compensation, and various independent third-party search firms to assist with Board succession planning and new director searches. In 2025, the Committee engaged the services of Heidrick & Struggles, to assist with Board succession planning, new director searches, and related communications, including with respect to the selection and announcement of the recent appointments of Hubert Joly and Robert Moritz to the Board, effective January 2, 2026 and February 1, 2026, respectively.

*Mr. Green will retire from our Board at the 2026 Annual Meeting.
Marco Alverà (Chair) Other Members: Jacques Esculier Rebecca Jacoby Maria Morris All current members of the Committee are independent as defined in the rules of the NYSE	Finance Committee

Roles & Responsibilities
The Finance Committee’s primary responsibilities include, among other matters:
•
Overseeing the Company’s capital allocation program, structure, and management;

•
Reviewing and approving the annual capital plan and budget (including stress testing of the capital plan) and the annual dividend and shareholder repurchase programs in coordination with the Board;

•
Reviewing and approving the Company’s treasury strategy, including cash management, liquidity position, and recommendations regarding capital structure (subject to delegation of authority thresholds);

•
Reviewing and approving capital expenditures and investments (subject to delegation of authority thresholds), including acquisitions, divestitures, joint ventures, and other strategic transactions; and

•
Reviewing methods of obtaining financing for the Company’s expenditures and investments.

       2026 Proxy Statement       25

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Stephanie Hill (Chair) Other Members: William Green* Hubert Joly Ian Livingston Gregory Washington All current members of the Committee are independent as defined in the rules of the NYSE	Compensation and Leadership Development Committee

Roles & Responsibilities
The Compensation Committee’s primary responsibilities include, among other matters:
•
Establishing an overall total compensation philosophy for the Company, which it periodically reviews;

•
Administering and interpreting the Company’s incentive compensation plans, including the Key Executive Short-Term Incentive Compensation Plan, the 2019 Stock Incentive Plan, and all other compensation and benefits plans in which the Company’s senior management participates;

•
Establishing performance objectives and approving awards and payments in connection with the Company’s incentive compensation plans to ensure consistency with the Company’s financial and strategic plans and objectives;

•
Reviewing and approving the goals and objectives for the Chief Executive Officer’s performance, evaluating the Chief Executive Officer’s performance, and establishing the Chief Executive Officer’s total compensation;

•
Establishing and approving the compensation to be paid to the Executive Leadership Team and approving the overall design of the total executive compensation program to ensure it is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage;

•
Reviewing the succession and development plans for executives and other key talent below the direct reports to the Chief Executive Officer;

•
Overseeing and reviewing the Company’s culture and policies and strategies related to human capital management;

•
Reviewing, on at least an annual basis, the Company’s compensation plans and programs to ensure they do not encourage unnecessary or imprudent risk-taking; and

•
Providing oversight of the Company’s clawback and pay recovery policies.

Governance, Operations & Procedures
All current members of the Committee are independent as defined in the rules of the NYSE and qualify as “non-employee directors” (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).
Committee Advisors
The Committee has sole authority to retain and terminate all external consultants, to commission surveys or analyses that it determines necessary to fulfill its responsibilities, and to approve the fees of all such external consultants.
The Committee utilizes the services of Pay Governance LLC as its external compensation advisor for all matters concerning the Company’s senior management compensation programs. Pay Governance LLC provides no other executive compensation consulting or other services to the Company or its management other than advice provided to the Nominating and Corporate Governance Committee on an ad-hoc basis with respect to director compensation. Pay Governance LLC works in cooperation with Company management on matters that come before the Committee but always in its capacity as the Committee’s independent advisor and representative. In accordance with the Committee’s policy on assessing advisor independence, the Committee determined in 2025 that there were no conflicts of interest or issues related to independence that would impact the advice to the Committee from Pay Governance LLC.
The Committee has entered into a consulting agreement with Pay Governance LLC that specifies the nature and scope of its responsibilities, which are further described on page 43 of this Proxy Statement.

*Mr. Green will retire from our Board at the 2026 Annual Meeting.
26       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Rebecca Jacoby
(Chair)
Other Members:
Marco AlveràE
Jacques EsculierE
Hubert JolyE
Robert MoritzE
Gregory Washington
All current members of the Committee are independent as defined in the rules of the NYSE
E Denotes Committee members who are considered “financial experts” as defined in the rules of the SEC and NYSE
Audit Committee

Roles & Responsibilities
The Audit Committee oversees the accounting and financial reporting processes of the Company, the audits of the Company’s financial statements, and the Company’s risk management process and compliance programs. As part of these responsibilities, the Audit Committee’s primary duties include, among other matters, assisting with the Board’s oversight of:
•
The integrity of the Company’s financial statements;

•
The Company’s compliance with legal and regulatory requirements;

•
The independent auditor’s qualifications and independence;

•
The performance of the Company’s internal audit function and independent auditors;

•
The Company’s internal accounting controls, disclosure controls and procedures, and internal controls over financial reporting; and

•
Key risks of the Company.

Governance, Operations & Procedures
Additional information regarding the Committee’s governance, operations and procedures is provided below:
•
The Board has determined that all members of the Audit Committee are financially literate, and four members of the Audit Committee qualify as “financial experts” as defined in the rules of the SEC and the NYSE. There is a brief listing of the qualifications of the Director nominees who are Committee members in their respective biographies on pages 19 through 24 of this Proxy Statement.

•
The Audit Committee Report, starting on page 106 of this Proxy Statement, summarizes certain important actions of the Committee taken during the Company’s 2025 fiscal year.

Ian Livingston (Chair) Other Members: Marco Alverà Martina Cheung Stephanie Hill Rebecca Jacoby Maria Morris	Executive Committee

Roles & Responsibilities
•
The Executive Committee has all the authority of the Board, except for those actions not permitted by Section 712 of the Business Corporation Law of the State of New York, which include amending the Company’s By-Laws, filling Board or Committee vacancies, and fixing director compensation, among other restrictions.

•
The Chairman of the Board serves as the Chair of the Executive Committee.

       2026 Proxy Statement       27

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

Membership and Meetings of the Board and Its Committees
In 2025, no Director attended fewer than 75 percent of the aggregate of the total number of meetings of the Board and the Committees on which he or she served. Committee membership for each Director as of the end of fiscal year 2025 and the number of meetings of the full Board and each Committee held during 2025 are shown in the table below. The Board held 9 meetings in 2025.
	Audit	Compensation	Executive	Finance	Nominating
Marco Alverà	•		•	Chair
Martina Cheung			•
Jacques Esculier	•			•
Gay Huey Evans (2)
William Green (1)		•			•
Stephanie Hill		Chair	•		•
Rebecca Jacoby	Chair		•	•
Robert Kelly (2)
Ian Livingston		•	Chair		•
Maria Morris			•	•	Chair
Douglas Peterson (2)
Richard Thornburgh (2)
Gregory Washington	•	•
Number of 2025 Meetings	11	8	—	8	6
(1)
Mr. Green is not standing for re-election and will retire from our Board at the 2026 Annual Meeting.

(2)
Ms. Huey Evans and Messrs. Kelly, Peterson, and Thornburgh retired from the Board at the Annual Meeting of Shareholders on May 7, 2025.

In 2025, the independent Directors met in executive sessions at least 6 times without any member of management present. Current committee composition for fiscal year 2026 is reflected on pages 25 through 27 of this Proxy Statement.
Annual Meeting Attendance
It is the Company’s policy that, subject to illness or an unavoidable schedule conflict, all Directors will attend and be introduced at the Annual Meeting. All of our Directors who were then Directors attended the 2025 Annual Meeting.
Executive Sessions
Executive sessions of our independent directors are held at each regularly scheduled Board meeting. Each session is chaired by the independent Chair of the Board who may, at his discretion, invite the Company’s President and Chief Executive Officer, other employees or independent outside advisors or experts to participate.
Director and Officer Indemnification and Insurance
Each Director and certain of our executive officers have entered into an indemnification agreement with the Company that provides indemnification for judgments and amounts paid in settlement and related expenses to the fullest extent permitted under the applicable provisions of the New York Business Corporation Law. Indemnification will be reduced to the extent that a Director or executive officer is indemnified by the Company’s Directors’ and Officers’ liability insurance.
The Company has for many years had an insurance program in place that provides Directors’ and Officers’ liability insurance coverage. The Company’s current insurance coverage was purchased for the period of May 15, 2025 to May 15, 2026 for a premium of approximately $3.8 million. This insurance is provided by a consortium of carriers that includes: AIG, Berkshire Hathaway Specialty Insurance, Great American, Travelers, Nationwide, Sompo, CNA, Starr, Zurich American Insurance Company, Ascot, Liberty, Swiss Re, Canopius, Westfield, Axis, Allianz, Falcon, Scor, Vantage Falcon. This program also includes additional capacity dedicated to providing excess coverage for Directors and certain of our executive officers when the Company cannot indemnify them. The additional capacity is provided by the following consortium of carriers: AIG; RLI; Berkshire Hathaway Specialty Insurance; Continental Casualty Company; Berkeley Insurance Company; XL; RLI, U.S. Specialty Insurance Company; Zurich American Insurance Company; and Travelers.
28       2026 Proxy Statement

BOARD OF DIRECTORS AND CORPORATE GOVERNANCE (continued)

The Company also maintains a fiduciary liability insurance program that covers Directors and employees who serve as fiduciaries for our employee benefit plans. This coverage, subject to a number of standard exclusions and certain deductibles, indemnifies the Directors and employees from alleged breaches of fiduciary or administrative duties, as defined in the Employee Retirement Income Security Act of 1974 or similar laws or regulations outside the United States. The Company’s current fiduciary liability coverage was purchased for the period of May 15, 2025 to May 15, 2026 for a premium of approximately $328,000. This insurance is provided by a consortium of carriers that includes: Sompo; Westfield; AIG; AXA XL and Nationwide.
Transactions with Related Persons
Michael Eager, the brother of William Eager, President, S&P Global Mobility, was employed by us as the Chief Revenue Officer of automotiveMastermind in the year ended December 31, 2025. He received cash compensation of $646,596 for 2025 as well as equity compensation with an aggregate grant date fair value of $124,361. In connection with the appointment of William Eager as President, S&P Global Mobility and CEO designate upon the planned separation of S&P Global Mobility, the decision was made to transition Michael Eager’s duties. In connection with such transition, Michael Eager received cash payments in 2026 totaling $500,000 in the aggregate related to, and contingent on, the successful transition of his duties.
From time to time, shareholders that own more than five percent of our common stock subscribe to, license or otherwise purchase, in the normal course of business, certain of our products and services. These transactions are negotiated on an arm’s-length basis and are subject to review by the Company’s Nominating Committee as described below. During 2025, BlackRock, Inc. and The Vanguard Group, Inc. and/or their respective affiliates subscribed to, licensed or otherwise purchased in the normal course of business, certain of our products and services. Revenues recognized by us from subscriptions, licenses and other fees related to our products and services by BlackRock, Inc. and The Vanguard Group, Inc., and/or their respective affiliates, for fiscal 2025 were approximately $219.2 million and $101.2 million, respectively.
The Company’s Nominating Committee reviews and considers transactions with related persons under the Company’s written policy that requires the Committee to review and approve any related person transactions. Under the policy, all related persons are required to promptly notify our Corporate Secretary of any proposed related person transaction. Following notice to our Corporate Secretary, the proposed transaction is then presented to the Nominating Committee for its review and consideration at the next Committee meeting. Any ongoing and previously approved related person transactions will be reviewed by the Committee on an annual basis. In reviewing any proposed (or previously approved and ongoing) related person transaction, the Committee must consider all relevant facts and circumstances, including, without limitation, the commercial reasonableness of the terms, the benefit and perceived benefit, or lack thereof, to the Company, opportunity costs of alternate transactions, the materiality and character of the related person’s direct or indirect interest, and the actual or apparent conflict of interest of the related person. Approval of a related person transaction (or ratification of a previously approved and ongoing related person transaction) will be given only if it is determined by the Committee that such transaction is in (or not inconsistent with) the best interests of the Company and its shareholders.
       2026 Proxy Statement       29

ITEM 2. PROPOSAL TO APPROVE, ON AN ADVISORY BASIS, THE EXECUTIVE
COMPENSATION PROGRAM FOR THE COMPANY’S NAMED EXECUTIVE OFFICERS
Under SEC rules, the Company is required to provide its shareholders with the opportunity to cast an advisory vote on the executive compensation program for the Company’s named executive officers. This proposal is frequently referred to as a “Say-on-Pay” vote, which is required under Section 14A of the Securities Exchange Act. Shareholders voted, on an advisory basis, in favor of casting the advisory Say-on-Pay vote on an annual basis most recently at the 2023 Annual Meeting.
The Company’s executive compensation program is intended to attract, motivate and reward the executive talent required to achieve our corporate objectives and increase shareholder value. We believe that our executive compensation program is both competitive and strongly focused on pay-for-performance principles, and provides an appropriate balance between risk and rewards. Our executive compensation program:
•
aligns compensation with shareholder value on an annual and long-term basis through a combination of base pay, annual cash incentives and long-term stock-based incentives;

•
includes a mix of compensation elements that emphasizes performance results, with approximately 92% of CEO and 82% of our other NEOs’ 2025 total target annual compensation opportunity composed of variable, incentive-based at-risk pay, with a substantial portion contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives;

•
delivers annual incentive payouts based on the achievement of approved quantitative performance goals, which were based on 2025 non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue enterprise-level Company goals and, as appropriate for our division leaders, division-level goals;

•
aligns the interests of executives with those of shareholders through long-term stock-based incentives composed of Performance Share Units that are based on the achievement of non-GAAP ICP Adjusted EPS targets. The Performance Share Unit awards granted in 2025 vest at the end of a three-year award cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a three-year cumulative non-GAAP ICP Adjusted EPS goal; and

•
has features designed to mitigate risks and further align executive compensation with shareholder interests, including stock ownership requirements, multiple pay recovery (clawback) policies, an anti-hedging and pledging policy and limited perquisites.

Our executive compensation program is described in the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures required by the disclosure rules of the SEC, all of which are found in this Proxy Statement. In particular, the Compensation Discussion and Analysis, beginning on page 31 of this Proxy Statement, describes the Company’s executive compensation program in detail, and we encourage you to review it.
Since the vote on this proposal is advisory, it is not binding on the Company. Nonetheless, the Compensation and Leadership Development Committee, which is responsible for approving the overall design and administering certain aspects of the executive compensation program, will take into account the outcome of the vote when making future executive compensation decisions. The Board of Directors recommends that you approve the following resolution that will be submitted for a shareholder vote at the 2026 Annual Meeting in support of the Company’s executive compensation program:
RESOLVED: That the shareholders of the Company approve, on an advisory basis, the executive compensation program for the Company’s named executive officers as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, related compensation tables and other narrative executive compensation disclosures included in the Proxy Statement for this Annual Meeting.
Your Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
30       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE COMPENSATION MATTERS
COMPENSATION DISCUSSION AND ANALYSIS
The Compensation and Leadership Development Committee of our Board of Directors (the “Compensation Committee” or the “Committee”), comprised of independent Directors, oversees our compensation program for senior executives on behalf of our Board. This Compensation Discussion and Analysis (“CD&A”) describes our named executive officer compensation program and the basis for the compensation paid to our named executive officers for 2025, as well as certain key compensation decisions that have been approved for our named executive officers for 2026.

*
Our CD&A, found on pages 31 through 72 of this Proxy Statement, includes adjusted financial measures that are not prepared in accordance with generally accepted accounting principles (“GAAP”). For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A. The non-GAAP financial measures included in this Proxy Statement have been provided in order to show investors how our Compensation Committee views the Company's performance as it relates to the compensation program for our named executive officers.

       2026 Proxy Statement       31

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

I. EXECUTIVE SUMMARY AND 2025 FINANCIAL PERFORMANCE
2025 Named Executive Officers
The named executive officers (“NEOs”) of the Company for 2025 who are current executive officers are as follows:

Martina Cheung	Eric Aboaf	William Eager	Saugata Saha	Steven Kemps
President and Chief Executive Officer	Executive Vice President, Chief Financial Officer*	President, S&P Global Mobility**	President, S&P Global Market Intelligence; Chief Enterprise Data Officer	Executive Vice President, Chief Legal Officer
*
Mr. Aboaf joined the Company as EVP, Chief Financial Officer (“CFO”) on February 19, 2025.

**
Mr. Eager was promoted from CEO of CARFAX to President of S&P Global Mobility, effective August 15, 2025. Upon the completion of the planned separation of the Mobility division, Mr. Eager will become the CEO of the stand-alone public company Mobility Global Inc.

The following individuals were also NEOs for 2025; however, their role with the Company has changed, as described directly below.
•
Christopher Craig — Mr. Craig, our Corporate Controller, Chief Accounting Officer, served as our Interim Chief Financial Officer from February 12, 2024 until Mr. Aboaf joined the Company on February 19, 2025. Mr. Craig also assumed an expanded role during 2025 as part of a strategic organizational redesign of the Finance function.

•
Daniel Draper — Mr. Draper ceased serving as the Chief Executive Officer of S&P Dow Jones Indices effective November 1, 2025, in advance of his upcoming departure from the Company in June, 2026. Catherine Clay was hired as the Chief Executive Officer of S&P Dow Jones Indices effective November 1, 2025. For more information regarding Mr. Draper’s termination of employment, see page 85 of this Proxy Statement.

Compensation Philosophy
Our people are the foundation of our business. Maintaining a performance-driven culture is intrinsically aligned to our enterprise mission of Advancing Essential Intelligence and is one of the key components of our compensation philosophy. Our compensation philosophy is focused on rewarding excellence in leadership, navigating the successful implementation and execution of our business strategy and building sustainable growth by linking a significant portion of executive pay to multiple performance metrics tied to short-term and long-term shareholder value creation. By connecting executive pay outcomes to drivers of sustained shareholder value, we implement our compensation practices with transparency and within the framework of pay-for-performance in a manner that we believe helps us attract and retain the highest-quality global executive talent at our leadership levels. Our compensation philosophy also emphasizes strong governance, risk management and alignment with evolving market best practices.
32       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Financial Performance Highlights
Financial Performance
During 2025, the Company achieved strong revenue growth across all divisions, and delivered meaningful margin expansion and diluted EPS growth. In addition, the Company gained momentum in strategic focus areas including private markets and energy expansion, as well as artificial intelligence through new product and feature launches and collaborations. Below are key achievements during the year that demonstrate the value we brought to our customers and our focus on long-term shareholder value creation.
FISCAL YEAR 2025 COMPANY HIGHLIGHTS
REVENUE	NET INCOME GAAP	DILUTED EPS GAAP	DIVIDENDS & SHARE BUYBACKS
$15.336B UP 8% YoY	$4.471B 1 UP 16% YoY	$14.66 UP 19% YoY	$6.2B
1 Reflects GAAP net income attributable to S&P Global Inc.
During 2025, the Company made substantial progress on its medium-term strategies. Performance during the year reflected strong execution, as well as benefits realized from the first full year of the Chief Client Office and the Enterprise Data Office. We returned $6.2 billion to shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases. The Company also took steps to optimize our business portfolio with the acquisitions of With Intelligence, ORBCOMM AIS, TeraHelix and ARC Research, the divestment of OSTTRA and the initiation of the separation of our Mobility division into a stand-alone public company. These actions helped put us in a position to grow in markets where we can leverage our strengths across the entire enterprise.
Incentive Compensation Program Financial Metrics Performance
The Compensation Committee uses three key financial measures to assess executive officer performance: (1) non-GAAP Incentive Compensation Program (“ICP”) Adjusted Revenue (“non-GAAP ICP Adjusted Revenue”); (2) non-GAAP ICP Adjusted Earnings before Interest, Taxes and Amortization Margin (“non-GAAP ICP Adjusted EBITA Margin”); and (3) non-GAAP ICP Adjusted Diluted Earnings Per Share (“non-GAAP ICP Adjusted EPS”).
(1)
Key Executive Short-Term Incentive Compensation Plan (“STIC”).

(2)
For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.

(3)
Year-over-year (“YOY”).

       2026 Proxy Statement       33

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Total Shareholder Return
In 2025, our total shareholder return was approximately 6%, which was slightly above the 5% return of our Form 10-K peer group, but below the 18% return of the S&P 500. As indicated in the performance graph below, our cumulative total shareholder return over the previous five years was 7% higher than our Form 10-K peer group and 16% lower than the performance indicator of the S&P 500.

Returns assume $100 invested on December 31, 2020 and total return includes reinvestment of dividends through December 31, 2025. Reflects the peer group used in the Company’s Form 10-K filed with the SEC on February 11, 2026, consisting of: Moody’s Corporation, CME Group Inc., MSCI Inc., FactSet Research Systems Inc., Verisk Analytics, Inc. and Intercontinental Exchange, Inc.

Significant Business Milestones
In 2025, we achieved meaningful progress advancing key initiatives in support of both our prior enterprise strategy to Power Global Markets and new strategy to Advance Essential Intelligence:
Customer at the Core
•
Elevated engagement with our customers through our Chief Client Office (“CCO”), enabling us to bring the full breadth and depth of our products and services

•
Delivered increased customer value through investments in our user experience and strategic growth areas, including private markets and energy expansion, and enterprise capabilities, including AI

•
Formed collaborations across the AI ecosystem, including with Anthropic, Google, IBM, and Microsoft, ensuring our customers can harness our data through their preferred platforms

•
Fortified Ratings analytical capacity and domain expertise, enhancing our ability to address customer demand in another year of record issuance

•
Launched Kensho Labs, a dedicated team of AI experts to collaborate with CCO customers to co-develop AI products

Grow and Innovate
•
Achieved double-digit revenue growth in our Private Market Solutions products. We also formed a strategic collaboration with Cambridge Associates and Mercer and acquired With Intelligence. Together with our existing private markets data and analytics, this combination will allow us to scale our private markets initiatives

•
Expanded our offerings in Decentralized Finance with the S&P 500 Index on-chain in collaboration with Centrifuge, the Stablecoin Stability Assessment on-chain in collaboration with Chainlink, and the S&P Digital Markets 50 Index, a S&P Dow Jones crypto index

•
•
Achieved a number of competitive wins and secured several large multi-year contracts throughout the year, with the support of the Chief Client Office

•
Began executing on our next phase of growth with our mission to Advance Essential Intelligence, which includes three key strategic priorities:

◦
Advance Market Leadership: Delivering market-leading value proposition through best-in-class products, including world-class benchmarks and highly differentiated data

◦
Expand High-Growth Adjacencies: Accelerating in high-growth adjacencies such as private markets, energy expansion, supply chain intelligence, wealth and decentralized finance, alongside leading-edge AI and technology, such as blockchain and quantum computing

◦
Amplify Enterprise Capabilities and AI: Enabling growth, innovation, and operating leverage through our integrated operating model that removes silos across enterprise data, enterprise technology, and client coverage teams

34       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Data and Technology
•
Continued to strengthen our offerings through AI enhancements, including Automated Data Ingestion for iLEVEL, Capital IQ Pro Document Intelligence 2.0 and RatingsDirect CreditCompanion™

•
Amplified our enterprise capabilities with the deployment of our Enterprise Data Office (“EDO”), enabling a faster response to client demand for flexible delivery, data interoperability and AI-readiness, increasing productivity internally and facilitating standardization on best-in-class tools

•
Enabled seamless access to trusted financial and market data across AI applications and customer environments through Kensho, leveraging novel solutions such as the Kensho LLM-ready API, Model Context Protocol (MCP) servers and data retrieval agents

•
Launched the SPICE® IndexBuilder™, a service platform that significantly streamlines the design, testing and ordering of custom indices

Lead and Inspire
•
Accelerated AI enablement, digital literacy and upskilling efforts, including achieving 100% completion of our “AI for Everyone” training, hosting innovation hackathons with 10,000 employee participants and announcing Eightfold AI as our skills and talent intelligence platform

•
Created a unified, one-stop access point for learning that simplifies discovery and embeds continuous learning at scale, with more than 300,000 course completions and 193,000 learning hours

•
Expanded community impact with employee engagement increasing 18% year-over-year, with more than 10,800 volunteers contributing over 78,300 hours in support of more than 800 NGOs globally

•
Launched StepForward, our signature philanthropic initiative focused on youth development and AI upskilling, supported by a $10 million commitment over three years from the Company and the S&P Global Foundation

•
Sustained strong employee engagement by continuing to embed our People Forward philosophy, focused on empowering our people and strengthening connection at scale

Execute and Deliver
•
In 2025, reported revenue increased 8% year over year. Net income attributable to the Company grew 16% and diluted earnings per share grew 19%, driven primarily by revenue and operating profit growth in the Company’s Ratings, Indices and Market Intelligence divisions

•
Strengthened our portfolio through strategic acquisitions and the divestiture of non-core businesses, allowing us to concentrate on areas with the highest growth potential. We also announced and progressed on our planned separation of our Mobility division into a standalone public company

•
Completed the consolidation of the EDO, and drove meaningful organizational simplification and savings

•
Returned $6.2 billion to our shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases, demonstrating our strong cash flow generation capabilities and our commitment to increase shareholder value while maintaining a disciplined approach to capital allocation

       2026 Proxy Statement       35

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Pay-for-Performance Overview
2025 STIC Funding and 2023-2025 Long-Term Incentive Payout
The Company delivered strong operational and financial performance in 2025. The Company achieved revenue growth across all divisions, as well as strong operating margin expansion and diluted EPS growth. As a result, enterprise level STIC funded at 108.68% of target for 2025 and the 2023 Long-Term Performance Share Unit (“PSU”) Award for the 2023-2025 performance period vested above the target performance level, resulting in a payout at 182.23% of target.
CEO Target Compensation
The graphic to the right shows Target Total Direct Compensation (“TDC”), which is equal to the aggregate of base salary, target annual incentive award opportunity and long-term incentive awards, assuming target performance, for our CEO, Ms. Cheung, in 2024 (in effect as of her appointment as CEO on November 1, 2024), 2025 and 2026. As discussed in further detail in the “Setting Compensation” section beginning on page 44 of this Proxy Statement, in consultation with the independent compensation consultant, the Compensation Committee, as part of an intentional multi-year move toward market competitive compensation levels, and considering Ms. Cheung’s individual performance, determined to increase Ms. Cheung’s target TDC by increasing her base salary, target annual incentive award opportunity and target long-term incentive amount for 2026 as compared to 2025. These compensation adjustments preserve an appropriately balanced pay mix by delivering a majority of such increases through performance-based, at risk compensation. For more information regarding these increases, see pages 55, 63 and 67 of this Proxy Statement.

Say-on-Pay
The Company values shareholder perspectives on our executive compensation program and is committed to maintaining an open and active dialogue with shareholders on executive compensation matters.
Each year, shareholders cast an advisory “Say-on-Pay” vote on the executive compensation program for the Company’s NEOs, and the Compensation Committee carefully considers the outcome of this vote as part of its annual review of the compensation program and executive pay decisions, alongside the feedback received from the Company’s engagement efforts.
We have a history of receiving strong Say-on-Pay results, achieving 93% to 99% shareholder support for our executive compensation program in the Say-on-Pay vote over the prior ten-year period, despite also navigating a series of transformative events over the same period.
At the 2025 Annual Meeting, we received approximately 68.8% shareholder support for Say-on-Pay, which was meaningfully lower than the support we received in prior years, including the support of approximately 96% of the votes cast in the previous year. Our understanding from speaking with shareholders is that the lower 2025 results primarily related to a severance package for the former President of S&P Global Market Intelligence, Adam Kansler, granted to protect key customer relationships and ensure leadership continuity during the 2024 CEO transition, described in more detail below.
36       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Shareholder Outreach
In response to our 2025 Say-on-Pay results, we significantly expanded our shareholder outreach efforts this past year, doubling the number of top investors contacted in prior years, with particular attention to feedback on our compensation program and investor focus areas following the 2025 Say-on-Pay vote.
As part of our expanded outreach program led by the Corporate Secretary, we conducted a multi-phased engagement process of investor outreach during the lead-up to our 2025 Annual Meeting, followed by expanded fall outreach in response to the 2025 Say-on-Pay vote.

Spring Outreach

(Pre-Annual Meeting Outreach)

In response to an against "Say-on-Pay" recommendation by ISS related to a former NEO's enhanced severance package, the **Corporate Secretary conducted targeted proxy-season engagement** in preparation for the 2025 Annual Meeting.

Contacted top 50 shareholders and others, collectively representing approximately 50% of votes **to provide additional context around the rationale** for the enhanced package

Directly engaged with approximately 16% of shares outstanding who accepted our request to speak

Engaged in **email dialogue with an additional approximately 12%** of outstanding shares

Engagement emphasized that the severance package was a **rare and limited deviation from the Senior Executive Severance Plan** to protect key customer relationships and ensure leadership continuity **during the CEO transition**, offered in exchange for extended 24-month restrictive covenants and transition services, as discussed in further detail in the table below.

Fall / Winter Outreach

(Post Annual Meeting Outreach)

During fall and winter 2025 and the beginning of 2026, we reached out to our top 100 shareholders, holding approximately 60% of outstanding shares.

Engagements **focused on our compensation program and Company actions taken in response to our 2025 Say-on-Pay results** to help inform future decision-making and forthcoming proxy disclosure, with some discussion of other governance topics of investor interest.

Contacted top 100 largest shareholders (representing **approximately 60% of votes**), expanding scope of prior off-season and in-season outreach to top 50 shareholders

Held 20 calls with shareholders, **representing approximately 30% of shares outstanding**

Corporate Secretary led engagement conversations, with **select Board Chair participation**; more detailed strategic & financial questions referred to Investor Relations team.

For more information regarding shareholder feedback on other governance related topics, please see pages 10 through 11 of this Proxy Statement.

Shareholder feedback was shared with our Compensation Committee, Nominating Committee and the full Board for consideration, with the full Board receiving updates on key takeaways from our engagement discussions. The feedback from these discussions informed enhancements to both our disclosure and our approach to compensation decision-making going forward, as described below.
Shareholder Feedback
Consistent with our strong Say-on-Pay results in prior years, we continued to receive positive feedback for the overall design, structure and discipline of our executive compensation program. All investors with whom we spoke articulated general support for our executive compensation plans, noting strong pay-for-performance alignment over a sustained period, with reasonable pay outcomes, reflective of actual Company results.
The feedback received during our engagements also reaffirmed that our low 2025 Say-on-Pay result stemmed primarily from Mr. Kansler’s enhanced severance package, with much of our discussions focused on Mr. Kansler’s severance terms. Many shareholders also expressed their general views with respect to one-time awards offered outside established plan structures. During these discussions, we stressed that Mr. Kansler’s severance package did not reflect an ongoing component of our program and instead represented a singular compensation event closely tied to the 2024 leadership transition. We also communicated that the decision to offer the enhanced severance terms was not taken lightly by the Compensation Committee, which does not expect to utilize enhanced severance arrangements in the future and would only do so in extraordinary and compelling circumstances, with detailed disclosure around the rationale.
Below is a summary of key takeaways and areas of shareholder focus during our conversations, as well as our specific responses and actions taken in response to shareholder feedback. Apart from Mr. Kansler’s severance package, the feedback we received regarding executive compensation was favorable, and most shareholders did not feel the need to discuss other executive compensation issues in detail.
       2026 Proxy Statement       37

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

PRIMARY AREAS OF FEEDBACK

WHAT WE HEARD...	HOW WE RESPONDED
Mr. Kansler's Severance Package. • Shareholders who voted against the "Say-on-Pay" proposal specifically expressed concerns around the magnitude of Mr. Kansler's severance package and inquired about the Compensation Committee's decision-making process approving the overall package and amount.	• We explained that the terms of Mr. Kansler's severance package were distinct from the management of our go-forward program, with payment amounts modeled on recently expired, merger-related severance benefits, and conferred in exchange for extended 24-month restrictive covenants to protect key customer relationships and leadership team continuity during a critical transition period. We emphasized that the Compensation Committee only approved the terms following careful deliberation and determination that the package was in shareholders' best interests, critical to the success of the smooth CEO transition.
Special or One-Time Awards. • Investors expressed general disfavor for grants outside established plan structures and articulated a preference for any special, one-time awards to be structured as equity rather than cash and supported by detailed disclosure of a compelling rationale demonstrating alignment with shareholders' best interests.	• We affirmed our overall commitment to pay within existing compensation programs, absent extraordinary and compelling circumstances, to be addressed with detailed disclosure of the Compensation Committee's decision-making process. • We demonstrated this commitment with the separation packages for two more recent executive departures paid in accordance with plan terms, including the separation package for Dan Draper (described in further detail on page 85 of this Proxy Statement). • We granted replacement "make whole" awards to our new CFO, Eric Aboaf, to replace the estimated value of outstanding equity awards forfeited due to his resignation from his prior employer (described further on pages 65 through 66 of this Proxy Statement, with accompanying disclosure of the Compensation Committee rationale). Notably, 70% of these replacement awards were granted as PSUs with a three-year performance cycle. • We structured a one-time promotion award for William Eager, granted in connection with his promotion as President of S&P Global Mobility and as CEO designate upon completion of the planned separation of S&P Global Mobility, in recognition of his increased responsibilities leading the public company separation, as a cliff-vested RSU award (described further on pages 65 through 66 of this Proxy Statement, with accompanying discussion of the Compensation Committee rationale). When previewed with investors, concerns were not raised regarding this promotion award.
Compensation Committee decision-making process. • Shareholders expressed that increased transparency around Compensation Committee judgment is especially important following a lower Say-on-Pay result and should be reflected directly in proxy disclosure.	• We expanded our disclosure of the Compensation Committee's considerations and decision-making process approving executive compensation adjustments as well as awards granted in connection with promotions and role expansions (as described on pages 46 and 65 through 66 of this Proxy Statement).

The Compensation Committee and the Board value direct shareholder feedback and view engagement as an important component of our governance and compensation oversight. We will continue to engage with shareholders throughout the year, monitor evolving investor expectations and proxy advisor policies and consider feedback as part of our ongoing efforts to ensure our executive compensation program remains aligned with long-term shareholder value creation and strong governance practices.
38       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

History of Executive Compensation Program Changes
The changes described below show key enhancements to our compensation programs that we have made over time, and which continue to be in effect. We believe that these improvements demonstrate our responsiveness to and alignment with our shareholders and exhibit our commitment to incorporating best practices, pay-for-performance, and evolving with market conditions. For further information on the 2026 program modifications, see pages 61 through 63 and 67 of this Proxy Statement.

2022

Proxy Peer Group
Updated to maintain competitive positioning considering increased scale following acquisition of IHS Markit

STIC Performance Measures
Increased weighting on strategic initiatives and enterprise metrics to better support Company strategy and promote cross-organizational collaboration

2023

Pay Recovery (Clawback) Policies
Adopted mandatory Dodd-Frank Clawback Policy for financial restatements and expanded coverage of voluntary policy In instances of misconduct, fraud, and material breach of contract

2024

Long-Term Incentive Plan
Changed PSU performance measurement to 3-year cumulative EPS goal to better reward sustained long-term performance over holistic 3-year period

2026

STIC Performance Measures
Increased weighting on revenue to incentivize top-line growth, increased enterprise financial weighting for divisional roles to reflect our commitment to an enterprise mindset, and simplified business-building scorecard categories to align with our strategic pillars

Long-Term Incentive Vesting Schedule
Aligned vesting schedule for time-based RSUs with anniversary of grant to better align with market best practice and increase retentive effect

Ongoing program enhancements strengthen pay-for-performance

- ✓ Increasing shareholder alignment
- ✓ Driving achievement of strategic initiatives
- ✓ Improving competitive positioning for attracting and retaining key talent

       2026 Proxy Statement       39

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Key Best Practices: What We Do and Don’t Do
The Compensation Committee regularly reviews best practices in executive compensation and governance and has revised our policies and practices over time to maintain alignment with such standards. Today these practices include:
What We Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✔	Pay-for- Performance & Shareholder Alignment	Approximately 92% of CEO and 82% of our other NEOs’ 2025 total target annual compensation opportunity is variable, incentive-based at-risk pay, with a substantial portion contingent on meeting challenging, top-line and bottom-line short-term and long-term performance objectives. We also include maximum caps on individual payouts under our short- and long-term incentive plans at 200% of target. Long-term incentive compensation opportunities for NEOs are equity-based (other than a portion of Mr. Draper’s long-term incentive award granted as long-term performance-based cash) and tied to business plan performance metrics.	Pgs. 41-42
✔	Robust Stock Ownership Guidelines	We have meaningful stock ownership guidelines for our Directors and executive officers. The executive guidelines require 100% retention until the guidelines are met.	Pg. 70
✔	Annual Shareholder Say-on-Pay	We value our shareholders’ input and seek an annual non-binding advisory vote from shareholders on our executive compensation program for our NEOs.	Pg. 36
✔	Shareholder Outreach and Feedback	Our outreach program gives institutional shareholders the opportunity to provide ongoing input on our programs and policies. We carefully review Say-on-Pay results and all shareholder feedback when structuring executive compensation.	Pgs. 10-11 & 37-38
✔	Pay Recovery (Clawback) Policies	Our pay recovery policies give us the right to cancel and recoup both time-based and performance-based cash incentive and long-term incentive award payments received by covered active and former employees under various circumstances, including misconduct and financial restatements.	Pgs. 70-71
✔	Anti-Hedging and Anti-Pledging Policy	Our insider trading policies prohibit Directors, officers and other designated employees from engaging in hedging and pledging transactions related to Company stock.	Pg. 71
What We Don’t Do in Alignment with Shareholder Interests and Sound Governance
COMPENSATION PRACTICE		COMPANY POLICY	MORE DETAIL
✘	No Single Trigger Change-in-Control	Our Long-Term Incentive Plan awards are subject to “double-trigger” treatment in the case of a change-in-control (i.e., unvested awards are accelerated only if there is both a change-in-control and an involuntary termination of employment).	Pg. 69
✘	No Excessive Perquisites	We do not provide excessive executive perquisites to our NEOs and we believe our limited perquisites are reasonable and competitive.	Pgs. 67-68
✘	No Tax Gross-Ups	We do not provide tax gross-ups to our executives in connection with any perquisites or in the event of any “golden parachute payment” in connection with a change-in-control.	Pgs. 68-69
✘	No Dividends on Unearned Awards	We do not pay regular dividends on unearned PSUs or Restricted Stock Unit (“RSU”) awards.	Pg. 42
✘	No Employment Contracts	None of our NEOs have a formal, fixed-term employment contract.	Pg. 71
✘	No New Pension Participants	We froze both our U.S.-based defined benefit pension plans to new participants and future accruals, effective as of April 1, 2012.	Pgs. 81-82
40       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

II. COMPENSATION FRAMEWORK
Compensation Objectives
A highly engaged and performance-driven workforce is essential to a sustainable customer focus and our execution of our enterprise mission of Advancing Essential Intelligence. Our total rewards programs are critical in effectively managing the overall people experience and ensuring our ability to compete for and engage exceptional executive talent. The main objectives of our executive compensation philosophy are to deliver competitive total rewards programs that drive our pay-for-performance culture, motivate and reward the achievement of extraordinary results and create sustained short-term and long-term shareholder value.

Performance driven Compensation and benefits that reward performance, both what and how	Optimal pay mix Appropriate balance between short- and long-term performance

Enterprise approach Designed to support our enterprise business strategy	Competitive Strive to pay at the median for most; above median for in-demand and high-performing talent	Consistent Ensure consistency in application of compensation principles

Market relevant Total Rewards that are relevant to the markets in which we operate	Transparent Provide greater transparency between performance and rewards
Pay Mix
In establishing an appropriate mix of fixed and variable pay to reward Company, line of business and individual performance, the Compensation Committee balances the importance of meeting our short-term business goals with the need to create shareholder value and drive growth over the longer term. Our integrated compensation framework is heavily weighted towards variable compensation to encourage performance, with a substantial portion of the target compensation opportunity designed to reward achievements against pre-established, quantifiable financial and non-financial performance objectives and individual strategic performance objectives.
In addition, because a significant portion of variable compensation is delivered in the form of long-term incentive awards which vest over three years, the value ultimately realized by our executives from these awards depends on company financial performance and stockholder value creation, as measured by the future value of our stock price.
       2026 Proxy Statement       41

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Overview of Pay Elements
For 2025, guided by our compensation philosophy and objectives, our executive compensation program consisted of the elements listed below. The Compensation Committee believes that each compensation element, and all of these elements combined, are important for maintaining an executive compensation program that is competitive, performance-based and focused on creating shareholder value.
		ELEMENT		DESCRIPTION	LINK TO STRATEGY & BUSINESS	MORE DETAIL
A N N U A L	F I X E D	Base Salary
•
Market competitive fixed pay, reflective of individual experience, tenure in role, scope of responsibility, leadership skills and other abilities.

•
Reviewed on an annual basis (or an ad hoc basis for role changes or other exigent circumstances) against individual performance and compensation market data and adjusted, as appropriate, to maintain market alignment.

					• Competitive base salaries help attract and retain key executive talent. • Material adjustments are based on individual performance and market data and are not guaranteed.	Pg. 55
	V A R I A B L E / P E R F O R M A N C E | B A S E D	Short-Term Annual Incentive
•
Performance-based cash compensation dependent on performance against annually established criteria, weighted 70% on Company business objectives and 30% on individual goals (described in detail below).

•
Our NEOs are assigned a target incentive award with the actual award calculated as a percentage of this target.

•
The maximum incentive award payout is capped at 200% of the target award.

•
Rewards performance to achieve short-term business objectives that draw focus to both top-line and bottom-line growth measured by annual revenue and increased profitability. We believe this ultimately creates greater efficiencies, and drives increased long-term shareholder value.

•
Motivates executives to deliver individual performance against strategic objectives.

Pg. 56
L O N G | T E R M		Long-Term Incentives	PSUs
•
70% of the target total long-term incentive award value for our NEO roles, excluding Mr. Draper.

•
For 2025, based on three-year cumulative non-GAAP ICP Adjusted EPS goal with maximum earnings potential capped at 200% of the target award.

•
Awards vest upon completion of the three-year performance period, subject to continued employment, and are settled upon the Compensation Committee’s certification of performance. No dividends are paid on unearned PSUs.

•
Mr. Eager has also historically received annual grants of PSUs with CARFAX specific three-year cumulative EBITA goals, with most other material terms and conditions of such awards consistent with our enterprise PSU awards. For 2026, he will no longer be eligible for such awards in his new role.

•
These long-term incentive awards promote executive share ownership and alignment with shareholders’ interest in the Company’s long-term growth.

•
Plan design ensures that executives have compensation that is performance-based for longer periods of time and mitigates excessive risk-taking over a long-term horizon.

•
Awards are subject to full or partial forfeiture in the event that an executive terminates employment.

•
Long-term incentive awards are generally granted to our NEOs on an annual basis on March 1.

•
We do not currently grant awards of stock options, stock appreciation rights or similar option-like instruments; therefore, we do not have any policies or practices on the timing of such awards in relation to the disclosure of material nonpublic information.

Pg. 63
RSUs
•
30% of the target total long-term incentive award value for our NEO roles, excluding Mr. Draper.

•
The ultimate value of the RSUs is tied to Company performance through stock price.

•
For 2025, annual cycle awards vest ratably on each of the three fiscal year-end dates following the grant date of the award, subject to continued employment through such vesting dates. No dividends are paid on unearned RSUs.

Perfor mance-Based Long- Term Cash
•
60% of the target total long-term incentive award value for Mr. Draper, with the remaining 40% made up of a mix of 70% PSUs and 30% RSUs. For 2025, based on three-year growth in division specific EBITA with maximum earnings potential capped at 200% of the target award. Awards vest upon completion of the three-year performance period, subject to continued employment, and are settled upon the Compensation Committee’s certification of performance.

		Other		• Health, welfare and retirement programs.	• NEOs generally participate in the same benefit programs that are offered to other salaried employees.	Pg. 67
				• Limited perquisites.	• Reasonable, limited perquisites are provided to executives to facilitate strong performance on the job, enhance their productivity and ensure business continuity.	Pg. 67
42       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

III. ASSESSING PERFORMANCE AND DETERMINING COMPENSATION
Roles and Responsibilities

Role of Shareholders

68.8%
cast in favor in 2025

- Our shareholders cast an annual advisory vote on executive compensation and may provide feedback through various means, including our investor engagement efforts.
- The Compensation Committee carefully considers the annual outcome of the Company's say-on-pay (68.8% cast in favor in 2025) shareholder feedback, and evolving best practices when making future compensation decisions and program design changes.

For a list of recent improvements we have made to our compensation programs, see page 39 of this Proxy Statement.

Role of the Compensation Committee

The Compensation Committee is currently comprised of five Directors, all of whom meet the independence requirements of the New York Stock Exchange and qualify as "non-employee directors" (as defined under Rule 16b-3 under the Securities Exchange Act of 1934).

Our Compensation Committee:

- Establishes an overall total compensation philosophy statement for the Company, which it periodically reviews.
- Annually reviews and approves goals and objectives for the CEO; meets at least annually with the CEO to discuss the CEO's self-assessment in achieving individual and corporate goals and objectives; evaluates the CEO's performance in light of those goals and objectives; and establishes the CEO's total compensation based on this evaluation, which is ratified by the independent Directors of the Board of Directors.
- Ensures that the Company's executive compensation program is appropriately competitive, supports organization objectives and shareholder interests and creates pay-for-performance linkage.
- Reviews and approves the CEO's recommendations for salary and incentive compensation for the Company's Executive Leadership Team.
- Reviews the succession and development plans for executives and other key talent below the direct reports to the CEO.
- Regularly reports to the Board of Directors on the Committee's activities and any and all compensation matters that should appropriately be brought to the Board's attention.
- Reviews, on at least an annual basis, the Company's compensation plans and programs to ensure they do not encourage unnecessary or imprudent risk-taking.
- Provides oversight of the Company's clawback and pay recovery policies.

Role of Management

- The CEO establishes annual performance goals for each of the other NEOs.
- The CEO conducts an annual performance evaluation of each of the other NEOs against pre-established goals.
- Based on performance and competitive market data, the CEO makes recommendations to the Compensation Committee for the total compensation of the other NEOs.
- The NEOs recommend compensation actions for the other senior executives in their organizations and these compensation actions are reviewed and approved by the CEO.

Role of the Independent Compensation Consultant

In 2025, Pay Governance:

- Reviewed Committee agendas and supporting materials in advance of each meeting and raised questions or issues with management and the Committee Chair, as appropriate.
- At the Committee's direction, worked with management on major proposals in advance of finalization by, and presentation to, the Committee.
- Reviewed drafts of the Company's CD&A and the Compensation Committee Report and related tables for inclusion in the Company's Proxy Statement.
- Reviewed the appropriateness of the proxy peer group and survey data for market comparisons.
- Reviewed competitive data and provided independent analyses on the compensation of the NEOs and made recommendations on the CEO's compensation to the Committee.
- Advised the Committee on best practices for Board governance of executive compensation.

More Information

The **Compensation Committee** administers our executive compensation program in accordance with its Charter, which is reviewed annually. The current Charter is available on the Company's Investor Relations website at **http://investor.spglobal.com**.

Information about the Compensation Committee and its members who are Director nominees can be found on page 26 and pages 19 through 24 of this Proxy Statement, respectively.

In accordance with the Compensation Committee's policy on assessing advisor independence, the Compensation Committee determined in 2025 that there were no conflicts of interest or issues related to independence that would adversely impact the advice to the Compensation Committee from Pay Governance, as further explained on page 26 of this Proxy Statement.

       2026 Proxy Statement       43

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Setting Compensation
The Compensation Committee considers the following factors in using its discretion to determine the amount and form of compensation to be awarded to each of our NEOs and in structuring the design of the Company’s executive compensation programs.
External Market Analysis
The Compensation Committee considers external market data to maintain appropriate and competitive levels of executive officer compensation that support our strategic vision by positioning us to attract, retain and engage high performing executive talent.
For purposes of setting compensation targets for 2025, the Compensation Committee measured our compensation opportunities for executive officers against the following benchmarking sources:
•
Proxy Peer Group: The Committee, with the assistance of Pay Governance, annually reviews our Proxy Peer Group’s NEO compensation data and realizable pay in order to perform a competitive analysis of our compensation program.

•
Survey Peer Groups: The Committee also considers information from relevant survey data, including for custom size-relevant cuts and Proxy Peer Group companies that participated in the Willis Towers Watson Executive Compensation Survey.

Annual Proxy Peer Group Review
The Compensation Committee, with the assistance of Pay Governance, reviews the composition of our Proxy Peer Group annually to ensure the Proxy Peer Group remains appropriate to use in a competitive analysis of executive compensation.
Since we have few direct competitors for the specific scope of our business activities, the companies represented in our Proxy Peer Group vary in terms of firm size and business model. In reviewing and identifying the Proxy Peer Group, the Compensation Committee considers a number of factors intended, on the whole, to appropriately capture the scale and scope of our evolving business operations and the market dynamics in which we compete for executive talent, while also adjusting as necessary for changes in peer group operations and comparability to the Company.
2025 and 2026 Proxy Peer Group Companies
Based on this review, with the assistance of Pay Governance, the Compensation Committee identified the companies listed below, which reflected no change from the 2024 Proxy Peer Group, to serve as market reference points for compensation planning and for purposes of setting the 2025 and 2026 compensation targets for our NEOs.
44       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Peer Group Selection Criteria
Size & Scale	Industry & Business Model	Talent Competitors	Shareholder Advisor Peers
Similarly sized companies from a revenue and market capitalization perspective	Companies that share our industry with similar lines of business and reflect our evolving business model	Competitors for executive talent with significant New York presence	Companies that broadly align with proxy advisory peer groups
2025 and 2026 Proxy Peer Group Companies
• American Express • Automatic Data Processing • BlackRock • CME Group • Fidelity National Information Services • Fiserv • Intercontinental Exchange • Marsh & McLennan	• Mastercard • Moody’s Corporation • PayPal • State Street • T. Rowe Price Group • The Charles Schwab Corporation • Thomson Reuters • Visa
In terms of size, as shown in the table below, at the end of 2025, the Company’s annual revenue was between the 25th percentile and the median percentile, and the Company’s market capitalization was between the median percentile and the 75th percentile of the Proxy Peer Group.
2025 Proxy Peer Group	Revenue ($ billions)	Market Cap. ($ billions)
25th Percentile	$9.38	$50.00
Median	$21.20	$91.74
75th percentile	$28.43	$168.93
S&P Global	$15.34	$156.17
*
Numbers reflect 2025 year-end data for the Proxy Peer Group

Use of Market Data
Our Compensation Committee independently evaluates the performance of the CEO and utilizes compensation data of our Proxy Peer Group and the broader financial services industry to establish the CEO’s total annual target compensation, so that the base salary, target annual incentive opportunity and target long-term incentive awards are competitive with the market. The Compensation Committee refers its recommendations to the independent Directors of the Board for review and ratification. For more information on CEO historical and current target total direct compensation, see page 36 of this Proxy Statement.
For all of our NEOs, we generally review the range of market compensation of our Proxy Peer Group as well as compensation survey data to develop an understanding of market pay levels for each position. While target compensation is developed with reference to market ranges, actual realized compensation for our NEOs will vary from year to year based on Company and individual performance. Any individual element of compensation of an NEO’s total target compensation may be positioned below, within or above the market range based on considerations such as the scope of the NEO’s role, responsibilities, experience and performance.
Guided by and aligned with our compensation philosophy, we aim to ensure that target total compensation remains competitive relative to scope of role, enterprise impact and individual performance. However, we do not limit or increase individual compensation based solely on market reference points. Some additional factors considered by the Compensation Committee in setting executive compensation are described further below.
Internal Pay Consistency
The Compensation Committee reviews compensation levels to ensure consistency in how the pay is determined. For different roles, the review includes factors such as management of revenue or operating profit, headcount responsibility, geographic scope and job complexity.
Performance Assessment
The Compensation Committee’s consideration is further informed by the Company’s performance and assessment of each NEO’s individual performance against individual qualitative and quantitative goals and behaviors aligned with the Company’s strategic plan. The goals reflect
       2026 Proxy Statement       45

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

financial targets and strategic goals inclusive of short-term operating goals, long-term value creation, human capital initiatives and risk and compliance expectations. The Compensation Committee, along with the entire Board (other than the CEO with respect to her review), participates in an annual review and discussion of each NEO as well as succession planning for each position, taking into consideration the critical leadership skills and experience of the NEO and the strategic importance of his or her role to the Company.
Further information on the Company’s business performance as well as each NEO’s key individual achievements for 2025 can be found beginning on page 47 of this Proxy Statement. Additionally, further information about succession planning can be found on page 14 of this Proxy Statement.
Compensation Adjustments For New and Evolving Roles Tied to Compensation Philosophy
Aligned with our compensation philosophy and in an effort to reward excellence in leadership, the Compensation Committee also considers promotions and increases in responsibilities when setting and increasing executive compensation levels. In such instances, the Compensation Committee’s compensation recommendations are based on taking a measured approach to compensation increases by progressively closing any potential gaps to market competitive pay over a multi-year period for newly-appointed and strong performing Executive Leadership Team members completing an annual cycle in a new role, thus avoiding large-scale, one-time increases. When recommending any such pay increases, the Compensation Committee focuses on adhering to the objectives of our executive compensation philosophy, including pay-for-performance and maintaining an appropriately balanced pay mix, by delivering a majority of increases through performance-based, at-risk variable compensation.
This approach underpins the year-over-year adjustments to target compensation levels made for Ms. Cheung and Messrs. Saha, Craig and Eager in connection with recent promotions and role expansions, as described under the “Base Salaries,” “Short-Term Annual Incentive Plan” and “Long-Term Incentive Program” sections below.
Other Factors
In setting NEO compensation, the Compensation Committee also considers input from Pay Governance, feedback from the CEO (in the case of NEOs who are direct reports to the CEO) and our shareholders as well as several other factors, including business and market conditions, risk management and governance, and tax and accounting matters, among others.
Further information on the role of the independent compensation consultant and our shareholders can be found on page 43 of this Proxy Statement.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

IV. CEO AND NEO COMPENSATION
2025 Financial Performance and NEO Compensation Decisions
2025 Financial Performance Overview
During 2025, the Company achieved strong revenue growth across all divisions, and delivered meaningful margin expansion and diluted EPS growth. In addition, the Company gained momentum in strategic focus areas including private markets and energy expansion, as well as artificial intelligence through new product and feature launches and collaborations. Financial performance highlights and significant business milestones achieved in 2025 include:
For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
       2026 Proxy Statement       47

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 NEO Compensation Decisions
The table below shows the Compensation Committee’s compensation decisions for 2025 for the NEOs, and is different from the SEC required disclosure in the “2025 Summary Compensation Table” beginning on page 73. The table below is a blend of annualized base salary and compensation that is actually paid (annual incentive payout) or granted (long-term incentive grants) that together reflects the total annual 2025 target compensation decision for each NEO.
The Compensation Committee established the calendar year base salary and annual long-term incentive grant amount for each NEO early in the fiscal year, with certain mid-year adjustments to base salary for Messrs. Craig and Eager as described in the “Base Salaries” section below. The annual incentive payout amount was calculated and paid after the fiscal year ended based on the incentive plan funding and the individual performance of each NEO, as described below.
	Annualized 2025 Base Salary (1)	Actual 2025 Annual Short-Term Incentive Payment	Actual 2025 Annual Long-Term Incentive Awards at Target (2)			Total 2025 Annual Compensation
Executive			PSUs	RSUs	Long-Term Cash
M. Cheung	$1,000,000	$2,445,300	$6,300,000	$2,700,000	$—	$12,445,300
E. Aboaf	$825,000	$1,693,621	$4,550,000	$1,950,000	$—	$9,018,621
C. Craig	$650,000	$706,420	$350,000	$150,000	$—	$1,856,420
W. Eager	$650,000	$931,397	$2,490,000	$210,000	$—	$4,281,397
S. Saha	$700,000	$1,441,800	$2,275,000	$975,000	$—	$5,391,800
S. Kemps	$625,000	$1,086,800	$1,995,000	$855,000	$—	$4,561,800
D. Draper	$650,000	$1,235,600	$560,000	$240,000	$1,200,000	$3,885,600
(1)
Annualized 2025 base salary for Messrs. Craig and Eager reflect their respective base salaries in effect after mid-year increases related to changes in roles. The actual base salary amounts paid to Messrs. Craig and Eager for 2025 are reflected in the “2025 Summary Compensation Table”.

(2)
Actual 2025 annual long-term incentive awards at target excludes the following awards: (i) for Mr. Aboaf, replacement “make whole” awards of PSUs and RSUs that were granted to replace the estimated value of outstanding equity awards that Mr. Aboaf forfeited due to his resignation from his prior employer; and (ii) for Mr. Eager, his one-time award of RSUs granted in connection with his promotion, each as described on pages 65 through 66 of the “Long-Term Incentive Program” section below, as such awards are not considered to be part of the annual target long-term incentive opportunities for Messrs. Aboaf and Eager, respectively.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

CEO Variable Pay Decisions
Martina Cheung: President and Chief Executive Officer
Ms. Cheung joined the Company in May 2010. After multiple roles with the Company, including Chief Strategy Officer, President, S&P Global Market Intelligence, President, S&P Global Ratings and Executive Lead of Sustainable1, Ms. Cheung was promoted to her current role as President and Chief Executive Officer effective November 1, 2024.
Ms. Cheung’s 2025 Pay-for-Performance
2025 Key Achievements:
As President and Chief Executive Officer, Ms. Cheung:
•
Achieved strong revenue growth across the enterprise and delivered meaningful margin expansion and diluted EPS growth, while also gaining momentum in strategic focus areas. In 2025, enterprise non-GAAP ICP Adjusted Revenue increased 7.1% to $15,216 million, non-GAAP ICP Adjusted EBITA Margin expanded 187 basis points to 50.8% and non-GAAP ICP Adjusted EPS increased at a compounded annual growth rate of 17.6% for the 3-year performance period ended 2025 to $18.20. The Company returned $6.2 billion to shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases.

•
Led strong financial stewardship through disciplined capital allocation across ROI-driven growth investments, rigorous and proactive portfolio management, successful execution on key M&A and divestitures and meaningful progress toward the Mobility separation.

•
Delivered new enterprise mission, strategy and medium-term plan via Investor Day in November 2025, which received very positive feedback from investors and analysts.

•
Deepened relationships with customers, strategic partners and critical stakeholders to create growth opportunities; increased outreach, engaging with over 350 clients, partners and stakeholders; and secured multiple strategic partnerships and collaborations to enhance competitive positioning and facilitate growth opportunities.

•
Successfully scaled Chief Client Office and Enterprise Data Office, achieving full year targets for revenue growth and productivity.

•
Accelerated new product and delivery channel innovation, enhancing the value proposition to clients; this includes numerous major AI products and features, new strategic partnerships (e.g. private markets partnership with Cambridge Associates and Mercer), innovative new offerings (e.g. launched S&P 500 fund token) and delivery channels (e.g. Microsoft CoPilot and Anthropic Claude).

•
Transformed technology and data capabilities by making AI training and platforms available to all employees, redesigning end-to-end processes for our largest employee groups and launching Kensho Labs.

•
Demonstrated strong enterprise leadership fostering strong employee engagement and preparing the organization for growth and transformation, while leading a committed, tightly aligned and disciplined executive team.

2025 Actual
Annual Incentive Payout
Ms. Cheung received a payout of $2,445,300, representing 108.68% of her target award. The Compensation Committee’s decision was based on Ms. Cheung’s 2025 performance, the Company’s business results and progress toward our strategic initiatives.
2025 Long-Term Incentive Awards
For details on Ms. Cheung’s 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

       2026 Proxy Statement       49

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Other NEO Variable Pay Decisions
Eric Aboaf: Executive Vice President, Chief Financial Officer
Mr. Aboaf joined the Company on February 19, 2025 in his current role as Executive Vice President, Chief Financial Officer.
Mr. Aboaf’s 2025 Pay-for-Performance
2025 Key Achievements:
As Executive Vice President, Chief Financial Officer, Mr. Aboaf:
•
Achieved strong revenue growth across the enterprise and delivered meaningful margin expansion and diluted EPS growth, while also gaining momentum in strategic focus areas. In 2025, enterprise non-GAAP ICP Adjusted Revenue increased 7.1% to $15,216 million, non-GAAP ICP Adjusted EBITA Margin expanded 187 basis points to 50.8% and non-GAAP ICP Adjusted EPS increased at a compounded annual growth rate of 17.6% for the 3-year performance period ended 2025 to $18.20. The Company returned $6.2 billion to shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases.

•
Generated foundation for strategic growth and innovation through investments to catalyze new growth opportunities; developed productivity plans resulting in resource optimization and savings while expanding the measurement and tracking capabilities of investment initiatives.

•
Demonstrated enterprise and financial leadership by successfully developing and executing an Investor Day in 2025, which received very positive feedback from investors and analysts, and supporting the launch of our new strategic vision to Advance Essential Intelligence.

•
Executed complex portfolio optimization and transaction activity, including the divestitures of OSTTRA in 2025 and EDM and ThinkFolio that closed in 2026, and led financial governance and operational oversight for the planned Mobility separation, aligning cross-functional leadership to enable the transition of an independent operating model.

•
Furthered client-centric partnerships, actively engaging with key customers and stakeholders to deliver improved outcomes and coordinated solutions, and drive continued investor engagement globally to communicate the Company’s strategic vision.

2025 Actual
Annual Incentive Payout
Mr. Aboaf received a payout of $1,693,621, representing 108.68% of his target award, which was prorated based on his employment commencement date of February 19, 2025. The Compensation Committee’s decision was based on Mr. Aboaf’s performance against 2025 business and individual strategic goals.
2025 Long-Term Incentive Awards
For details on Mr. Aboaf’s 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

50       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Christopher Craig: Corporate Controller,
Chief Accounting Officer; Former Interim Chief Financial Officer
Mr. Craig joined the Company in May 2010 and serves as Senior Vice President, Corporate Controller and Chief Accounting Officer. Mr. Craig served as Interim Chief Financial officer from February 12, 2024 through February 19, 2025 upon Eric Aboaf’s employment commencement as Chief Financial Officer.
Mr. Craig’s 2025 Pay-for-Performance
2025 Key Achievements:
As Corporate Controller, Chief Accounting Officer; and Interim Chief Financial Officer, Mr. Craig:
•
Achieved strong revenue growth across the enterprise and delivered meaningful margin expansion and diluted EPS growth, while also gaining momentum in strategic focus areas. In 2025, enterprise non-GAAP ICP Adjusted Revenue increased 7.1% to $15,216 million, non-GAAP ICP Adjusted EBITA Margin expanded 187 basis points to 50.8% and non-GAAP ICP Adjusted EPS increased at a compounded annual growth rate of 17.6% for the 3-year performance period ended 2025 to $18.20. The Company returned $6.2 billion to shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases.

•
Led development and execution of the 2025 financial plan as Interim Chief Financial Officer, ensuring a seamless leadership transition and continuity of financial strategy, execution discipline and operating cadence under the incoming CFO.

•
Drove enterprise transformation and operational modernization through advancing transformation initiatives across Ratings, Indices and Energy, Order-to-Cash and revenue management processes, completing the migration to Salesforce CPQ, establishing a scalable, standardized enterprise data model and strengthening data consistency and long-term commercial and operational effectiveness.

•
Established enterprise-wide standardized and refined financial reporting insights, delivering integrated and consistent analytics hubs to create transparent view of recurring revenue across substantially all divisions, enhance comparability and decision-making and support organic growth.

•
Led financial diligence, capital deployment and Separation Management Office oversight for the planned Mobility separation, requiring highly integrated planning across enterprise functions and the coordination of an independent operating model. Directed and supported enterprise transaction activity, including the divestitures of OSTTRA in 2025 and EDM and ThinkFolio that closed in 2026, providing enterprise financial leadership to align shared objectives and prioritize execution against the Company’s highest-impact growth, transformation and separation initiatives.

2025 Actual
Annual Incentive Payout
Mr. Craig received a payout of $706,420, representing 108.68% of his target award. The Compensation Committee’s decision was based on Mr. Craig’s performance against 2025 business and individual strategic goals.
2025 Long-Term Incentive Awards
For details on Mr. Craig’s 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

       2026 Proxy Statement       51

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

William Eager: President, S&P Global Mobility
Mr. Eager joined the Company on February 28, 2022 following the close of the merger with IHS Markit. He served as President and CEO of CARFAX from December 2021 until his appointment as President, S&P Global Mobility effective on August 15, 2025.
Mr. Eager’s 2025 Pay-for-Performance
2025 Key Achievements:
As President, S&P Global Mobility starting August 15, Mr. Eager:
•
Delivered strong revenue growth and margin expansion, exceeding both annual performance goals. For 2025, non-GAAP ICP Adjusted Revenue of S&P Global Mobility increased to $1,737 million, while non-GAAP ICP Adjusted EBITA Margin expanded to 40.4%, reflecting continued growth momentum and operating leverage.

•
Successfully transitioned to leading the Mobility division, continuing alignment with enterprise strategic goals, assessing and streamlining operations and reporting, appointing key leaders, developing a go-to-market strategy and positioning the business for the anticipated separation into a standalone public company.

•
Enhanced operations and productivity by leading functional process improvements and advancing the enterprise transition to AI enabled, data-centric capabilities.

•
Improved resource deployment and financial discipline, delivering ROI on strategic initiatives ahead of target.

•
Achieved improvements in customer traction as demonstrated by higher retention rates, increased brand awareness and strengthened relationships with strategic accounts.

As President and CEO of CARFAX prior to August 15, Mr. Eager:
•
Delivered meaningful year-over-year CARFAX revenue growth, including in its Dealer segment, demonstrating resilience amid macroeconomic uncertainty. Operating margin expansion was also strong, reflecting disciplined expense management and continued focus on operational efficiency.

•
Advanced the long-term growth strategy by integrating core product offerings into a unified solution designed to strengthen customer retention and reinforce CARFAX’s value proposition to dealers and consumers.

•
Scaled adoption of AI-enabled tools across technology and operations to enhance productivity, accelerate development cycles and improve customer service efficiency. These initiatives contributed to operating leverage and cost savings while supporting continued innovation and long-term margin expansion.

2025 Actual
Annual Incentive Payout
Mr. Eager received a payout of $931,397, representing 120.00% of his blended target award. The Compensation Committee’s decision was based on Mr. Eager’s performance against 2025 business and individual strategic goals.
2025 Long-Term Incentive Awards
For details on Mr. Eager’s 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

52       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Saugata Saha: President, S&P Global Market Intelligence; Chief Enterprise Data Officer
Mr. Saha joined the Company in 2014. After multiple roles with the Company, including President of S&P Global Energy, he currently serves as President, S&P Global Market Intelligence and Chief Enterprise Data Officer effective upon his appointments to such roles on November 1, 2024.
Mr. Saha’s 2025 Pay-for-Performance
2025 Key Achievements:
As President, S&P Global Market Intelligence and Chief Enterprise Data Officer, Mr. Saha:
•
Delivered strong revenue growth and margin expansion for the year. For 2025, non-GAAP ICP Adjusted Revenue of S&P Global Market Intelligence increased to $4,885 million, while non-GAAP ICP Adjusted EBITA Margin of S&P Global Market Intelligence expanded to 34.7%.

•
Executed a disciplined portfolio optimization strategy and maintained a strong focus on risk management through strategic divestments, completing the acquisition of With Intelligence, developing a partnership with Cambridge Associates and Mercer to further our private markets business and implementing operational excellence programs across S&P Global Market Intelligence and the Enterprise Data Office.

•
Reorganized the Market Intelligence division, simplifying the business and operating model, appointing new leaders, refining the growth strategy and establishing an enterprise-mindset culture.

•
Transformed Go-to-Market and Customer Experience teams to drive deeper partnership with customers, better alignment of sales processes and incentives, tighter partnership with the Chief Client Office and to enhance support and services for customers. Achieved above 2025 target for Net Promotor Score.

•
Drove the adoption and implementation of AI capabilities across the Market Intelligence portfolio through new internal productivity tools and numerous AI-enhanced products such as ChartIQ, Document Intelligence, Chart Explainer, CreditCompanion™ and Automated Data Ingestion in iLEVEL.

•
Developed and executed a strong productivity program in the Market Intelligence division which led to both margin expansion and ability to invest in growth initiatives.

•
Scaled the Enterprise Data Office (EDO) to drive value by leveraging scale in our data operations, unification of data, tools and technologies, building new distribution capabilities and deploying new technologies for workflow modernization and data distribution. Articulated the vision and strategy for the new EDO, supported the onboarding of 8,000+ colleagues from across the organization and established the foundation to enhance collaboration and unlock future growth opportunities.

2025 Actual
Annual Incentive Payout
Mr. Saha received a payout of $1,441,800, representing 106.80% of his target award. The Compensation Committee’s decision was based on Mr. Saha’s performance against 2025 business and individual strategic goals.
2025 Long-Term Incentive Awards
For details on Mr. Saha’s 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

       2026 Proxy Statement       53

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Steven Kemps: Executive Vice President, Chief Legal Officer
Mr. Kemps joined the Company in August 2016 and serves as Executive Vice President, Chief Legal Officer. He is responsible for overseeing all legal operations and the Corporate Risk & Compliance, Global Security and Government Affairs functions.
Mr. Kemps’s 2025 Pay-for-Performance
2025 Key Achievements:
As Executive Vice President, Chief Legal Officer, Mr. Kemps:
•
Achieved strong revenue growth across the enterprise and delivered meaningful margin expansion and diluted EPS growth, while also gaining momentum in strategic focus areas. In 2025, enterprise non-GAAP ICP Adjusted Revenue increased 7.1% to $15,216 million, non-GAAP ICP Adjusted EBITA Margin expanded 187 basis points to 50.8% and non-GAAP ICP Adjusted EPS increased at a compounded annual growth rate of 17.6% for the 3-year performance period ended 2025 to $18.20. The Company returned $6.2 billion to shareholders, or 113% of adjusted free cash flow, which included the repurchase of over $5 billion in stock, while maintaining a steady record of more than 50 consecutive years of dividend increases.

•
Optimized resource allocation and achieved disciplined expense management through functional expertise and strategic restructuring.

•
Acted as a trusted advisor to the Board of Directors, CEO and Executive Leadership Team, including through a substantial advisory role with respect to intellectual property and cybersecurity, as well as governance and legal structure of Mobility in light of the upcoming planned separation.

•
Strengthened key external stakeholder relationships by engaging strategically with global regulators, top policymakers and trade associations, and advising the business on evolving policy and regulatory matters. Increased visibility and facilitated contacts through industry events, forums and speaking engagements.

•
Reinforced key growth areas, including Data, AI, Energy Expansion, Private Markets, Benchmarks and cross-divisional horizontal customer deals while providing proactive legal, regulatory and advocacy support to drive enterprise goals and safeguard brand integrity.

•
Demonstrated strong leadership by increasing engagement among internal talent through global town halls, roundtables and leadership events, and continued integration of core legal functions to increase alignment with the strategy and objectives of the enterprise.

•
Executed against advisory, litigation and global security objectives, including achieving favorable litigation outcomes, and responding to risk-related events.

2025 Actual
Annual Incentive Payout
Mr. Kemps received a payout of $1,086,800, representing 108.68% of his target award. The Compensation Committee’s decision was based on Mr. Kemps’ performance against 2025 business and individual strategic goals.
2025 Long-Term Incentive Awards
For details on Mr. Kemps’ 2025 annual long-term incentive grant, see our “Long-Term Incentive Program” discussion and our “2025 Grants of Plan-Based Awards Table” below.

54       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Base Salaries
Snapshot: Base Salaries
Base salary is a customary, fixed element of compensation intended to attract and retain key executive talent. The Compensation Committee established the calendar year base salary amount for each NEO early in the fiscal year. In connection with role expansions and promotions that occurred during 2025, Messrs. Craig and Eager received base salary adjustments effective May 1, 2025 and August 15, 2025, respectively, to reflect their increased roles and responsibilities.
Executive	2025 Base Salary	2026 Base Salary	% Change
M. Cheung (1)	$1,000,000	$1,100,000	10%
E. Aboaf (2)	$825,000	$825,000	—%
C. Craig (3)	$650,000	$650,000	—%
W. Eager (4)	$650,000	$650,000	—%
S. Saha (1)	$700,000	$700,000	—%
S. Kemps	$625,000	$625,000	—%
D. Draper	$650,000	$650,000	—%
(1)
As disclosed in our prior year’s Proxy Statement, in connection with the 2024 Executive Leadership Team transition, Ms. Cheung and Mr. Saha received base salary adjustments effective November 1, 2024, to align their salaries with their new roles and increased responsibilities. The 2025 base salary amounts in the table above represent their base salaries effective upon their respective 2024 promotions, as they did not receive additional base salary increases in 2025. The 2024 base salaries disclosed in the “2025 Summary Compensation Table” beginning on page 73 of this Proxy Statement reflect the actual base salaries Ms. Cheung and Mr. Saha received in 2024, which include a blend of their pre-November 1 and post-November 1 base salaries.

(2)
For Mr. Aboaf, the above 2025 base salary reflects his annualized base salary, which was paid pro rata based on his employment commencement date of February 19, 2025.

(3)
For Mr. Craig, the above 2025 base salary reflects the base salary amount in effect after a mid-year increase. Mr. Craig’s base salary was increased from $570,000 to $650,000, effective May 1, 2025, in connection with the expansion of his role as part of a strategic organizational redesign of the Finance function.

(4)
For Mr. Eager, the above 2025 base salary reflects the base salary amount in effect after a mid-year increase. Mr. Eager’s base salary was increased from $600,000 to $650,000, effective August 15, 2025, in connection with his promotion to President, S&P Global Mobility and CEO designate upon completion of the planned S&P Global Mobility separation.

2026 Base Salary Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s base salary so that, together with her target annual incentive opportunity and long-term incentive awards, her total annual target compensation is competitive against our Proxy Peer Group and market data for the financial services industry.
For 2026, the Compensation Committee determined to increase Ms. Cheung’s base salary from $1,000,000 to $1,100,000 to provide a competitive level of base pay in a method consistent with our approach to increase market alignment of compensation over a multi-year period as discussed on page 46, and to reward her for strong performance in her tenure as CEO.
For 2026, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), and considering other factors such as individual contributions, performance, time in role, scope of responsibility, leadership skills and experience, determined not to increase the base salaries of the other NEOs.
       2026 Proxy Statement       55

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Short-Term Annual Incentive Plan
Snapshot: Short-Term Annual Incentive Cash Compensation
	2025			2026
Executive	Target Annual Incentive Award	Actual Annual Incentive Award (1)	% of Target Paid	Target Annual Incentive Award
M. Cheung	$2,250,000	$2,445,300	108.68%	$2,475,000
E. Aboaf (2)	$1,558,356	$1,693,621	108.68%	$1,800,000
C. Craig (3)	$650,000	$706,420	108.68%	$650,000
W. Eager (4)	$776,164	$931,397	120.00%	$900,000
S. Saha	$1,350,000	$1,441,800	106.80%	$1,600,000
S. Kemps	$1,000,000	$1,086,800	108.68%	$1,000,000
D. Draper (5)	$1,000,000	$1,235,600	123.56%	$—
(1)
2025 actual annual incentive award represents the actual bonus award paid for 2025 performance. The process for determining bonuses for our NEOs is set forth below.

(2)
For Mr. Aboaf, the 2025 actual annual incentive award was prorated based on his employment commencement date of February 19, 2025. The 2025 target and actual annual incentive awards represent his prorated target and payment, respectively. Mr. Aboaf’s full-year 2025 target annual incentive award was $1,800,000.

(3)
For Mr. Craig, the 2025 target annual incentive award represents his target for the full 2025 performance year, which was increased from $484,500 to $650,000 in connection with the expansion of his role as part of a strategic organizational redesign of the Finance function.

(4)
For Mr. Eager, whose 2025 target annual incentive award was increased on August 15, 2025 in connection with his promotion to President, S&P Global Mobility and CEO designate upon completion of the planned S&P Global Mobility separation, the 2025 target annual incentive award represents a blend of his pre-promotion target annual incentive award of $700,000 and his post-promotion target annual incentive award of $900,000.

(5)
Pursuant to Mr. Draper’s separation agreement with the Company in connection with his involuntary termination of employment, Mr. Draper remained eligible for a 2025 annual incentive award pursuant to the terms of the STIC, calculated based on 100% of his target annual incentive award and paid at the actual funded level of the bonus pool applicable to him for 2025. In addition, Mr. Draper is eligible for a prorated portion of his $1,000,000 target annual incentive award in respect of the 2026 fiscal year for the period of employment in 2026 prior to his termination date and payable when 2026 bonuses are ordinarily paid.

2025 Short-Term Annual Incentive Funding and Payout Determination Formula
56       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 Short-Term Annual Incentive Plan Design Under the STIC
For all NEOs, individual incentive amounts are determined based on the executive’s target incentive award opportunity, which is then adjusted by a factor based upon the achievement of enterprise-level and, as appropriate for our division leaders, division-level goals (70%), and achievement of individual strategic goals (30%).
•
Target Incentive Opportunity: The incentive target opportunity for each NEO is in part determined based on market data as well as individual performance and experience. For a more detailed description of how we set compensation targets, see pages 44 through 46 of this Proxy Statement.

•
Financial Performance Goals (70% of STIC funding): The enterprise-level performance component for 2025 was 70% tied to non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (weighted 35% each), which included adjustments for the impact of changing foreign exchange rates, global and regulatory changes and acquisitions and divestitures. The applicable division-level performance goals for our NEO division leaders were similarly tied to division-specific non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin (collectively weighted 35%), as well as enterprise-level financials (collectively weighted 35%), with the applicable adjustments for each division described in further detail on pages 59 through 61 below. The Compensation Committee believes that these metrics reward performance to achieve short-term business objectives that draw focus to productivity measures, create greater efficiencies and strengthen the importance of growth and scale to the Company, which ultimately drives increased shareholder value.

•
Business-Building Scorecard Goals (30% of STIC funding): In addition to financial performance goals, 30% of the STIC funding is tied to business-building scorecard goals in the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire and Execute & Deliver, weighted 6% each. Performance against these business-building scorecard goals is measured through qualitative and quantitative Key Performance Indicators (“KPIs”), which are tracked and reviewed by the CEO quarterly and presented to the Compensation Committee at least twice per year. The Compensation Committee believes that these metrics help effectively balance incentives for annual financial performance with rewards to promote long-term focus on, and achievement of, key strategic objectives which are featured in the KPIs used to measure achievement of business-building scorecard goals.

•
Individual Performance Goals: The individual component is allocated based on an assessment of each participant’s achievement against strategic or developmental goals established near the beginning of the fiscal year.

•
Maximum Award Payout: The maximum incentive award opportunity is capped at 200% of each participant’s target award.

Following the performance period, the overall incentive award pool is funded based on the achievement of Company and division performance goals. The final payout amount is allocated to individual participants and adjusted upwards or downwards based on individual achievement in accordance with the methodology described above.
2025 Short-Term Annual Incentive Goals, Funding and Payouts
Business Performance Goals
The 2025 short-term annual incentive payouts for all of the NEOs are based 70% on business performance and 30% on individual performance. For our CEO, CFO, Chief Accounting Officer and Chief Legal Officer roles, the business performance component is measured on an enterprise balanced scorecard of 70% financial and 30% business-building goals, with the financial goals based on Company non-GAAP ICP Adjusted EBITA Margin and Company non-GAAP ICP Adjusted Revenue (weighted equally at 35% each). The 30% weighting of the business-building goals is divided into 6% each for the five categories of Growth & Innovation, Customer at the Core, Data & Technology, Lead & Inspire and Execute & Deliver. Achievement in each category is measured with specific KPIs and respectively scored on a scale from zero to eight (funded at 0% to 200% of target).
For our division presidents, the business performance component of the annual incentive awards was measured 35% on the above-mentioned enterprise financial goals (weighted equally at 17.5% each), 35% on a mix of division-specific non-GAAP ICP Adjusted EBITA Margin and non-GAAP ICP Adjusted Revenue (also weighted equally at 17.5% each), and 30% on enterprise-specific (weighted 15%) and division-specific (weighted 15%) business-building goals in the five scorecard categories described above.
       2026 Proxy Statement       57

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Performance Review and Adjustment Process
The Compensation Committee reviewed 2025 reported Revenue and EBITA Margin for the Company, under the enterprise scorecard, and for the divisions, under the applicable division scorecards. Based on this review, the Committee approved the adjustments described on pages 58 through 61 to determine non-GAAP financial performance results for incentive compensation purposes.
The Compensation Committee uses non-GAAP ICP Adjusted Revenue and non-GAAP ICP Adjusted EBITA Margin to evaluate the financial results achieved by the NEOs independent of items considered isolated, non-recurring or unusual because it believes that such metrics better measure the Company’s normal revenue, operating expenses and operating results for compensation purposes.
For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A. The non-GAAP financial measures included in this Proxy Statement have been provided in order to show investors how our Compensation Committee views the Company's performance as it relates to the compensation program for our NEOs.
2025 Corporate (Enterprise) Short-Term Annual Incentive Targets, Funding and Adjustments (All NEOs)
For the portion of annual incentive funding based on enterprise financial goals, the Compensation Committee reviewed and approved achievement of the 2025 Company non-GAAP ICP Adjusted EBITA Margin of 50.8% and Company non-GAAP ICP Adjusted Revenue of $15,216 million, representing an increase of 7.1% over 2024, after adjusting for the impact of changing foreign exchange rates, global and regulatory changes and acquisitions and divestitures. Based on these blended results, the 2025 achievement and funding for the Company’s enterprise-level financial goals was 108.11%.
For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
For the remaining 30% of annual incentive funding based on the achievement of the enterprise-level business-building goals in the five scorecard categories (each category accounting for 6% of funding), the Compensation Committee reviewed performance for each category based on consideration of various quantitative and qualitative KPIs, such as net promoter scores, revenue from new products/markets, risk management indicators and culture metrics, scored on a scale of zero to eight (funded at 0% to 200% of target). Based on the Compensation Committee’s review of the KPI results for performance against Company business-building goals in each category, the Committee determined that the 2025 achievement and funding for the Company business-building goals was the following:
Enterprise Scorecard Category	Funding	Achievement Against Enterprise KPIs
Growth & Innovation	75%	Underperformance in Energy Transition and Sustainability revenue offset by outperformance in other key strategic initiatives
Customer at the Core	125%	Outperformance across most metrics including lead generation and growth in strategic accounts
Data & Technology	150%	Outperformance across AI-driven cost savings and AI-ready data goals
Lead & Inspire	100%	Performance in line with the strategic metrics and goals set for the enterprise, including employee engagement survey results
Execute & Deliver	100%	Performance in line with the strategic metrics and goals set for the enterprise, including three-year strategic investment ROI, audit, and cyber metrics
Composite Enterprise Scorecard Funding	110%
58       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 S&P Global Mobility Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Eager)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Mobility, the Compensation Committee reviewed and approved achievement of the 2025 Division non-GAAP ICP Adjusted Revenue of $1,737 million, representing an increase of 8.0%, and Division non-GAAP ICP Adjusted EBITA Margin of 40.4%, after adjusting for the impact of changing foreign exchange rates, global and regulatory changes, unbudgeted strategic investments and short-term incentive overperformance. Based on these blended results, the 2025 achievement and funding for the S&P Global Mobility division-level financial goals was 101.37%.
For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Mobility business-building goals in each of the five scorecard categories, the Committee determined that the 2025 achievement and funding for division-level business-building goals was the following:
Mobility Scorecard Category	Funding	Achievement Against Mobility KPIs
Growth & Innovation	75%	Slight underperformance in Energy Transition and Sustainability revenue
Customer at the Core	100%	Performance in line with the strategic metrics and goals set for the division, including subscription retention
Data & Technology	175%	Strong outperformance in AI-ready data and AI-driven cost savings
Lead & Inspire	100%	Performance in line with the strategic metrics and goals set for the division, including employee engagement survey results
Execute & Deliver	150%	Strong outperformance of strategic metrics and goals set for the division, including three-year strategic investment ROI and sustainability metrics
Composite Mobility Scorecard Funding	120%
       2026 Proxy Statement       59

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 S&P Global Market Intelligence Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Saha)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Market Intelligence, the Compensation Committee reviewed and approved achievement of the 2025 Division non-GAAP ICP Adjusted Revenue of $4,885 million, representing an increase of 5.2%, and Division non-GAAP ICP Adjusted EBITA Margin of 34.7%, after adjusting for the impact of changing foreign exchange rates, acquisitions, global and regulatory changes, unbudgeted strategic investments and short-term incentive overperformance. Based on these blended results, the 2025 achievement and funding for the S&P Global Market Intelligence division-level financial goals was 98.46%.
For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Market Intelligence business-building goals in each of the five scorecard categories, the Committee determined that the 2025 achievement and funding for the division-level business-building goals was the following:
Market Intelligence Scorecard Category	Funding	Achievement Against Market Intelligence KPIs
Growth & Innovation	75%	Modest underperformance in divisional strategic growth areas, offset by outperformance in client adoption of AI features and products
Customer at the Core	150%	Strong outperformance across metrics including Net Promoter Score and lead generation
Data & Technology	150%	Strong outperformance across metrics including AI-driven cost savings and AI-ready data
Lead & Inspire	125%	Outperformance across metrics including employee engagement survey results
Execute & Deliver	100%	Performance in line with the strategic metrics and goals set for the division, including three-year strategic investment ROI, audit, and cyber metrics
Composite Market Intelligence Scorecard Funding	120%
60       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 S&P Global Dow Jones Indices Short-Term Annual Incentive Targets, Funding and Adjustments (Mr. Draper)
For the 35% portion of annual incentive funding based on division-level financial goals for S&P Global Dow Jones Indices, the Compensation Committee reviewed and approved achievement of the 2025 Division non-GAAP ICP Adjusted Revenue of $1,843 million, representing an increase of 13.2%, and Division non-GAAP ICP Adjusted EBITA Margin of 71.6%, after adjusting for the impact of changing foreign exchange rates, acquisitions, global and regulatory changes, unbudgeted strategic investments and short-term incentive overperformance. Based on these blended results, the 2025 achievement and funding for the S&P Global Dow Jones Indices division-level financial goals was 142.06%.
For reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
Based on the Compensation Committee’s review of the KPI results for performance against S&P Global Dow Jones Indices business-building goals in each of the five scorecard categories, the Committee determined that the 2025 achievement and funding for the division-level business-building goals was the following:
Dow Jones Indices Scorecard Category	Funding	Achievement Against Dow Jones Indices KPIs
Growth & Innovation	150%	Strong outperformance across metrics including Vitality Index and revenue enabled by AI
Customer at the Core	125%	Outperformance across metrics including Net Promoter Score
Data & Technology	125%	Outperformance across metrics including AI-ready data and AI-driven cost savings
Lead & Inspire	100%	Performance in line with the strategic metrics and goals set for the division, including employee engagement survey results
Execute & Deliver	150%	Strong outperformance of strategic metrics and goals set for the division, including three-year strategic investment ROI, sustainability, and audit metrics
Composite Dow Jones Indices Scorecard Funding	130%
Individual Strategic Goals
As discussed in detail above, 70% of the 2025 individual short-term annual incentive award was determined based on Company and, as applicable, division financial results and achievement of enterprise-level, and, as applicable, division-level business-building metrics. For all NEOs, including the CEO, the remaining 30% was allocated based on the achievement of individual strategic or developmental goals (our NEOs’ key achievements for 2025 are described on pages 49 through 54 of this Proxy Statement). The Compensation Committee took into account feedback from the CEO when reviewing the achievements of individual strategic or developmental goals for purposes of allocating the 30% portion of the annual incentive award based on individual goals. The total annual incentive award opportunity for each NEO was capped at 200% of their target annual incentive award.
2026 Short-Term Annual Incentive Plan Design and Target Awards
2026 Plan Design
As part of the Compensation Committee’s ongoing review and refinement of the executive compensation program to ensure that the program remains competitive, supports strategic objectives and rewards performance, the Compensation Committee approved certain changes to the short-term annual incentive plan design which were implemented for the 2026 performance year. The Compensation Committee believes that these changes independently, and in the aggregate, will promote and reward behaviors that drive execution of the Company’s business strategy, while continuing to incentivize achievement of strong annual financial results.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

•
Increased Weighting on Revenue for Financial Metrics: In order to further align short-term incentive plan funding and payouts with enterprise strategy by incentivizing profitable growth, the Compensation Committee approved an increase to the weighting of non-GAAP ICP Adjusted Revenue from 50% to 70% for the financial metrics for both enterprise and divisional bonus plans (other than the Mobility division which will remain at current levels in light of the upcoming planned separation). The weighting of non-GAAP ICP Adjusted EBITA Margin was accordingly adjusted from 50% to 30%.

•
Increased Weighting on Enterprise Financial Performance For Division Presidents: To reflect our commitment to an enterprise mindset by increasing the focus on enterprise performance, the Compensation Committee approved an increase to the weighting of enterprise financials with respect to the short-term annual incentive plan funding and payouts for our Division Presidents. The weighting of enterprise financials was increased from 35% to 50%, while division financials weighting was adjusted from 35% to 30%, and the prior business-building scorecard goals weighting of 15% divisional and 15% enterprise was adjusted to 20% divisional goals only. The adjustment to the scorecard to use only the division-level business-building goals provides a simplified scorecard focus, allowing for increased alignment with the scope of the role and maintaining divisional performance accountability. In addition, similar adjustments were made to increase the weighting of enterprise financials for our divisional bonus pools at levels below the division presidents, enabling our division presidents to foster an enterprise mindset by incentivizing their teams with a greater emphasis on enterprise results.

•
Simplified Business-Building Scorecard Categories: The Compensation Committee focused on driving strategic outcomes and ensuring consistency and transparency through the introduction of a simplified business-building scorecard aligned with our strategic objectives and anchored in outcome-oriented metrics, consisting of: Advance Market Leadership; Expand High-Growth Adjacencies; and Amplify Enterprise Capabilities and AI (other than the Mobility division which will omit Expand High-Growth Adjacencies and only have two categories in light of the upcoming planned separation). Achievement against the business-building scorecard goals will be based on various quantitative and qualitative KPIs, such as net promoter scores, revenue from new products/markets, risk management indicators, internal and external adoption of AI features and culture and engagement metrics. These three scorecard categories replaced the previous scorecard categories consisting of: Growth & Innovation; Customer at the Core; Data & Technology; Lead & Inspire; and Execute & Deliver. These new scorecard categories will be applied across all enterprise and divisional bonus plans (other than the Mobility bonus plan) and equally weighted at 10% each.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2026 Short-Term Annual Incentive Target Award Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s annual incentive target so that, together with her base salary and long-term incentive awards, her total annual target compensation is market competitive and motivates and rewards her for performance against Company and individual goals.
The short-term annual incentive targets for our other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions, performance, time in role, strategic importance of the role to the Company, scope of responsibility, leadership skills and experience.
For 2026, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), approved increases to the short-term annual incentive targets for Ms. Cheung and Mr. Saha as set forth below. As discussed in the “Setting Compensation” section beginning on page 44 of this Proxy Statement, these increases are intended to be the latest step in a multi-year process of aligning their compensation with market levels for similarly situated executives, while preserving a pay mix that is heavily weighted towards performance-based, at-risk compensation. In addition, these increases were approved in order to reward their strong performance in their first annual cycle in their new roles, and to improve the retentive nature of their overall target compensation opportunities.
•
Ms. Cheung’s short-term annual incentive target award increased from $2,250,000 to $2,475,000

•
Mr. Saha’s short-term annual incentive target award increased from $1,350,000 to $1,600,000

The Compensation Committee determined not to increase the 2026 short-term annual incentive targets of the other NEOs. For a list of the 2026 NEO short-term annual incentive target amounts under the 2026 STIC, see the chart above on page 56 of this Proxy Statement.
Long-Term Incentive Program
Snapshot: Long-Term Incentive Target Opportunities
Executive	2025 Long-Term Incentive Target	2026 Long-Term Incentive Target
M. Cheung	$9,000,000	$14,500,000
E. Aboaf (1)	$6,500,000	$6,500,000
C. Craig	$500,000	$1,200,000
W. Eager (2)	$2,700,000	$2,950,000
S. Saha	$3,250,000	$5,000,000
S. Kemps	$2,850,000	$2,850,000
D. Draper	$2,000,000	$—
(1)
The 2025 long-term incentive target amount for Mr. Aboaf excludes the value of replacement “make whole” awards of PSUs and RSUs that were granted to replace the estimated value of outstanding equity awards that Mr. Aboaf forfeited due to his resignation from his prior employer. Such awards are not considered to be part of his annual target long-term incentive opportunity. These awards are discussed in more detail on pages 65 through 66 of this Proxy Statement.

(2)
The 2025 long-term incentive target amount for Mr. Eager includes the value of his 2025 CARFAX PSU award and excludes the value of his one-time award of RSUs granted in connection with his promotion to President, S&P Global Mobility and CEO designate upon completion of the planned S&P Global Mobility separation. The promotion RSU award is not considered to be part of his annual target long-term incentive opportunity. Such award is discussed in more detail on pages 65 through 66 of this Proxy Statement.

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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2025 Target Long-Term Incentive Program Award Structures
2025 Long-Term Incentive Program Award Design
To ensure that our long-term incentive program supports the main objectives of our executive compensation program and the Company’s business strategy, we periodically review our program and the structure of our long-term incentive awards granted pursuant to the program to make adjustments as our business needs change.
•
2025 annual long-term incentive awards were delivered to our NEOs as a mix of 70% PSUs and 30% RSUs, except for Messrs. Eager and Draper (described below).

•
Annual PSUs and RSUs have three-year cycles, but the RSUs are solely time-based and are not tied to performance goals.

•
The 2025 PSU awards are tied to performance against a three-year cumulative non-GAAP ICP Adjusted EPS goal, measuring performance for each year of the three-year performance cycle additively. Vesting of the 2025 PSU awards occurs at the end of the three-year performance cycle, subject to continued employment through the vesting date and achievement of the performance goals for such awards.

•
The 2025 annual RSU awards vest ratably over three years, subject to continued employment through the applicable vesting date, to provide a more effective recruitment tool, balanced by the three-year cliff vesting schedule for PSU awards.

•
As the CEO of CARFAX prior to his promotion to President, S&P Global Mobility, Mr. Eager received, in addition to the annual awards of PSUs and RSUs that our other NEOs received, an annual award of PSUs tied to the attainment of a three-year cumulative non-GAAP ICP Adjusted EBITA goal for CARFAX U.S. (“CARFAX PSUs”). All other terms and conditions of the CARFAX PSUs are materially the same as the regular PSU awards, except that the CARFAX PSUs have a threshold payout level of 50%, while the standard PSUs have no minimum threshold amounts. Mr. Eager will not be eligible for CARFAX PSUs in his new role, and his target annual long-term incentive mix for 2026 reflects the same 70% PSU and 30% RSU split as our other NEOs.

•
As the former CEO of S&P Dow Jones Indices, Mr. Draper’s target annual long-term incentive award mix differed from that of the other NEOs. S&P Dow Jones Indices is a joint venture between S&P Global and CME Group. In order to align Mr. Draper’s interests more closely with the financial performance of the joint venture, 60% of his 2025 annual long-term incentive award mix consisted of performance-based long-term cash measured based on the non-GAAP ICP Adjusted EBITA growth of the joint venture over a three-year performance cycle. The remaining 40% of his target annual long-term incentive award mix was comprised of the same 70% PSU and 30% RSU split as our other NEOs. Mr. Draper is not eligible for a 2026 long-term incentive award due to his upcoming departure from the Company.

2025 Long-Term Incentive Performance Awards
2025 PSU Awards
The Company continued to use a three-year cumulative non-GAAP ICP Adjusted EPS goal, measuring EPS for each year of the three-year performance cycle additively, for the 2025-2027 performance period covered by the 2025 PSUs. For the 2025 PSU grants, a three-year cumulative non-GAAP ICP Adjusted EPS goal was established at the beginning of the performance period by summing the EPS targets across each of the three years comprising the performance period. The Compensation Committee believes that the use of a cumulative metric better rewards sustained long-term performance and reduces pressure on performance in a single-year by better capturing performance for interim years of the award cycle, thereby lowering volatility and risk.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Using non-GAAP ICP Adjusted EPS enables us to evaluate the results achieved by the Company independent of items considered isolated, non-recurring, or unusual, and we believe that such metric better measures the Company’s normal revenue, operating expenses and operating results for compensation purposes. Non-GAAP ICP Adjusted EPS provides a good measure of profitability because it considers capital allocation decisions as well as the importance of continued discipline in operating performance. For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
The following payout schedule was approved for the 2025 PSU Awards for the 2025-2027 performance period:
2025 CARFAX PSU Awards (Mr. Eager)
As discussed above, CARFAX PSU awards, which were historically granted to a few select executives of CARFAX on an annual basis, are materially the same as the PSU awards, except that (i) the performance goals are tied to the attainment of a three-year cumulative non-GAAP ICP Adjusted EBITA goal for CARFAX U.S. and (ii) the awards have a minimum threshold payout level of 50% (as opposed to no minimum threshold for standard PSUs).
The following payout schedule was approved for the 2025 CARFAX PSU Awards for the 2025-2027 performance period:
2025 S&P Dow Jones Indices Long-Term Performance Cash Awards (Mr. Draper)
As discussed above, S&P Dow Jones Indices long-term performance cash awards are measured based on the non-GAAP ICP Adjusted EBITA growth of the joint venture over a three-year performance cycle. The Compensation Committee believes that this metric rewards performance to achieve long-term business objectives that draw focus to productivity measures, create greater efficiencies and align the grantee’s interests with the long-term financial performance of the joint venture, which ultimately drives increased shareholder value.
The following payout schedule was approved for the 2025 S&P Dow Jones Indices Long-Term Performance Cash Awards for the 2025-2027 performance period:
Any payments under the 2025 PSU, CARFAX PSU and S&P Dow Jones Indices Long-Term Performance Cash Awards will be made during the first quarter of 2028, based on the achievement through the 2025-2027 performance period, upon performance review, discretion and certification by the Compensation Committee.
2025 One-Time Replacement and Promotion Long-Term Incentive Awards
During 2025, we made one-time grants of long-term incentive awards to Messrs. Aboaf and Eager in connection with their unique circumstances, as described below.
The awards for Mr. Aboaf represent replacement “make whole” awards of PSUs and RSUs with an aggregate target value of $5,900,000 that were granted to replace the estimated value of outstanding equity awards that Mr. Aboaf forfeited due to his resignation from his prior employer. Notably, 70% of these replacement awards were granted as PSUs with the same three-year performance cycle, financial metric, goals and payout schedule as our 2025 annual PSU awards, and the vesting schedules of the replacement awards are no more favorable than those which applied to his awards with his former employer. The Compensation Committee believes these replacement awards were necessary to incentivize Mr. Aboaf to leave his former employer and accept his position with the Company, and that such awards are appropriate in light of his unique qualifications and experience.
For Mr. Eager, the Compensation Committee, with Pay Governance’s input and support, approved a one-time RSU award in 2025 in connection with his promotion to President, S&P Global Mobility and CEO designate upon completion of the planned S&P Global Mobility separation. The Compensation Committee determined to grant such RSU award as part of an intentional approach, outside of the annual compensation program, in light of Mr. Eager’s expanded responsibilities in connection with joining the Executive Leadership Team, significant additional efforts required to lead S&P Global Mobility through the planned separation process and as recognition of his current and future role as the President
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

and CEO of the Mobility business, respectively. The RSU award was granted on the effective date of Mr. Eager’s promotion with a value of $2,000,000, and is scheduled to cliff-vest in full on the third anniversary of the grant date, subject to continued employment through the vesting date.
As discussed in the “Shareholder Feedback” section above, we recognize investor sensitivity to one-time awards, and we do not have a regular practice of granting such awards to our executive officers; however, we have granted such awards on an ad-hoc basis in connection with unique circumstances, including significant promotions and expansions of roles where deemed necessary to make an executive’s compensation opportunity commensurate with such new or expanded role. These awards are not considered part of the executives’ annual total target compensation.
2025 Long-Term Incentive Program Award Grants
For detailed information concerning each grant made to the NEOs in 2025, see the “2025 Grants of Plan-Based Awards Table” beginning on page 76 of this Proxy Statement.
2023 Long-Term Incentive Performance Awards Achievement
2023 PSU Award Achievement
Our 2023 PSU awards for the performance period 2023-2025 were based on the achievement of the following non-GAAP pro forma ICP Adjusted EPS growth goal during the cycle:
The 3-year non-GAAP pro forma ICP Adjusted EPS CAGR during the cycle was 17.62%, after adjusting for the pro forma effect of change in tax rate and divestitures of the Engineering Solutions business and OSTTRA. Based on this achievement, the 2023 PSU award was earned at 182.23% of target. For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
2023 CARFAX PSU Award Achievement (Mr. Eager)
Our 2023 CARFAX PSU awards for the performance period 2023-2025 were based on the achievement of the following cumulative non-GAAP ICP Adjusted EBITA goal for CARFAX U.S. during the cycle:
The 3-year cumulative non-GAAP ICP Adjusted EBITA for CARFAX U.S. during the cycle was $1,282 million. The non-GAAP and ICP adjustments each were $0, resulting in no change to the equivalent GAAP financial measure, which is operating profit. Based on this achievement, the 2023 CARFAX PSU award was earned at 184.18% of target.
2023 S&P Dow Jones Indices Long-Term Performance Cash Award Achievement (Mr. Draper)
Our 2023 S&P Dow Jones Indices Long-Term Performance Cash Awards for the performance period 2023-2025 were based on the achievement of the following S&P Dow Jones Indices non-GAAP ICP Adjusted EBITA goal during the cycle:
The S&P Dow Jones Indices non-GAAP ICP Adjusted EBITA at the close of the 3-year cycle was $1,323 million, after adjusting for acquisition and allocation methodology change. Based on this achievement, the 2023 S&P Dow Jones Indices Long-Term Performance Cash Award was earned at 200.00% of target. For descriptions of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

2026 Long-Term Incentive Program Design and Targets
2026 Long-Term Incentive Program Award Design
The Compensation Committee determined not to make any changes to the long-term incentive program design or structure for 2026, other than a change to the vesting schedule of our annual RSU awards. In order to more closely align with the broader market and industry best practice, the Compensation Committee approved an adjustment to the vesting schedule for our annual time-based RSU awards to align the vest dates with the March 1 grant date. Historically, our annual RSU awards vested on December 31 of the year of grant and the two succeeding years; this adjustment modifies the vesting dates to occur on each of the first three anniversaries of the March 1 grant date, thereby lengthening the vesting period to a full three years and increasing the retentive value of such awards. This change affects the timing of vesting only and does not otherwise change the Company’s annual RSU award design, including grant timing, the number of units granted, or other material terms and conditions applicable to such awards.
2026 Long-Term Incentive Target Determination
Our Compensation Committee independently evaluates the performance of the CEO and establishes the CEO’s long-term incentive target so that, together with her base salary and annual incentive target, her total annual target compensation is market competitive and motivates and rewards her for performance against Company and individual goals.
The long-term incentive targets for the other NEOs reflect findings from our Proxy Peer Group and annual market surveys as well as considerations of their individual contributions, performance, time in role, strategic importance of the role to the Company, scope of responsibility, leadership skills and experience.
Effective for fiscal year 2026, the Compensation Committee, using benchmarking analysis and input from Pay Governance, along with feedback from the CEO (in the case of NEOs who are direct reports to the CEO), in order to effectively promote sustained long-term Company performance and stockholder interests, determined to increase the total long-term incentive target opportunity for Ms. Cheung and Messrs. Craig, Eager and Saha as set forth below. As discussed in the “Setting Compensation” section beginning on page 44 of this Proxy Statement, the increases for Ms. Cheung and Mr. Saha are intended to be the latest step in a multi-year process of aligning their compensation with market levels for similarly situated executives, while preserving a pay mix that is heavily weighted towards performance-based, at-risk compensation. In addition, these increases were approved in order to reward their strong performance in their first annual cycle in their new roles, and to improve the retentive nature of their overall target compensation opportunities. The increases for Mr. Craig and Mr. Eager were approved in 2025 in connection with their increased responsibilities due to their expansion of role and promotion, respectively, and are effective starting with the 2026 annual long-term incentive grants.
•
Ms. Cheung’s long-term incentive target amount increased from $9,000,000 to $14,500,000

•
Mr. Craig’s long-term incentive target amount increased from $500,000 to $1,200,000

•
Mr. Eager’s long-term incentive target amount increased from $2,700,000 (including the value of his 2025 CARFAX PSU Award) to $2,950,000

•
Mr. Saha’s long-term incentive target amount increased from $3,250,000 to $5,000,000

The Compensation Committee determined not to increase the 2026 long-term incentive targets of the other NEOs. For a list of the NEO’s 2026 long-term incentive target amounts, see the chart above on page 63 of this Proxy Statement.
Benefits and Perquisites
Health and Welfare Benefits
The Company provides a healthcare benefit program for all U.S.-based employees, including the NEOs. The employee contributions are differentiated by salary levels, requiring higher-paid employees to make larger contributions for their healthcare coverage.
We provide no supplemental executive healthcare benefits, other than a Company-paid annual physical examination for the NEOs and certain other senior executives.
Additionally, the NEOs and certain other executives participate in our Management Supplemental Death & Disability Benefits Plan. Pursuant to the executive life insurance policy provided under the plan, in the event of the executive’s death prior to retirement, the executive’s beneficiary will receive a fully-insured lump sum amount equal to 200% of the executive’s base salary in effect at the time of the executive’s death, up to a maximum benefit of $2 million. The Management Supplemental Death & Disability Benefits Plan also provides a monthly supplemental long-term disability benefit equal to approximately 50% of an executive’s salary and prior year earned bonus (divided by 12), subject to certain offsets and caps set forth in the plan.
Perquisites
We provide a limited number of perquisites to our NEOs, which we believe are reasonable in amount, market competitive and consistent with our overall compensation plan. We also believe each perquisite confers a benefit to the Company, by enabling our NEOs to conduct Company business more effectively and place greater focus on the demands of their positions.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Special benefits or perquisites for the NEOs are reviewed by the Compensation Committee at least annually, and include:
•
professional services expense reimbursement (inclusive of financial counseling, tax planning and preparation, and estate planning) for financial advisors to assist executives with their personal financial affairs, thus permitting executives to focus more energy on their business responsibilities;

•
comprehensive annual physical examination to encourage proactive health management and help ensure business continuity; and

•
executive security services for our CEO, including a car and driver, and elective coverage under a personally identifiable information (PII) protection and visibility-reduction program for our CEO (and family) and individual NEOs, in each case, based on a review and recommendations by a third-party independent security firm which specializes in executive protection, and validation and implementation by our global security team.

We view the security-related costs as critical to the safety of our CEO and thus to the operation of our business and our ongoing success and we do not view these costs as providing additional compensation or personal benefits to our executives; however, due to SEC requirements, we have included these costs in the “All Other Compensation” column of the “2025 Summary Compensation Table” beginning on page 73 of this Proxy Statement. We believe that the scope of our executive security protocols and related costs are both reasonable and appropriate.
Together, these perquisites involve minimal and immaterial costs to the Company and constitute a small percentage of our NEOs’ total compensation. We do not provide tax gross-ups in respect of any income recognized by our executives as a result of receiving the reimbursements or perquisites described above.
The Company also owns a fractional interest in a private aircraft primarily for business use by the CEO to provide the CEO with a private and secure working environment while minimizing total travel time. Personal use of the private aircraft is discouraged and permitted on an exception only basis under corporate aircraft policy. During fiscal year 2025, there was no personal use of the aircraft.
For additional information on our perquisites and other benefits, see the “2025 Summary Compensation Table” beginning on page 73 of this Proxy Statement, which includes the incremental cost to the Company for providing these benefits.
Retirement and Other Benefits following Termination of Employment
In connection with their retirement or other termination of employment, our NEOs will generally be eligible to receive benefits under our retirement plans and, depending on the circumstances of an executive’s termination, severance benefits. These post-termination benefits are described beginning on page 84 of this Proxy Statement.
Retirement Benefits
Effective as of April 1, 2012, we froze accruals and participation under both of the following defined benefit pension plans under which Ms. Cheung and Mr. Craig are entitled to benefits: the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries, a pension plan covering some of our U.S. employees, and the S&P Global Inc. Employee Retirement Plan Supplement, a non-qualified pension plan. Our U.S.-based defined contribution plans, The 401(k) Savings and Profit Sharing Plan of S&P Global Inc. and Its Subsidiaries (the “401(k) Plan”) and The S&P Global Inc. 401(k) Savings and Profit Sharing Plan Supplement (the “401(k) Plan Supplement”), are provided to all eligible employees, including our eligible senior executives, to allow them to accumulate assets for retirement through a combination of employee contributions and Company contributions and, in the case of the 401(k) Plan, to allow participants in these plans the opportunity to direct the investment of these retirement assets.
Other Benefits
Our NEOs may participate in the charitable S&P Global Matching Gift Program, which is also open to all employees and Directors of the Company. This program provides the opportunity to help maximize the impact of eligible charitable giving through a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation in 2025 for members of our Executive Leadership Team and Directors of $50,000 (or the currency equivalent) in the aggregate. All other employees were eligible for a corporate matched contribution in 2025 up to a maximum participant donation of $10,000 in the aggregate. In addition, all employees and Directors of the Company are eligible to receive User Rewards, which are nominal funds allocated to an employee’s giving account, enabling donations to eligible nonprofits. These rewards serve to recognize employee contributions, celebrate team achievements and encourage new employees to engage with their giving account, while fostering a culture of giving.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

V. RISK MANAGEMENT AND GOVERNANCE FEATURES
Severance Benefits (Regular and Change-in-Control)
Company Severance Plans
The Compensation Committee believes that maintaining a competitive level of separation benefits is appropriate as part of our overall compensation program and in line with its objective to attract, retain and motivate high-caliber management talent. Our severance arrangements with all of our NEOs, other than Mr. Kemps, are governed by the following severance plans: (i) the Senior Executive Severance Plan for Ms. Cheung and Messrs. Aboaf, Eager, Saha and Draper; and (ii) the Management Severance Plan for Mr. Craig. The severance arrangement for Mr. Kemps is described below. In connection with the involuntary termination of his employment with the Company in June 2026, Mr. Draper will be eligible for the standard severance benefits provided under the Senior Executive Severance Plan, as described in more detail on page 85 of this Proxy Statement.
The Senior Executive Severance Plan and the Management Severance Plan (together, the “Severance Plans”) are designed to provide security and reasonable compensation upon an involuntary termination of employment, and in the case of the Senior Executive Severance Plan, to ensure the continued commitment of our executives in the event of a potential or actual change-in-control. The Compensation Committee does not take into account the benefits offered under the Severance Plans in setting compensation for our NEOs.
The Severance Plans generally provide for base salary and benefits continuation in the event of a Company-initiated termination (including a “constructive” termination under the Senior Executive Severance Plan only) other than a termination for cause, as defined on page 84 of this Proxy Statement. Discussion of severance payable on certain qualifying terminations (including following a change-in-control of the Company) can be found in the “Potential Payments Upon Termination or Change-in-Control” section on pages 84 through 89 of this Proxy Statement.
Other Severance Arrangement
Mr. Kemps entered into a letter agreement with the Company in December 2020 related to the IHS Markit merger and his role with the Company, which was amended by a side letter entered into in July 2023 in light of his continued and ongoing employment as our Chief Legal Officer (the two agreements collectively, the “Kemps Letter Agreement”). Pursuant to the Kemps Letter Agreement, Mr. Kemps is eligible to receive enhanced severance benefits in lieu of any severance benefits that he would be otherwise eligible to receive under the Senior Executive Severance Plan, as described on page 85 of this Proxy Statement.
Incentive Award Treatment Upon a Change-in-Control
Payments of annual incentives under the STIC and vesting acceleration or modification of long-term incentive awards granted under our 2019 Stock Incentive Plan on the occurrence of a defined change-in-control are described in the table below. Upon certain qualifying terminations not in connection with a defined change-in-control, an NEO may be entitled to a pro rata portion of their annual cash incentive award and accelerated vesting of a portion of certain outstanding equity awards. For details, see pages 86 through 88 of this Proxy Statement.
PAY ELEMENTS	TREATMENT OF OUTSTANDING INCENTIVE AWARDS UPON CHANGE-IN-CONTROL (“CIC”)
Short-Term Incentive Awards	• Payments are made pro-rata based on the average of the three prior years’ payments.
RSU Awards	• Double-trigger treatment: awards do not vest upon the CIC but are generally converted into RSUs of the surviving company (provided the successor company assumes the awards).
PSU Awards
•
Double-trigger treatment: awards do not vest upon the CIC but are generally converted into time vesting RSUs of the surviving company (provided the successor company assumes the awards), with the number of underlying shares based on assumed target performance, if less than 50% of the performance period has been completed, or based on the greater of actual and target performance if 50% or more of the performance period has been completed upon the CIC.

•
Delivery of shares in respect of converted RSUs will generally occur in the year following the end of the applicable performance period.

Certain payments that would be provided to our NEOs in connection with a change-in-control could be classified as “excess parachute payments” under Section 280G of the Internal Revenue Code, in which case they would not be deductible as compensation by the Company. In addition, Section 4999 of the Internal Revenue Code imposes an excise tax on executives who receive an excess parachute payment equal to 20% of such amount.
Any such excise tax would not be reimbursed or “grossed up” by the Company. Instead, as discussed on page 86 of this Proxy Statement, in certain circumstances, we would “cut back” the amount of certain benefits and payments to ensure tax deductibility by the Company under Section 280G to the extent the executive’s “cut back” amount is greater on an after-tax basis than the full amount.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Stock Ownership Guidelines
We are committed to ensuring that our executive officers have a significant ownership stake in the Company to strengthen the alignment of our executives’ interests with those of our shareholders.
As one means of achieving this objective, the Company has formal stock ownership guidelines in place for our senior executives. These guidelines require covered executives to hold common stock in the Company equal to a multiple of their annual base salary, as follows:
Position	Minimum Ownership Requirement (Multiple of Base Salary)
CEO	7x
CFO	4x
Other Covered Executives	3x
Covered executives are required to retain 100% of their current shareholdings and net shares received upon the settlement of PSU and RSU awards and the exercise of stock options until the minimum ownership requirement is met, and cannot sell below their minimum ownership requirement unless the Compensation Committee grants an exception based on the executive’s circumstances. In addition to shares held outright by the executive and their immediate family members or through estate planning vehicles, unvested time-based RSUs are counted towards our executives’ minimum ownership requirement. Unvested and unsettled PSUs and unvested and vested unexercised stock options are not counted towards our executives’ minimum ownership requirement.
The Compensation Committee reviews the guidelines and our covered executives’ compliance with the guidelines annually. As of March 2, 2026, all of the NEOs were in compliance with the guidelines and all held shares and/or units in excess of their minimum ownership requirements.
Risk and Control
The Compensation Committee considers risks related to compensation policies and practices and incentive related risks. The Compensation Committee establishes performance metrics that reward our executives for creating shareholder value, and establishes goals and payment schedules for each metric that are designed to incentivize strong performance against established goals while discouraging and preventing inappropriate or excessive risk-taking.
In 2025, management updated its prior review of the Company’s compensation plans as well as Company compensation policies and practices regarding whether they encourage excessive risk taking and determined that the Company’s compensation plans, programs and policies do not present a material risk of causing behavior that is reasonably likely to have a material adverse effect on the Company. Management reviewed its findings with the Compensation Committee and the Compensation Committee’s independent compensation advisor, who each concurred in these findings and conclusions.
In addition, the Compensation Committee annually assesses plan design, performance metrics and goals for the annual incentive plans within the Company’s divisions to ensure that their designs are appropriately aligned with business and regulatory considerations and do not encourage inappropriate or excessive risk-taking.
Pay Recovery (Clawback) Policies
We maintain three pay recovery, or “clawback,” policies applicable to our NEOs. As required by the Dodd-Frank Wall Street Reform and Consumer Protection (Dodd-Frank) Act and related rules and regulations of the SEC and NYSE, the Company adopted a Financial Statement Compensation Recoupment Policy, effective as of December 1, 2023, that applies to all of our current and former executive officers in the event of a financial restatement.
If the Company is required to restate its financial results due to material noncompliance with financial reporting requirements under securities laws, the Financial Statement Compensation Recoupment Policy provides for recovery of any cash- or equity-based incentive compensation (including vested and unvested equity) paid or awarded to the executive officer, to the extent that the compensation (i) was based on erroneous financial data and (ii) exceeded what would have been paid to the executive officer under the restatement. For more information, see the full text of our Financial Statement Compensation Recoupment Policy, which is filed as an exhibit to our 2023 Annual Report on Form 10-K.
In addition, we continue to maintain two separate clawback policies that apply to a broader group of individuals and circumstances beyond a financial restatement.
At the time we adopted the Financial Statement Compensation Recoupment Policy, the Compensation Committee also amended our existing S&P Global Pay Recovery Policy to expand the circumstances when, at the Compensation Committee’s discretion, short- and long-term incentives
70       2026 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS  (continued)

could be subject to recovery in the event of misconduct. Under the amended S&P Global Pay Recovery Policy, annual incentive cash and time-based and performance-based long-term incentive awards (PSUs, RSUs and long-term incentive cash, both vested and unvested) could be subject to recovery in the event of:
•
a material recalculation or adjustment of the performance measures used to calculate covered compensation for senior management;

•
an intentional, willful or grossly negligent act or omission that violates one or more of the Company’s policies that have or will have a material negative impact on the Company’s business, reputation or financial condition; or

•
criminal activity, fraud or other illegal or unlawful activity.

A special S&P Ratings Services Pay Recovery Policy also applies to the President of S&P Global Ratings, as well as other employees deeper within the Ratings organization. The S&P Ratings Services Pay Recovery Policy provides for the recovery of annual incentive cash and time-based and performance-based long-term incentive awards in the event of:
•
a material recalculation or adjustment of the performance measures used to calculate covered compensation for certain senior executives of S&P Global Ratings;

•
material violations of policy or division or product risk parameters, policies or operating procedures resulting from the gross negligence, intentional wrongdoing or willful misconduct of a covered individual that have or will have a material negative impact on the business, financial condition or reputation of S&P Global Ratings;

•
material failure to adequately supervise the administration and implementation of one or more of S&P Global Ratings’ policies or division or product risk parameters, policies or operating procedures which results from gross negligence, intentional wrongdoing or willful misconduct that has or will have a material negative impact on S&P Global Ratings’ business, financial condition or reputation; or

•
criminal activity, fraud or other illegal or unlawful activity.

The President of S&P Global Ratings is subject to all three policies.
Insider Trading Policies and Prohibition on Hedging and Pledging
The Company has adopted insider trading policies governing the purchase, sale and/or other dispositions of the Company’s securities by Directors, executive officers and designated employees that are reasonably designed to promote compliance with insider trading laws, rules and regulations and any listing standards applicable to the Company. The Company’s insider trading policies are attached as exhibits to the 2025 Annual Report on Form 10-K.
Under the insider trading policies, Directors, executive officers and all other employees subject to the policies (i.e., employees who influence our products and services and/or have access, or potential access, to material non-public information, in fact or appearance, by virtue of their role and responsibilities), as well as any immediate family members of the foregoing and any entities whose investment decisions are made by or shared with any of the foregoing, are prohibited, without exception, from speculative trading in Company securities, including engaging in any “hedging” transactions related to Company stock. The prohibition against speculative trading and “hedging” includes short sales and derivative transactions, such as puts, calls, swaps and collars and any other arrangements intended to offset or reduce the risk of price fluctuations in Company stock or provide protection, in whole or in part, against declines in the value of Company stock. Further, no shares of Company stock beneficially owned, either directly or indirectly, by Directors, executive officers or covered employees may be pledged or otherwise used as security for a loan, including by holding such securities in a margin account.
Employment Agreements and Other NEO Arrangements
None of our NEOs have formal, fixed-term employment agreements with the Company guaranteeing minimum levels of compensation over multiple years, as the Compensation Committee does not consider such contracts to enhance shareholder value. We do, however, on rare occasion, enter into contractual arrangements with our executive officers when special circumstances arise, including the Kemps Letter Agreement with Mr. Kemps related to the IHS Markit merger, as discussed on pages 69 and 85 of this Proxy Statement.
Tax and Accounting Considerations
The Compensation Committee also considers the effect of certain accounting rules that apply to the various aspects of the compensation program for our NEOs. The Compensation Committee reviews potential accounting effects in determining whether its compensation actions are in the best interests of the Company and our shareholders.
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COMPENSATION DISCUSSION AND ANALYSIS  (continued)

Compensation Committee Report
The Compensation Committee has reviewed and discussed with Company management the Compensation Discussion and Analysis found on pages 31 through 72 of this Proxy Statement and, based on this review and discussion, the Compensation Committee has recommended to the Board of Directors that the Compensation Discussion and Analysis be included in the Company’s Proxy Statement.
The foregoing report has been furnished on behalf of the Board of Directors by the members of its Compensation Committee.
Stephanie Hill (Chair)
William Green
Hubert Joly
Ian Livingston
Gregory Washington
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Executive Compensation Tables

Executive Compensation Tables
2025 Summary Compensation Table
The following table contains information concerning compensation paid or accrued to the named executive officers for services rendered in all capacities to the Company in 2025, 2024 and 2023:
Name and Principal Position	Year	Salary ($) (1)	Bonus ($) (2)	Stock Awards ($) (3)	Non-Equity Incentive Plan Compensation ($) (4)	Change in Pension Value and Nonqualified Deferred Compensation Earnings ($) (5)	All Other Compensation ($) (6)	Total ($)
Martina Cheung President and Chief Executive Officer	2025	$1,000,000	$—	$8,978,041	$2,445,300	$2,393	$405,328	$12,831,062
	2024	$791,667	$—	$3,745,257	$2,615,748	$—	$422,250	$7,574,922
	2023	$750,000	$—	$3,249,781	$1,710,000	$2,621	$225,147	$5,937,549
Eric Aboaf (7) EVP, Chief Financial Officer	2025	$715,000	$2,400,000	$12,369,425	$1,693,621	$—	$97,047	$17,275,093
Christopher Craig SVP, Controller; Former Interim Chief Financial Officer	2025	$623,333	$—	$498,513	$706,420	$1,630	$128,982	$1,958,878
	2024	$566,667	$—	$1,498,884	$872,100	$—	$97,643	$3,035,294
William Eager President, S&P Global Mobility	2025	$672,784	$—	$4,678,759	$931,397	$—	$161,064	$6,444,004
Saugata Saha President, S&P Global Market Intelligence and Chief Enterprise Data Officer	2025	$700,000	$—	$3,241,936	$1,441,800	$—	$294,406	$5,678,142
	2024	$658,333	$—	$2,846,052	$1,852,083	$—	$213,029	$5,569,497
Steven Kemps EVP, Chief Legal Officer	2025	$625,000	$—	$2,843,233	$1,086,800	$—	$229,460	$4,784,493
	2024	$625,000	$1,250,000	$2,546,175	$1,730,000	$—	$167,112	$6,318,287
Daniel Draper (8) Former CEO, S&P Dow Jones Indices	2025	$650,000	$—	$797,408	$3,635,600	$—	$272,449	$5,355,457
	2024	$650,000	$—	$798,388	$2,971,400	$—	$222,277	$4,642,065
	2023	$650,000	$—	$799,525	$2,937,000	$—	$244,422	$4,630,947
*
Compensation is not reported for years the individuals were not named executive officers of the Company.

(1)
For Mr. Eager, in connection with his promotion to President, S&P Global Mobility, he was transitioned out of a CARFAX-specific paid time off policy, which resulted in the payment of $53,845.04 in accrued but unused benefits under that policy. This payment has been reflected in Mr. Eager’s base salary.

(2)
For Mr. Aboaf, this amount reflects the payment of a signing bonus in lieu of the 2024 annual bonus which Mr. Aboaf did not receive from his prior employer, subject to 100% repayment upon a voluntary resignation or a termination for misconduct from the Company, in each case, within twelve months of his start date. For Mr. Kemps, this amount reflects the payment in 2024 of the final installment of a $2,500,000 one-time cash retention bonus awarded pursuant to the Kemps Letter Agreement in recognition of exceptional leadership and extraordinary efforts in connection with the merger with IHS Markit.

(3)
The amounts reported in this column reflect the aggregate grant date fair value of the equity awards granted to the named executive officers in the relevant year, which may include PSUs and RSUs, as applicable, granted under the Company’s 2019 Stock Incentive Plan. For Mr. Aboaf, the amount reported in this column for 2025 includes both annual awards and replacement “make whole” awards of PSUs and RSUs that were granted to replace the estimated value of outstanding equity awards that Mr. Aboaf forfeited due to his resignation from his prior employer, as described on pages 65 through 66 of this Proxy Statement. The grant date values of such replacement awards are set forth in the “2025 Grants of Plan-Based Awards Table.”

       2026 Proxy Statement       73

Executive Compensation Tables (continued)

The amounts for the PSUs granted in 2025 were calculated based on the probable outcome of performance conditions as of the grant date computed in accordance with FASB ASC Topic 718 excluding the effect of estimated forfeitures. The maximum values for the 2025 PSU awards as of the grant date are as follows:
Executive	2025
M. Cheung	$12,569,577
E. Aboaf	$9,077,850
$8,239,878 (a)
C. Craig	$698,132
W. Eager	$976,744
$3,990,240 (b)
S. Saha	$4,538,925
S. Kemps	$3,980,633
D. Draper	$1,116,584
(a)
Reflects the maximum value for the replacement PSUs granted on March 1, 2025.

(b)
Reflects the maximum value for the CARFAX PSUs granted on March 1, 2025.

The dollar amounts listed in this column do not necessarily reflect the dollar amounts of compensation actually realized or that may be realized by our named executive officers. These awards are further described on pages 76 through 79 of this Proxy Statement.
(4)
The amounts reported in this column represent the cash incentive awards paid under the Company’s Key Executive Short-Term Incentive Compensation Plan to all of our named executive officers. For Mr. Draper, the amounts reported in this column also reflect payments pursuant to his S&P Dow Jones Indices Long-Term Performance Cash Awards for the applicable three-year performance periods. For additional information regarding these long-term performance cash awards, see pages 64 through 66 of this Proxy Statement.

(5)
The amounts reported in this column include benefits under the Employee Retirement Plan of S&P Global Inc. and its Subsidiaries (ERP) and the S&P Global Inc. Employee Retirement Plan Supplement (ERPS), which are described on pages 81 through 82 of this Proxy Statement. The 2025 present value of accumulated benefits increased from the 2024 present values by $2,393 for Ms. Cheung and $1,630 for Mr. Craig. None of our other NEOs are participants in the ERP or ERPS since they did not meet the eligibility requirements on April 1, 2012, when participation in the plans was frozen. These amounts are disclosed in the “2025 Pension Benefits Table” beginning on page 81 of this Proxy Statement. No NEO had above-market earnings on non-qualified deferred compensation in 2025.

(6)
The amounts shown in this column for 2025 include the items described below. Perquisites and other personal benefits that exceeded the greater of $25,000 or 10% of total perquisites and other personal benefits for each NEO for 2025 were as follows:

Name	401(k) Savings and Profit Sharing Plan ($) (a)	401(k) Savings and Profit Sharing Plan Supplement ($) (a)	Company Charitable Match ($) (b)
M. Cheung	$29,750	$277,589	$50,000
E. Aboaf	$10,438	$21,900	$50,000
C. Craig	$29,750	$97,362	$—
W. Eager	$16,500	$73,367	$50,000
S. Saha	$29,750	$187,177	$50,000
S. Kemps	$29,750	$170,425	$—
D. Draper	$29,750	$158,352	$50,000
(a)
These amounts represent Company made contributions under the 401(k) Plan and the 401(k) Plan Supplement in respect of 2025.

(b)
This amount represents charitable contribution(s) made by the Company in the executive’s name under the S&P Global Matching Gift Program.

All other total perquisites and other personal benefits for each NEO were as follows:
•
The amount for Ms. Cheung includes the costs paid to a third-party firm providing dedicated security personnel assigned to Ms. Cheung for her transport on rare occasions (including overtime spend), and the aggregate incremental cost to the Company associated with Ms. Cheung’s personal use of Company cars. The aggregate incremental cost to the Company was determined by multiplying the fuel and depreciation costs incurred by the Company in operating its Company-owned cars by a fraction, the

74       2026 Proxy Statement

Executive Compensation Tables (continued)

numerator of which was the total number of personal miles driven by Ms. Cheung in 2025 and the denominator of which was the total number of miles that the Company owned cars were driven in 2025. The aggregate incremental cost to the Company does not include fixed costs that would be incurred regardless of Ms. Cheung’s personal use of the Company-owned cars (e.g., insurance premiums and driver salaries). The amount for Ms. Cheung also includes the costs of licenses for elective coverage under a PII protection and visibility-reduction program for Ms. Cheung and family, professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-made contributions through the S&P Global PAC program and Company-paid life and disability insurance premiums.
•
The amount for Mr. Aboaf includes professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums and User Reward funds allocated to his charitable giving account.

•
The amount for Mr. Craig includes Company-paid life and disability insurance premiums and User Reward funds allocated to his charitable giving account.

•
The amount for Mr. Eager includes (i) professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement and Company-paid life and disability insurance premiums and (ii) miscellaneous perquisites and $1,333 in associated tax assistance received by Mr. Eager in connection with his prior role as CEO of CARFAX before his promotion to President, S&P Global Mobility.

•
The amount for Mr. Saha includes the cost of a license for elective coverage under a PII protection and visibility-reduction program, professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums, Company paid annual physical health examination and User Reward funds allocated to his charitable giving account.

•
The amount for Mr. Kemps includes the cost of a license for elective coverage under a PII protection and visibility-reduction program, professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums, and Company paid annual physical health examination.

•
The amount for Mr. Draper includes the cost of a license for elective coverage under a PII protection and visibility-reduction program, professional services (inclusive of financial counseling, tax planning and preparation, and estate planning) expense reimbursement, Company-paid life and disability insurance premiums, Company paid annual physical health examination, Company-made contributions through the S&P Global PAC program and User Reward funds allocated to his charitable giving account.

(7)
Mr. Aboaf was appointed EVP, Chief Financial Officer effective February 19, 2025. Mr. Aboaf’s base salary is prorated accordingly.

(8)
Mr. Draper ceased serving as the Chief Executive Officer of S&P Dow Jones Indices effective November 1, 2025, in advance of his upcoming departure from the Company scheduled for June, 2026.

       2026 Proxy Statement       75

Executive Compensation Tables (continued)

2025 Grants of Plan-Based Awards Table
The following table contains information concerning each grant of an award made to the named executive officers in 2025:
		Date Approved by Compensation and Leadership Development Committee (mm/dd/yyyy)	Estimated Future Payouts Under Non-Equity Incentive Plan Awards (1)(2)		Estimated Future Payouts Under Equity Incentive Plan Awards (1)(3)			All Other Stock Awards: Number of Shares of Stock or Units (#) (4)	Grant Date Fair Value of Stock Awards ($) (5)
Name	Grant Date (mm/dd/yyyy)		Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
M. Cheung			$2,250,000	$4,500,000
	3/1/2025	2/25/2025				11,775	23,550		$6,284,789
	3/1/2025	2/25/2025						5,046	$2,693,252
E. Aboaf			$1,800,000	$3,600,000
	3/1/2025	2/25/2025				8,504	17,008		$4,538,925
	3/1/2025	2/25/2025				7,719	15,438		$4,119,939
	3/1/2025	2/25/2025						3,644	$1,944,949
	3/1/2025	2/25/2025						3,308	$1,765,612
C. Craig			$650,000	$1,300,000
	3/1/2025	2/25/2025				654	1,308		$349,066
	3/1/2025	2/25/2025						280	$149,447
W. Eager			$900,000	$1,800,000
	3/1/2025	2/25/2025				915	1,830		$488,372
	3/1/2025	2/25/2025			1,869	3,738	7,476		$1,995,120
	3/1/2025	2/25/2025						392	$209,226
	8/15/2025	7/28/2025						3,569	$1,986,041
S. Saha			$1,350,000	$2,700,000
	3/1/2025	2/25/2025				4,252	8,504		$2,269,462
	3/1/2025	2/25/2025						1,822	$972,474
S. Kemps			$1,000,000	$2,000,000
	3/1/2025	2/25/2025				3,729	7,458		$1,990,316
	3/1/2025	2/25/2025						1,598	$852,917
D. Draper			$1,000,000	$2,000,000
	3/1/2025	2/25/2025				1,046	2,092		$558,292
	3/1/2025	2/25/2025						448	$239,116
	3/1/2025	2/25/2025	$1,200,000	$2,400,000
(1)
Non-equity and equity incentive plan awards do not have minimum threshold amounts, except for the CARFAX PSU award granted to Mr. Eager. Consequently, no threshold amounts are listed other than for the CARFAX PSU award. The non-equity incentive plan awards reflect target and maximum payouts with respect to the 2025 Key Executive Short-Term Incentive Compensation Plan, which is discussed beginning on page 56 of this Proxy Statement. For Mr. Draper, the non-equity incentive plan awards also reflects target and maximum payouts with respect to his S&P Dow Jones Indices Long-Term Performance Cash Award for the 2025-2027 performance period.

(2)
For Mr. Aboaf, the target and maximum amounts for the non-equity incentive plan awards reflect his full-year 2025 amounts; however, Mr. Aboaf’s 2025 actual annual incentive award was prorated based on his employment commencement date of February 19, 2025. For Mr. Eager, the target and maximum amounts for the non-equity incentive plan awards reflect the increases to these amounts that became effective on August 15, 2025 in connection with his promotion to President, S&P Global Mobility; for 2025, his bonus payout reflected a blend of this increased target annual incentive opportunity and his pre-promotion target annual incentive opportunity of $700,000, as described on page 56 of this Proxy Statement.

(3)
For all NEOs, reflects PSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on pages 64 through 65 of this Proxy Statement. These PSUs are scheduled to vest at the end of a three-year performance period (January 1, 2025 — December 31, 2027) and to pay out by March 2028, with payment ranging up to a maximum of 200% of the target award based

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Executive Compensation Tables (continued)

on the attainment level of a cumulative non-GAAP ICP Adjusted EPS goal. In addition, the grant to Mr. Eager of 3,738 target units reflects the grant of CARFAX PSUs under the Company’s 2019 Stock Incentive Plan, which are discussed on pages 64 through 65 of this Proxy Statement. These CARFAX PSUs are also scheduled to vest at the end of a three-year performance period (January 1, 2025 — December 31, 2027) and to pay out by March 2028, with payment ranging from a minimum of 50% up to a maximum of 200% of the the target award based on the attainment level of a cumulative non-GAAP ICP Adjusted EBITA goal for CARFAX U.S. The PSUs granted to our NEOs during the fiscal year, including the CARFAX PSUs, do not include any dividend rights.
(4)
Reflects time-based RSUs granted during the fiscal year under the Company’s 2019 Stock Incentive Plan, which are discussed on page 64 of this Proxy Statement. All of the RSUs granted on March 1, 2025, except for Mr. Aboaf’s replacement award of 3,308 RSUs, vested 33% on December 31, 2025, and are scheduled to vest 33% on December 31, 2026 and 34% on December 31, 2027. Mr. Aboaf’s replacement RSU award, discussed on pages 65 through 66 of this Proxy Statement, vested 33% on March 1, 2026, and is scheduled to vest 33% on March 1, 2027 and 34% on March 1, 2028. The RSUs granted to Mr. Eager on August 15, 2025 are scheduled to vest 100% on August 15, 2028. The NEOs are entitled to receive cash dividend equivalents on the RSUs granted during the fiscal year, subject to all of the same vesting and payment provisions as the underlying awards.

(5)
The amounts in this column for the PSU and RSU awards reflect their aggregate grant date fair values, calculated in accordance with FASB ASC Topic 718, Stock Compensation, as disclosed in Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K for the 2025 year filed with the SEC on February 11, 2026, excluding the effect of estimated forfeitures. The amounts in this column for the PSUs were calculated based on the probable outcome of the performance condition as of the grant date in accordance with FASB ASC Topic 718. For the values of these PSUs, assuming attainment of the maximum level of performance, see Footnote 3 to the “2025 Summary Compensation Table” beginning on page 73 of this Proxy Statement.

The actual value, if any, realized by each NEO for these PSU and RSU awards is a function of the value of the shares if and when they vest. For additional information on how we account for stock-based compensation, see Footnote 8 to the Consolidated Financial Statements, which appears in the Company’s Form 10-K filed with the SEC on February 11, 2026.
       2026 Proxy Statement       77

Executive Compensation Tables (continued)

Outstanding Equity Awards at 2025 Fiscal Year-End Table
The following table contains information concerning stock that has not vested and other equity incentive plan awards outstanding on December 31, 2025 for each of the named executive officers:
		Stock Awards
Name	Grant Date (mm/dd/yyyy)	Number of Shares or Units of Stock That Have Not Vested (#) (1)	Market Value of Shares or Units of Stock That Have Not Vested ($) (2)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#) (3)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (4)
M. Cheung	3/1/2025	3,381	$1,766,877	23,550	$12,306,995
	3/1/2024	891	$465,628	12,222	$6,387,095
E. Aboaf	3/1/2025	2,442	$1,276,165	17,008	$8,888,211
	3/1/2025	3,308	$1,728,728	15,438	$8,067,744
C. Craig	3/1/2025	188	$98,247	1,308	$683,548
	3/1/2024	119	$62,188	1,628	$850,777
	2/12/2024	1,560	$815,240
	4/1/2023	1,480	$773,433
W. Eager	8/15/2025	3,569	$1,865,124
	3/1/2025	263	$137,441	1,830	$956,340
	3/1/2025			7,476	$3,906,883
	3/1/2024	119	$62,188	1,628	$850,777
	3/1/2024			8,148	$4,258,063
	5/3/2022	3,784	$1,977,481
	2/28/2022	254	$132,738
S. Saha	3/1/2025	1,221	$638,082	8,504	$4,444,105
	3/1/2024	678	$354,316	9,288	$4,853,816
S. Kemps	3/1/2025	1,071	$559,694	7,458	$3,897,476
	3/1/2024	606	$316,690	8,310	$4,342,723
D. Draper	3/1/2025	301	$157,300	2,092	$1,093,258
	3/1/2024	190	$99,292	2,606	$1,361,870
(1)
Represents RSU awards which are not performance-based. RSU awards granted on March 1, except for Mr. Aboaf’s replacement “make whole” RSU award of 3,308 units, vest in three approximately equal annual installments on December 31 of each year, commencing on December 31 of the year of grant. Mr. Aboaf’s replacement RSU award vests in three approximately equal annual installments commencing on the first anniversary of the grant date. Mr. Craig’s February 12, 2024 and April 1, 2023 awards each vest in three approximately equal annual installments commencing on the first anniversaries of the respective grant dates. Mr. Eager’s RSU awards not granted on March 1 vest as follows: (i) the August 15, 2025 award vests in full on the third anniversary of the grant date; (ii) the May 3, 2022 award, representing units acquired upon satisfaction of performance criteria for a performance-based restricted stock unit award, vests in three approximately equal installments on December 31 of each year, commencing on December 31, 2024; and (iii) the February 28, 2022 award, representing shares awarded in replacement of legacy IHS Markit equity awards previously held by Mr. Eager, vested on February 1, 2026.

(2)
Market value determined based on the closing price of our common stock on December 31, 2025 of $522.59. The amounts for the awards do not necessarily reflect the dollar amounts of compensation that may be realized by our named executive officers.

(3)
Represents PSU awards, including: (i) PSUs granted in 2024 and 2025 that are scheduled to vest at the end of a three-year performance period (January 1, 2024 — December 31, 2026 for the 2024 grants and January 1, 2025 — December 31, 2027 for the 2025 grants) and to pay out by March of the year following the end of the performance cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a cumulative non-GAAP ICP Adjusted EPS goal; and (ii) for Mr. Eager only, CARFAX PSUs granted in

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2024 and 2025 that are scheduled to vest at the end of a three-year performance period (January 1, 2024 — December 31, 2026 for the 2024 grant and January 1, 2025 — December 31, 2027 for the 2025 grant) and to pay out by March of the year following the end of the performance cycle, with payment ranging up to a maximum of 200% of the target award based on the attainment level of a cumulative non-GAAP ICP Adjusted EBITA goal for CARFAX U.S.
(4)
Based on performance through December 31, 2025 and the closing price of our common stock on December 31, 2025 of $522.59. In accordance with SEC rules, the number of PSUs and CARFAX PSUs reflected in the table represents the maximum number of PSUs and CARFAX PSUs granted in 2024 and 2025 under the Company’s 2019 Stock Incentive Plan that are realizable in connection with the achievement of pre-established performance targets over the applicable performance periods. The actual number of PSUs and CARFAX PSUs, if any, that will vest will be based on the level of achievement of the applicable performance goal as of the actual end of the applicable performance period. For more information on the terms of awards granted in 2025, see pages 64 through 66 of the “Compensation Discussion and Analysis” included in this Proxy Statement.

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Executive Compensation Tables (continued)

Option Exercises and Stock Vested in 2025 Table
The following table contains information concerning each vesting of PSUs and RSUs during 2025 (including PSUs and RSUs that vested on December 31, 2025 but did not settle until early 2026) for each of the named executive officers:
	Stock Awards
Name	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (1)
M. Cheung	32,426	$17,131,062
E. Aboaf	1,202	$628,153
C. Craig	4,039	$2,100,644
W. Eager	15,589	$8,145,966
S. Saha	13,252	$6,968,179
S. Kemps	18,530	$9,786,853
D. Draper	11,273	$5,976,800
(1)
Represents the amounts realized based on the closing price of the Company’s common stock on the applicable vesting date (or the immediately preceding trading day for any vesting date that fell on a weekend), including for: (i) PSUs earned by our NEOs, as well as CARFAX PSUs for Mr. Eager, for the three-year performance period beginning in fiscal year 2023 that vested on December 31, 2025 and paid out in February 2026; (ii) PSUs earned by certain of our our NEOs that were granted in 2022 as special “Founders Grants” following the Company’s merger with IHS Markit, which vested at the end of the three-year performance period on February 28, 2025 and paid out in March 2025; and (iii) time-based RSUs that vested during fiscal year 2025.

80       2026 Proxy Statement

Executive Compensation Tables (continued)

2025 Pension Benefits Table
The following table contains information with respect to each Plan of the Company that provides for payments or other benefits to the named executive officers at, following or in connection with retirement:
Name	Plan Name	Number of Years of Credited Service (#)	Present Value of Accumulated Benefit ($) (1)(2)
M. Cheung	ERP	1	$21,559
	ERPS	1	$—
	Total		$21,559
E. Aboaf	ERP	—	$—
	ERPS	—	$—
	Total		$—
C. Craig	ERP	1	$15,632
	ERPS	1	$—
	Total		$15,632
W. Eager	ERP	—	$—
	ERPS	—	$—
	Total		$—
S. Saha	ERP	—	$—
	ERPS	—	$—
	Total		$—
S. Kemps	ERP	—	$—
	ERPS	—	$—
	Total		$—
D. Draper	ERP	—	$—
	ERPS	—	$—
	Total		$—
(1)
The benefit amounts shown in the table are actuarial present values of the benefits accumulated through December 31, 2025, as described below. The actuarial present value is calculated by estimating the expected future payments starting at an assumed retirement age, weighting the estimated payments by the estimated probability of surviving to each post-retirement age, and discounting the weighted payments at an assumed discount rate to reflect the time value of money. The actuarial present value represents an estimate of the amount which, if invested today at an assumed discount rate of 5.45% for the ERP and 5.33% for the ERPS, would be sufficient on an average basis to provide the estimated future payments based on the benefit currently accrued. The assumed retirement age is the earliest age at which a participant could retire without any benefit reduction due to age. The actual benefit present values will vary from these estimates depending on many factors, including an executive’s actual retirement age.

(2)
As discussed further on page 82 of this Proxy Statement, on April 1, 2012 the Company “froze” the ERP and ERPS to new participants and future accruals. Final benefits are calculated based on that date, and no additional adjustments are made based on additional service or pay after that date. Other than Ms. Cheung and Mr. Craig, none of the other NEOs are participants in the ERP or ERPS since they did not meet the eligibility requirements by April 1, 2012.

Ms. Cheung and Mr. Craig are entitled to retirement benefits under two defined benefit plans of the Company: the Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (generally referred to as the “ERP”) and the S&P Global Inc. Employee Retirement Plan Supplement (generally referred to as the “ERP Supplement” or “ERPS”). Ms. Cheung and Mr. Craig were fully vested in the benefits pursuant to the ERP, and neither had a balance in the ERPS, in each case, as of December 31, 2025.
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Executive Compensation Tables (continued)

Employee Retirement Plan of S&P Global Inc. and Its Subsidiaries (“ERP”)
The ERP is a qualified defined benefit pension plan which provides retirement benefits to eligible U.S.-based employees of the Company and which was frozen to new participants and future accruals as of April 1, 2012. The plan pays benefits at retirement to participants who terminate or retire from the Company after meeting the eligibility requirements for a benefit. The retirement benefit is based on a percentage of a participant’s total plan compensation during such participant’s employment with the Company (this is called a career pay formula).
A participant’s annual benefit accrual under the ERP is calculated as 1% of Plan compensation. The plan compensation includes the participant’s base salary and short-term incentive award. Because this is a qualified plan, the plan compensation is restricted by the compensation limit imposed by the Internal Revenue Code. In 2012, the last year for which any benefits accrued under the ERP, this compensation limit was $250,000. The retirement benefit payable from the ERP is the sum of each year’s annual benefit accrual. This amount is available unreduced at the earlier of the ERP’s normal retirement age of 65 or age 62 if a participant has 10 years of service with the Company. If a participant has attained age 55 with 10 years of service with the Company, an early retirement benefit is available. The benefit is reduced by 4% per year for each year of payment prior to age 62 to reflect the earlier payments.
Participants can choose from among several optional forms of annuity payments under the ERP. A participant receives the highest monthly payment under a single life annuity, while the other payment forms result in a lower monthly benefit generally because payment may be made to a surviving joint annuitant or beneficiary following the participant’s death.
The present value estimates shown in the “2025 Pension Benefits Table” assume payment of the named executive officers’ accumulated benefits under the ERP, based on pay and service earned through April 1, 2012, in the form of a single life annuity commencing on the earliest date the benefits are available unreduced (age 62 in the case of Ms. Cheung and Mr Craig, since they had completed at least 10 years of vesting service as of December 31, 2025). The values assume a discount rate of 5.45% and a mortality assumption based on the fully generational PRI2012 mortality table with MP-2021 improvement scale.
S&P Global Inc. Employee Retirement Plan Supplement (“ERPS”)
The ERPS is a non-qualified pension plan which was similarly frozen to new participants and future accruals as of April 1, 2012. Prior to the freeze, the ERPS was intended to help attract and retain the executive workforce by providing benefits incremental to those permitted under the ERP.
The ERPS is designed to restore retirement benefits that cannot be paid under the ERP due to Internal Revenue Code limits. The benefit provided under the ERPS will effectively equal the difference between the benefit that would have been earned under the ERP, without regard to any pay or benefit limits, and the actual benefit payable under the ERP.
All participants under the ERP were eligible to participate in the ERPS, provided that the ERP benefits were limited by the Internal Revenue Code limits. In general, a participant’s annual accrual under the ERPS is determined based on 1% of the compensation under the ERP in excess of the Internal Revenue Code compensation limit for that year ($250,000 in 2012). The retirement benefit payable under the ERPS is the sum of each year’s annual benefit accrual. ERPS payments commence one year following separation from service or, if later, age 65, or age 62 with 10 years of service with the Company. The ERPS was amended in 2025 to implement a cashout provision that allows the Company, in its sole discretion, to pay a lump sum if certain tax code requirements are met.
82       2026 Proxy Statement

Executive Compensation Tables (continued)

2025 Non-Qualified Deferred Compensation Table
The following Non-Qualified Deferred Compensation Table contains information concerning non-qualified savings and deferral plans offered to our named executive officers:
Name	Plan	Executive Contributions in Last Fiscal Year ($) (1)	Company Contributions in Last Fiscal Year ($) (2)	Aggregate Earnings in Last Fiscal Year ($) (3)	Aggregate Withdrawals/ Distributions ($)	Aggregate Balance at Last Fiscal Year End ($)
M. Cheung	401(k) Plan Supplement	$979,725	$277,589	$116,921	$—	$4,449,839
E. Aboaf	401(k) Plan Supplement	$21,900	$21,900	$264	$—	$44,064
C. Craig	401(k) Plan Supplement	$286,358	$97,362	$35,463	$—	$1,385,484
W. Eager	401(k) Plan Supplement	$146,734	$73,367	$11,866	$—	$493,452
S. Saha	401(k) Plan Supplement	$132,125	$187,177	$40,176	$—	$1,521,053
S. Kemps	401(k) Plan Supplement	$120,300	$170,425	$58,119	$—	$2,124,766
D. Draper	401(k) Plan Supplement	$111,778	$158,352	$27,391	$—	$1,063,392
(1)
Reflects executive contributions to the 401(k) Plan Supplement in respect of the 2025 fiscal year, as further described below.

(2)
Reflects Company contributions to the 401(k) Plan Supplement, including employer supplemental matching and profit sharing supplemental contributions, in respect of the 2025 fiscal year, all of which are reported in the “All Other Compensation” column of the “2025 Summary Compensation Table” on pages 73 through 75 of this Proxy Statement.

(3)
Reflects non-qualified deferred compensation earnings under the 401(k) Plan Supplement.

401(k) Plan Supplement
Account balances under the 401(k) Plan Supplement are currently credited with interest at the rate earned on The 401(k) Savings and Profit Sharing Plan Stable Value Fund (also referred to as the Stable Assets Fund). The annual rate of interest credited under the Plan was 3.0% for the 2025 fiscal year. Account balances under the 401(k) Plan Supplement are distributed to executives in July following the year in which the executive separates from service. The 401(k) Plan Supplement was amended in 2025 to implement a cashout provision that allows the Company, in its sole discretion, to pay a lump sum if certain tax code requirements are met.
Beginning in 2023, eligible participants under the 401(k) Plan Supplement were permitted to defer up to 60% of their eligible compensation subject to IRS and plan limits. In addition, the Company provided a supplemental matching contribution of a participant’s supplemental employee contributions in the amount of 100% up to the first 4% of eligible compensation in excess of the IRS compensation limit (reduced from 6% of eligible compensation in prior years), as well as a new supplemental non-elective contribution equal to 2% of eligible compensation each pay period. The supplemental non-elective contribution was available regardless of whether the participant contributed to the 401(k) Plan Supplement.
Effective January 1, 2025, the 401(k) Plan Supplement was amended to increase the Company supplemental matching contribution from up to 4% of eligible compensation to up to 6% of eligible compensation in excess of the IRS compensation limit. Given this increase to the Company supplemental matching contributions, the Company determined that it would no longer provide a 2% non-elective contribution under the 401(k) Plan Supplement. The Company also amended the 401(k) Plan Supplement to provide that the annual profit share contribution is a discretionary contribution which in no event shall exceed 5% of an executive’s earnings in excess of the IRS annual qualified plan compensation limit. For fiscal year 2025, the Company exercised discretion and awarded an amount equal to 2.5% of the eligible executive’s earnings in excess of the IRS annual qualified plan compensation limit. All of our NEOs, other than Messrs. Aboaf and Eager, are eligible for supplemental profit sharing contributions under the 401(k) Plan Supplement.
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Executive Compensation Tables (continued)

Potential Payments Upon Termination or Change-in-Control
The NEOs may be eligible to receive certain payments and benefits under our severance, incentive and retirement plans in connection with the NEO’s termination of employment or a change-in-control. Described below are the specific events that would trigger the payments and benefits, and the estimated payments and benefits that would be provided to the named executive officers upon the occurrence of these events.
Severance Plans
Senior Executive Severance Plan (Ms. Cheung and Messrs. Aboaf, Eager, Saha and Draper)
Ms. Cheung and Messrs. Aboaf, Eager, Saha and Draper are eligible for severance payments and benefits under our Senior Executive Severance Plan upon the occurrence of the following triggering events:
•
the Company terminates the executive’s employment other than for cause;

•
the executive resigns due to an adverse change in the executive’s functions, duties or responsibilities that would cause the executive’s position to have substantially less responsibility, importance or scope; or

•
the executive resigns due to a reduction of the executive’s base salary by 10% or more.

In addition, the executive will be eligible for severance payments and benefits if the executive resigns following a change-in-control because:
•
the executive’s base salary is reduced (other than a reduction of less than 10% as part of a Company-wide salary reduction) below the highest rate in effect since the beginning of the 24-month period prior to the change-in-control;

•
the executive’s annual or long-term incentive opportunity is materially less favorable than at any time since the beginning of the 24-month period prior to the change-in-control;

•
the aggregate value of the executive’s pension and welfare benefits is materially reduced;

•
the executive is required to transfer to a principal business location that increases the distance to the executive’s residence by more than 35 miles;

•
there is an adverse change in the executive’s title or reporting relationship or an adverse change by the Company in the executive’s authority, functions, duties or responsibilities (other than that which results solely from the Company ceasing to have a publicly traded class of common stock or the executive no longer serving as the chief executive, or reporting to the chief executive officer, of an independent, publicly traded company as a result thereof), which change would cause the executive’s position with the Company to become one of substantially less responsibility, importance or scope; or

•
a successor to the Company fails to adopt the Senior Executive Severance Plan.

A termination for “cause” generally means a termination due to misconduct that results in, or could reasonably be expected to result in, material damage to the Company’s property, business or reputation.
A “change-in-control” generally means:
•
person or group acquires 20% or more of the Company’s voting securities;

•
the members of our Board of Directors, together with persons approved by a majority of those members or persons approved by them, no longer make up a majority of the Board;

•
consummation of a merger or consolidation involving the Company if our voting securities do not represent more than 50% of the outstanding shares and voting power of the company surviving the transaction; or

•
our shareholders approve the liquidation or dissolution of the Company.

Under the Senior Executive Severance Plan, as it was in effect as of December 31, 2025, each NEO listed above as eligible to participate under the plan as of December 31, 2025 (other than Ms. Cheung, whose severance benefits are described below separately) was eligible to receive the following severance payments and benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental and accidental death and disability insurance benefit plans during a severance period of 12 months;

•
a lump sum payment at the end of the severance period equal to six months of the executive’s base salary (other than for Mr. Aboaf who does not have the requisite twenty-four months of service with the Company to qualify for this entitlement); and

•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits (other than for Mr. Aboaf).

84       2026 Proxy Statement

Executive Compensation Tables (continued)

Under the Senior Executive Severance Plan, as it was in effect as of December 31, 2025, the CEO, Ms. Cheung, was eligible to receive the following severance payments and benefits upon the occurrence of one of the termination events described above:
•
continued payment of the executive’s base salary and participation in the Company’s non-qualified retirement, life, medical, dental and accidental death and disability insurance benefit plans during a severance period of 12 months;

•
a lump sum payment at the end of the severance period equal to 12 months of the executive’s base salary; and

•
an additional lump sum severance payment at the end of the severance period equal to 10% of the lump sum payment calculated above in lieu of continued benefits.

If the triggering event takes place following a change-in-control, then (i) the total severance payments for all NEOs covered under the Senior Executive Severance Plan as of December 31, 2025 (including Ms. Cheung) during the 12-month severance period would be equal to the sum of the executive’s annual base salary and annual target incentive award, with continued benefits coverage for the 12-month severance period, and (ii) the lump sum payment due at the end of the severance period would also be equal to the sum of the executive’s annual base salary and annual target incentive award, increased by an amount equal to 10% of the lump sum in lieu of benefits.
In each case, to receive the separation pay due under the Senior Executive Severance Plan, the executive would have to sign a general release of claims against the Company.
Management Severance Plan (Mr. Craig)
Mr. Craig is eligible for severance payments and benefits under our Management Severance Plan upon a termination of employment by the Company other than for cause (defined in the same way as the Senior Executive Severance Plan).
Under the Management Severance Plan, as it was in effect as of December 31, 2025, Mr. Craig was eligible to receive continued payment of his base salary and participation in the Company’s non-qualified retirement, life, medical, dental and accidental death and disability insurance benefit plans plans during a severance period of nine months.
To receive the separation pay due under the Management Severance Plan, Mr. Craig would have to sign a general release of claims against the Company.
Severance Arrangements with Mr. Kemps
Pursuant to the Kemps Letter Agreement discussed on page 69 of this Proxy Statement, Mr. Kemps is eligible to receive enhanced severance benefits in lieu of any severance benefits that he would otherwise be eligible to receive under the Senior Executive Severance Plan.
The Kemps Letter Agreement provides for the following severance benefits for Mr. Kemps upon a termination of employment, subject to Mr. Kemps’ execution and non-revocation of a general release of claims against the Company:
•
severance pay equal to two times the sum of his annual base salary and target annual cash incentive opportunity, one-half of which is payable in equal installments for a period of 12 months, and the remainder of which is payable in a lump sum following the one-year anniversary of his termination date (or fully paid in a lump sum if the termination occurs during the 24-month period following a change-in-control of the Company);

•
a lump sum payment of his target annual cash incentive opportunity for the year of termination, prorated based on length of service through his termination date;

•
continued participation in Company-sponsored benefit plans and programs at active employee rates, to the extent permitted by applicable law and each respective plan;

•
accelerated vesting of any RSUs that would vest during the 24-month period following the termination date;

•
eligibility to vest in a pro-rata portion of any PSUs based on actual performance through the end of the performance period, with proration based on the number of months employed during the performance period, plus up to an additional 24 months of credit service, subject to a maximum of 36 months.

In addition, the Kemps Letter Agreement provides that, in the event any other executive receives severance, benefits or vesting terms greater than those provided therein, Mr. Kemps shall receive the same terms. The amounts shown in the termination tables below reflect the arrangements provided for in the Kemps Letter Agreement.
Severance Arrangements with Mr. Draper
In connection with the Company’s decision to terminate Mr. Draper’s employment without cause, Mr. Draper will continue to serve the Company in a transitional capacity through June 30, 2026, at which time his employment will terminate. Upon termination of employment, Mr. Draper will receive the standard payments and benefits provided under the terms of the Senior Executive Severance Plan, as set forth above. The values set forth in the tables below in this section reflect a termination date of December 31, 2025 instead of his actual termination date in June 2026.
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Executive Compensation Tables (continued)

General Severance Treatment
In general, if payments under the Senior Executive Severance Plan and Management Severance Plan are considered “excess parachute payments” under Section 280G of the Internal Revenue Code, then a deduction to the Company will be disallowed and the executive will be subject to an excise tax equal to 20% of the excess parachute payment amount. Because of the way the excise tax is calculated, in certain circumstances, the executive may receive a larger after-tax amount (and the Company will be entitled to a larger tax deduction) if the gross amount payable to the executive is reduced. In this case, certain of the executive’s payments would be “cut back” to the largest amount that would not result in payment of any excise tax.
Severance payments to the NEOs that constitute non-qualified deferred compensation under Section 409A of the Internal Revenue Code will generally be delayed during the first six months following the executive’s termination, as required under Section 409A, and installments that would have otherwise been paid during the six-month delay will be paid in a lump sum following the end of the six-month delay.
Estimated Severance as of December 31, 2025
The following table shows the estimated payments and benefits that would have been provided to each NEO if the executive’s employment had involuntarily terminated on December 31, 2025:
Name	Payment on Termination ($) (1)	Payment on Termination Following Change-in-Control ($) (2)
M. Cheung	$2,408,968	$7,133,968
E. Aboaf	$875,661	$5,563,161
C. Craig	$583,497	$583,497
W. Eager	$1,110,434	$3,357,934
S. Saha	$1,301,809	$4,521,809
S. Kemps (3)	$3,603,648	$3,603,648
D. Draper (4)	$1,194,016	$3,651,516
(1)
Except as noted in footnote (3), the estimated payment on an involuntary termination reflects the amount payable, including the estimated value of continued benefit coverage (based on 2025 costs for company-paid premiums and 2025 employer contributions under the 401(k) Plan Supplement) during the severance period, pursuant to the terms of the Senior Executive Severance Plan, or for Mr. Craig, the Management Severance Plan.

(2)
Except as noted in footnote (3), the estimated payment on an involuntary termination following a change-in-control includes the severance benefit payable under the Senior Executive Severance Plan, plus 10% of the lump sum portion of the severance amount in lieu of continued benefit coverage, as provided under the Senior Executive Severance Plan. For Mr. Craig, the estimated payment on termination following a change-in-control reflects his severance benefit payable under the Management Severance Plan.

(3)
The estimated payments on termination and on termination following a change-in-control reflect the amounts payable to Mr. Kemps under the Kemps Letter Agreement, assuming he receives one year of benefits continuation and an amount equal to 10% of the lump sum portion of his cash severance in lieu of continued benefits (similar to the other NEOs who are participants in the Senior Executive Severance Plan).

(4)
The estimated payments on termination and on termination following a change-in-control reflect the amounts that would have been payable to Mr. Draper assuming a termination date of December 31, 2025. Other than any potential change to the benefits continuation costs for Mr. Draper based on 2026 premiums and employer 401(k) Plan Supplement contributions, the above payment on termination column reflects the same severance amounts that Mr. Draper will be eligible for upon his termination in June 2026.

Key Executive Short-Term Incentive Compensation Plan
The NEOs may receive a portion of their annual incentive award under the STIC if the executive terminates employment because of death, disability or retirement, or if the Company terminates the executive’s employment other than for cause. Payments are prorated for the period the executive was employed during the year and are made to the executive in a lump sum on the regular payment date under the STIC based on actual performance (but in the case of a termination without cause in which the executive was not retirement-eligible, with actual performance capped at 100% of target).
If there is a change-in-control, each NEO will generally receive a payment equal to the average of the NEO’s annual incentive award payments for the preceding three years, prorated for the period elapsed through the date of the change-in-control. The Company may also pay the executive any additional amount necessary to reflect the actual achievement of the Company performance objectives and individual performance criteria for the executive through the date of the change-in-control.
86       2026 Proxy Statement

Executive Compensation Tables (continued)

Estimated Short-Term Incentive Payments as of December 31, 2025
The following table shows the estimated payments that would have been provided under the STIC to each named executive officer if the executive’s employment had terminated on December 31, 2025, or if a change-in-control had occurred on that date:
Name	Payment on Termination ($) (1)	Payment on Change-in-Control ($) (2)
M. Cheung	$2,445,300	$1,764,416
E. Aboaf	$1,693,621	$1,188,713
C. Craig	$706,420	$553,275
W. Eager	$931,397	$880,750
S. Saha	$1,441,800	$1,339,028
S. Kemps	$1,086,800	$1,213,333
D. Draper (3)	$1,235,600	$1,217,653
(1)
This assumes 2025 full-year actual level of achievement for the named executive officers.

(2)
Reflects the average of the actual payments paid over the preceding three years for all NEOs, other than for Mr. Aboaf, which reflects his base salary, multiplied by (y) an average of the change-in-control payments to be paid to other Company executives at the same grade level and in the enterprise bonus pool, divided by (z) the average of such other executives’ base salaries.

(3)
Mr. Draper’s actual short-term incentive payment will be less than the above as his 2026 bonus will be prorated to reflect only his period of employment during 2026.

Stock Incentive Plan
Each of the NEOs has been granted PSUs and RSUs under the Company’s 2019 Stock Incentive Plan. The general treatment of these equity awards upon an executive’s termination of employment or a change-in-control is described below.
Performance Share Units (PSUs) (Including CARFAX PSUs)
If the executive terminates employment due to “Retirement” (generally defined as age 65 with limited exceptions) or disability, or in the event of a termination of employment by the Company other than for cause and subject to the executive signing a general release of claims against the Company, the executive receives the number of shares that would be payable under the terms of the award based on the actual performance for the full performance period, prorated for the period of time during the award cycle that the executive was employed (plus the period during which the executive receives separation pay for terminations other than for cause). Delivery of the awarded shares is made in the year following the normal maturity date for the award.
In the case of the executive’s death, the number of shares awarded is based on target performance, prorated for the period of time during the award cycle that the executive was employed. Delivery of the awarded shares is made by March 15 of the year following the executive’s death.
In the event of a change-in-control during the performance period, if assumed on substantially the same terms and conditions, each outstanding PSU award will convert into an award of time-vesting RSUs with respect to a number of shares determined as follows: if less than 50% of the performance period has elapsed, the number of shares will be based on target performance; and if 50% or more of the performance period has elapsed, the number of shares will be based on the higher of target or actual performance as of the change-in-control date. The converted RSUs will then continue to vest pursuant to the original vesting schedule of the PSUs, except that they will vest in full if the executive’s employment is terminated due to Retirement, disability or death or by the Company without cause. If the awards are not so assumed, they will be deemed to be earned at the higher of target or actual performance as of the change-in-control date, and the award will vest in full.
Restricted Stock Units (RSUs)
If the executive terminates employment due to Retirement, disability or death, or in the event of a termination of employment by the Company other than for cause and subject to the executive signing a general release of claims against the Company, the executive vests in a prorated portion of the shares that are covered by the outstanding RSUs based on the time that the executive was employed (plus the period during which the executive receives separation pay for terminations other than for cause). Delivery of the vested shares is made on the scheduled delivery date(s), except for in the event of death, where delivery occurs within 60 days of death.
In the event of a change-in-control during the vesting period, if assumed on substantially the same terms and conditions, RSUs will roll over into awards of the successor company’s stock and will remain outstanding subject to their original vesting terms, except that they will vest in full if the executive’s employment is terminated due to Retirement, disability or death or by the Company without cause within 24 months following the change-in-control. If RSUs are not so assumed, they will vest in full upon the change-in-control.
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Executive Compensation Tables (continued)

S&P Dow Jones Indices Long-Term Performance Cash Awards
If the executive terminates employment due to Retirement or disability, or in the event of a termination of employment by the Company other than for cause and subject to the executive signing a general release of claims against the Company, the executive receives the amount that would be payable under the terms of the award based on the actual performance for the full performance period, prorated for the period of time during the award cycle that the executive was employed (plus the period during which the executive receives separation pay for terminations other than for cause). Payment of the award is made in the year following the normal maturity date for the award.
In the case of the executive’s death, the amount paid is based on actual performance through the end of the year in which death occurs, prorated for the period of time during the award cycle that the executive was employed. Payment of the award is made by March 15 of the year following the executive’s death.
In the event of a change-in-control during the performance period, the Board may take any action as it may determine necessary or appropriate to treat the grantee equitably, including, without limitation, the modification or waiver of the performance measures, the performance period or the final payment amount, provided that the award payment date shall not be accelerated.
Estimated Long-Term Incentive Award Payments as of December 31, 2025
The following table shows the value of the outstanding long-term incentive awards that would become payable (on the scheduled distribution dates) to each named executive officer if the executive’s employment had terminated on December 31, 2025, or if a change-in-control had occurred on that date:
	Termination of Employment		Change-in-Control (1) (4)
Name	Death/Disability/ Retirement (1) (2)	Involuntary Termination Without Cause (1) (3)
M. Cheung	$4,181,243	$8,631,619	$11,579,549
E. Aboaf	$3,308,517	$7,333,505	$11,482,870
C. Craig	$1,335,740	$2,108,128	$2,516,271
W. Eager (5)	$2,883,129	$7,139,625	$9,161,003
S. Saha	$2,358,971	$4,576,843	$5,641,359
S. Kemps (6)	$4,996,483	$4,996,483	$4,996,483
D. Draper (7)	$1,836,880	$3,221,293	$3,884,156
(1)
Dollar value determined based on the closing price of our common stock on December 31, 2025 of $522.59.

(2)
Except as noted in footnotes (5) through (6), this column reflects the following treatment on a termination of employment due to death, disability or Retirement: (i) prorated participation and assumed target achievement through December 31, 2025 in the 2024 and 2025 annual PSU, including CARFAX PSU, and S&P Dow Jones Indices Long-Term Performance Cash, award cycles; and (ii) pro rata vesting of time-based RSUs.

(3)
Except as noted in footnotes (5) through (6), this columns reflects the following treatment on an involuntary termination of employment without cause, subject to the executive signing a general release of claims against the Company: (i) prorated participation and assumed target achievement through December 31, 2025 in the 2024 and 2025 annual PSU, including CARFAX PSU, and S&P Dow Jones Indices Long-Term Performance Cash, award cycles; and (ii) pro rata vesting of time-based RSUs. Proration for the purposes of the amounts in this column assumes that an NEO’s vesting continued for an additional year following termination (or 9 months for Mr. Craig).

(4)
Reflects target achievement of the performance goals for the 2024 and 2025 annual PSU, including CARFAX PSU, awards in the event such awards are not assumed upon a change-in-control or an NEO incurs a qualifying termination of employment following a change-in-control. Reflects target achievement of the performance goals for the 2024 and 2025 annual S&P Dow Jones Indices Long-Term Performance Cash Awards in the event such awards are not assumed. This amount also includes full vesting of time-based RSU awards, in the event such awards are not assumed or an NEO incurs a qualifying termination of employment following a change-in-control.

(5)
For Mr. Eager, the above reflects the standard termination treatment provided for under his award agreements and as described in footnotes (2) through (4) for the other NEOs, except with respect to his legacy IHS Markit award, which vests in full upon a termination due to death, disability or Retirement and is forfeited upon an involuntary termination without cause.

(6)
For Mr. Kemps, the above reflects full accelerated vesting of all of his outstanding equity awards (assuming target achievement with respect to the 2024 and 2025 PSUs), which treatment is provided for under the Kemps Letter Agreement detailed above.

(7)
For Mr. Draper, the above reflects the standard termination treatment provided for under his award agreements and as described in footnotes (2) through (4) for the other NEOs. These values will change, however, based on stock price and any additional amounts vested as of his actual termination date of June 30, 2026.

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Executive Compensation Tables (continued)

Other Benefits
In addition to the amounts described above, as of December 31, 2025, our NEOs were entitled to receive payments related to their pension benefits (to the extent eligible) and non-qualified deferred compensation accounts described above under “2025 Pension Benefits Table” and “2025 Non-Qualified Deferred Compensation Table”, respectively, in the event of a termination of employment. Our NEOs are not entitled to enhanced termination benefits under these plans. In addition, our NEOs are also eligible for certain benefits upon death or disability under the Management Supplemental Death & Disability Benefits Plan, as described in the CD&A under “Health and Welfare Benefits” on page 67 of this Proxy Statement.
       2026 Proxy Statement       89

Executive Compensation Tables (continued)

CEO Pay Ratio
As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the applicable SEC rules, we are providing the following information about the relationship of the annual total compensation of our employees (based on the median, as described below) and that of our President and CEO, Ms. Cheung. We believe that the pay ratio included in this information is a reasonable estimate calculated in a manner consistent with SEC rules.
•
For 2025, the median annual total compensation of all of our employees (other than our CEO) was $40,158.

•
The annual total compensation of our CEO was $12,831,062, as reported in the “2025 Summary Compensation Table” on page 73 of this Proxy Statement.

•
Based on this information, for 2025, the ratio of the annual total compensation of our CEO to the median annual total compensation of all other employees was estimated to be 320 to 1.

Our Workforce
As a Company with a global workforce, we invest in our employees at all levels and are committed to providing competitive pay and benefits in every business and geography in which we operate. Market pay levels and pay practices are important factors that we consider in setting competitive compensation that rewards performance and meets the needs of our global workforce. With employees located in 43 countries and approximately 80% of our employees located outside the United States, the global footprint of our business drives the median pay level at S&P Global.
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Executive Compensation Tables (continued)

Methodology
Pursuant to SEC rules, the median annual total compensation of all of our employees (other than our CEO) is based on the annual total compensation of our “median employee.” We identified the median employee for our pay ratio in 2025 using the following methodology:
•
We considered the compensation of 43,178 S&P Global employees (other than our CEO) as of December 31, 2025, based on SEC pay ratio requirements for identifying the total employee population. These employees were located worldwide, with approximately 20% of the employees located in the United States, and the remaining 80% of the employees located in jurisdictions outside the United States. We did not exclude any countries and we did not make any adjustments for cost of living.

•
We used total cash compensation, consisting of total base pay, plus bonus and commission payments, for the trailing 12-month period from January 1, 2025 to December 31, 2025 as the compensation measure for identifying our median employee. The compensation measure was consistently applied to all employees across our global workforce.

•
Using this methodology, we determined that the median employee was a full-time, salaried employee who provides services as a junior professional at one of our operations sites in the Asia Pacific region.

In determining our pay ratio, we calculated the median employee’s annual total compensation in the same manner as the named executive officers in the “2025 Summary Compensation Table” beginning on page 73 of this Proxy Statement and used the foreign exchange rate from local currency to U.S. dollars as of the fiscal year end date.
The SEC rules for identifying the median employee and calculating the pay ratio based on that employee’s annual total compensation allow companies to adopt a variety of methodologies, to exclude up to 5% of the workforce, and to make reasonable estimates and assumptions that reflect their employee populations and compensation practices. As a result, our pay ratio may not be comparable to the ratio reported by other companies, as other companies have different employee populations, geographic locations, business strategies and compensation practices and may utilize different methodologies, exclusions, estimates and assumptions in calculating their own pay ratios.
       2026 Proxy Statement       91

Executive Compensation Tables (continued)

Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(v) of Regulation S-K, the following table provides information about the relationship between executive “Compensation Actually Paid” (as defined by SEC rules) and certain financial performance measures.
Our Compensation Committee believes in linking executive pay to Company performance and heavily weights variable compensation to reward achievements against pre-established, quantifiable financial performance objectives and individual strategic performance objectives. With the majority of executive pay delivered as variable incentive compensation and in the form of equity-based awards that track our stock price performance over time, the value ultimately realized by our executives is directly tied to shareholder value creation. Please see the “Compensation Discussion and Analysis” section of this Proxy Statement for more information regarding the decisions made by our Compensation Committee regarding CEO and NEO pay for performance alignment, and the compensation actually received by our NEOs, which differs from the amounts in the table set forth below.
“Compensation Actually Paid”, calculated in accordance with SEC rules, requires several adjustments to the values of our vested and unvested equity awards based on year-end stock price, various accounting valuation assumptions and projected performance payout factors for outstanding performance-based equity awards. As a result, the amounts in the table below do not reflect the actual amount of compensation earned or paid to our NEOs, and the Compensation Committee did not consider these amounts when making its incentive compensation decisions.
							Value of Initial Fixed $100 Investment Based On:
Year (a)	Summary Compensation Table Total for CEO (Cheung) (1) ($) (b)	“Compensation Actually Paid” to CEO (Cheung) (2) ($) (c)	Summary Compensation Table Total for Former CEO (Peterson) (1) ($) (d)	“Compensation Actually Paid” to Former CEO (Peterson) (2) ($) (e)	Average Summary Compensation Table Total for Non-CEO NEOs (1) ($) (f)	Average “Compensation Actually Paid” to Non-CEO NEOs (2) ($) (g)	Total Shareholder Return (3) ($) (h)	Peer Group Total Shareholder Return (3) ($) (i)	Net Income (in Millions) (4) ($) (j)	Non-GAAP ICP Adjusted Diluted Earnings Per Share (5) ($) (k)
2025	$12,831,062	$16,625,418	$—	$—	$6,916,011	$8,527,668	$166	$155	$4,820	$18.20
2024	$7,574,922	$15,204,871	$23,979,719	$54,929,776	$4,727,987	$5,873,856	$157	$148	$4,167	$16.23
2023	$—	$—	$19,506,412	$31,021,988	$5,628,458	$9,139,695	$138	$128	$2,893	$14.06
2022	$—	$—	$28,637,507	$(9,225,719)	$11,341,452	$3,426,362	$104	$98	$3,522	$12.36
2021	$—	$—	$16,143,770	$45,607,587	$5,083,397	$11,305,553	$145	$128	$3,263	$13.43
(1)
Douglas Peterson served as our President and CEO until Martina Cheung became our President and CEO on November 1, 2024. Compensation for our current and former CEOs reflects the amounts reported in the “Summary Compensation Table” for the respective years in which each served as our CEO. Average compensation for non-CEO NEOs is based on the compensation of the following NEOs: (i) in 2025, Christopher Craig, Steven Kemps, Saugata Saha, Daniel Draper, William Eager and Eric Aboaf; (ii) in 2024, Christopher Craig, Ewout Steenbergen, Sally Moore, Steven Kemps, Saugata Saha and Adam Kansler; (iii) in 2023 and 2022, Ewout Steenbergen, Martina Cheung, Adam Kansler and Daniel Draper; and (iv) in 2021, Ewout Steenbergen, John Berisford, Martina Cheung and Saugata Saha.

(2)
“Compensation actually paid” for our CEO, former CEO, and average “compensation actually paid” for our non-CEO NEOs in each fiscal year reflects the respective Summary Compensation Table total amounts as set forth in columns (b), (d) and (f) of the table above, respectively, adjusted as set forth in the table below, as determined in accordance with SEC rules. For information regarding the decisions made by our Compensation Committee in regards to the CEO’s and other NEOs’ compensation for fiscal year 2025, see pages 48 through 54 of this Proxy Statement.

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Executive Compensation Tables (continued)

	CEO 2025	Average Non-CEO NEOs 2025
Summary Compensation Table Total	$12,831,062	$6,916,011
Less Stock Award Value Reported in Summary Compensation Table for the Covered Year	$(8,978,041)	$(4,071,546)
Plus Year-End Fair Value of Outstanding Unvested Awards Granted in the Covered Year	$9,709,811	$4,743,111
Change in Fair Value of Outstanding Unvested Awards from Prior Years	$833,977	$306,035
Plus Fair Value as of the Vesting Date of Vested Awards Granted in the Covered Year	$870,112	$234,991
Change in Fair Value of Awards from Prior Years that Vested in the Covered Year	$1,335,847	$387,083
Less Fair Value of Awards Forfeited during the Covered Year	$—	$—
Plus Fair Value of Incremental Dividends or Earnings Paid on Stock Awards	$25,043	$12,255
Less Aggregate Change in Actuarial Present Value of Accumulated Benefit Under Pension Plans	$(2,393)	$(272)
Plus Aggregate Service Cost and Prior Service Cost for Pension Plans	$—	$—
“Compensation Actually Paid”	$16,625,418	$8,527,668
Fair values of equity awards set forth in the table above are computed in accordance with FASB ASC Topic 718 as of the end of the respective fiscal year, other than fair values of equity awards that vest in the covered year, which are valued as of the applicable vesting date.
The aggregate change in actuarial present value of accumulated benefit under pension plans reflects the amount reported for the covered year in the Summary Compensation Table. Service cost is calculated as the actuarial present value of benefits under all pension plans attributable to services rendered during the covered fiscal year. Prior service cost is calculated as the entire cost of benefits granted (or credit for benefits reduced) in a plan amendment (or initiation) during the covered fiscal year that are attributable by the benefit formula to services rendered in periods prior to the applicable amendment.
(3)
TSR is cumulative for the measurement periods beginning on December 31, 2020 and ending on December 31 of each of 2025 (the “2021-2025 Measurement Period”), 2024 (the “2021-2024 Measurement Period”), 2023 (the “2021-2023 Measurement Period”), 2022 (the “2021-2022 Measurement Period”) and 2021 (the “2021 Measurement Period”), respectively, calculated in accordance with Item 201(e) of Regulation S-K. The peer group for purposes of this table is (i) with respect to the 2021 Measurement Period, the same as our peer group as set forth in the Company’s Annual Report on Form 10-K for the year ended December 31, 2021, and (ii) with respect to the 2021-2022 Measurement Period, (x) for the portion of such measurement period ending on December 31, 2021, the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2021, and (y) for the portion of such measurement period beginning on January 1, 2022 and ending on December 31, 2022, the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2022. In 2022, due to the closing of our merger, IHS Markit was removed from the Company’s peer group. With respect to the 2021-2025 Measurement Period, the peer group for purposes of this table is the same as our peer group as set forth in our Annual Report on Form 10-K for the year ended December 31, 2025, which is also the same as the peer group used for the 2021-2024 and 2021-2023 Measurement Periods, and the portion of the 2021-2022 Measurement Period beginning on January 1, 2022 and ending on December 31, 2022.

(4)
Reflects “Net Income” in the Company’s Consolidated Statements of Income included in the Company’s Annual Reports on Form 10-K for each of the years ended December 31, 2025, 2024, 2023, 2022 and 2021.

(5)
For 2022, non-GAAP ICP Adjusted Diluted EPS is presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021. For 2021, 2023, 2024 and 2025, non-GAAP ICP Adjusted Diluted EPS is presented on a stand-alone basis. For descriptions and reconciliations of the non-GAAP adjustments made to the most directly comparable financial measures calculated in accordance with GAAP, see Appendix A.

       2026 Proxy Statement       93

Executive Compensation Tables (continued)

Relationship between “Compensation Actually Paid” and Performance
Calculated as required under SEC rules, the following graphs show the relationship between the “Compensation Actually Paid” to our CEO, former CEO, and other NEOs and the performance figures in the tabular disclosure above. We do not use TSR performance relative to a peer group or net income as performance measures for determining payouts under our incentive compensation programs.
(1) “Compensation Actually Paid” and TSR
(2) “Compensation Actually Paid” and Net Income
We have selected non-GAAP ICP Adjusted Diluted EPS as the most important performance factor used to determine executive pay, as the sole performance metric for our 3-year long-term PSU awards, which is the largest component of executive pay.
(3) “Compensation Actually Paid” and Non-GAAP ICP Adjusted Diluted EPS
94       2026 Proxy Statement

Executive Compensation Tables (continued)

Our Most Important Performance Measures
The following table sets forth an unranked list of the performance measures which we view as the “most important” measures for linking our NEOs’ compensation to short- and long-term Company performance. For more information on how our Compensation Committee uses these metrics to assess the performance of our NEOs and determines executive compensation within our pay-for-performance compensation framework, please see the “Compensation Discussion and Analysis” section of this Proxy Statement beginning on page 31.
Performance Measure	Considerations
Non-GAAP ICP Adjusted Diluted EPS
Used as the sole metric for our 3-year long-term Performance Share Unit (PSU) Awards, which account for the largest component of executive pay, this metric drives long-term value creation for our shareholders, as it considers capital allocation decisions as well as the importance of continual discipline in operating performance

Non-GAAP ICP Adjusted Revenue Growth	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric strengthens the importance of growth and scale to our Company
Non-GAAP ICP Adjusted EBITA Margin	Used to determine 35% of annual short-term incentive pool funding for our NEOs, this metric draws focus on margin expansion driven by revenue growth, cost discipline and productivity
       2026 Proxy Statement       95

DIRECTOR COMPENSATION

DIRECTOR COMPENSATION
2025 Director Compensation Table
Directors who are employees of the Company receive no additional compensation for serving on the Board or its Committees. The following table contains information regarding the compensation that the Company paid to the non-employee Directors in 2025.
Name	Fees Earned or Paid in Cash ($)	Stock Awards ($) (1)	All Other Compensation ($) (2)	Total ($)
Marco Alverà	$142,500	$225,000	$60	$367,560
Jacques Esculier	$130,000 (4)	$225,000	$60	$355,060
Gay Huey Evans (3)	$54,167	$93,750	$2,346	$150,263
William Green	$124,000	$225,000	$50,060	$399,060
Stephanie Hill	$139,000	$225,000	$60	$364,060
Rebecca Jacoby	$150,000	$225,000	$50,060	$425,060
Robert Kelly (3)	$51,667	$93,750	$25	$145,442
Ian Livingston	$243,167 (4)	$225,000	$50,060	$518,227
Maria Morris	$139,000	$225,000	$50,060	$414,060
Richard Thornburgh (3)	$124,583	$93,750	$50,025	$268,358
Gregory Washington	$130,000 (5)	$225,000	$50,060	$405,060
(1)
Represents grant date fair value calculated in accordance with FASB ASC Topic 718 for deferred stock credited under the Director Deferred Stock Ownership Plan, as described below. The assumptions used to calculate the grant date fair value of the deferred share credits were in accordance with FASB ASC Topic 718 as disclosed in Footnote 8 to the 2025 Consolidated Financial Statements, which appear in the Company’s Form 10-K filed with the SEC on February 11, 2026. The awards outstanding under this Plan as of December 31, 2025, are as follows:

Name	# of Shares
Marco Alverà	4,553
Jacques Esculier	2,159
Gay Huey Evans (a)	—
William Green	14,831
Stephanie Hill	4,714
Rebecca Jacoby	7,568
Robert Kelly (b)	2,190
Ian Livingston	2,145
Maria Morris	4,999
Richard Thornburgh (c)	11,089
Gregory Washington	1,566
(a)
Due to her retirement, Ms. Huey Evans’ outstanding balance was paid following the 2025 Annual Meeting.

(b)
Due to his retirement, Mr. Kelly’s outstanding balance was paid in part following the 2025 Annual Meeting with the remaining portion to be paid out in 5 annual installments starting in May, 2026.

(c)
Due to his retirement, Mr. Thornburgh’s outstanding balance was paid in part following the 2025 Annual Meeting with the remaining portion to be paid out in 5 annual installments starting in May, 2026.

96       2026 Proxy Statement

DIRECTOR COMPENSATION (continued)

(2)
Represents Company-paid life insurance premiums for all non-employee Directors and Company-made contributions under the S&P Global Matching Gift Program as follows:

Name	Company Charitable Match
Gay Huey Evans	$2,321
William Green	$50,000
Rebecca Jacoby	$50,000
Ian Livingston	$50,000
Maria Morris	$50,000
Richard Thornburgh	$50,000
Gregory Washington	$50,000
(3)
Ms. Huey Evans and Messrs. Kelly and Thornburgh each retired from the Board at the 2025 Annual Meeting, which was held on May 7, 2025. Their cash and deferred stock awards were prorated pursuant to the terms of the director compensation program.

(4)
Voluntarily elected to defer all of this payment under the Director Deferred Stock Ownership Plan.

(5)
Voluntarily elected to defer all of this payment under the Director Deferred Compensation Plan.

DIRECTOR COMPENSATION AND GOVERNANCE
Overview of Key Best Practices
Our Director compensation program continues to align with long-term shareholder interests, including by the following:
DIRECTOR COMPENSATION PRACTICE		COMPANY POLICY
✔	Emphasis on Equity Compensation	The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award.
✔	Annual Compensation Limit	Non-employee Directors are subject to annual limits on their total compensation.
✔	Holding Requirement	Our non-employee Directors must hold all equity compensation granted to them in the form of deferred share credits during their tenure until they retire, and shares of the Company’s common stock underlying these awards are not delivered until following a Director’s termination of Board membership.
✔	Robust Stock Ownership Guidelines	Our Director stock ownership guidelines require Directors to acquire five times (5x) the cash component of the annual Board retainer in Company stock within five years of election to the Board.
✔	Anti-Hedging and Anti-Pledging Policy	Our anti-hedging and anti-pledging policy prohibits Directors from engaging in hedging and pledging transactions related to Company stock.
       2026 Proxy Statement       97

DIRECTOR COMPENSATION (continued)

Director Compensation Program
The Nominating and Corporate Governance Committee, comprised of independent Directors, periodically reviews the competitiveness of the Company’s non-employee Director compensation based on pay practices among the Company’s Proxy Peer Group, as described on pages 44 through 45 of this Proxy Statement, and broader general industry practices for similarly sized companies in the S&P 500. The Nominating and Corporate Governance Committee recommends any changes to the Director compensation program in connection with this review to the Board.
The Nominating and Corporate Governance Committee periodically engages Pay Governance LLC, an independent compensation consultant, to review director compensation survey data and advise the Committee on changes, if any, to non-employee Director compensation. We updated our non-employee Director compensation program, effective starting October 1, 2023, based on the Committee’s review of a competitive market analysis and advice of Pay Governance, which indicated our director compensation was well below the 25th percentile of our Proxy Peer Group, in order to deliver more market competitive total pay at median compensation levels. We have not made any additional changes to our non-employee Director compensation program subsequent to the changes that went into effect on October 1, 2023.
Compensation Elements	2025
Annual Cash Retainer	$100,000
Board Non-Executive Chair Annual Cash Retainer	$175,000
Board and Committee Fees	None
Annual Committee Chair Cash Retainer Audit Chair Compensation, Nominating and Finance Chair
$20,000
$15,000
Annual Committee Member Cash Retainer Audit Committee Compensation, Nominating and Finance Committees
$18,000
$12,000
Annual Deferred Share Credit	$225,000
Share Compensation
The most significant portion of non-employee Director compensation is the annual equity grant payable as an annual deferred share award. Each non-employee Director received a deferred share credit of $225,000 for Board service in 2025 pursuant to the Director Deferred Stock Ownership Plan, except for Ms. Huey Evans and Messrs. Kelly and Thornburgh who received a prorated award due to their respective retirements from the Board. The $225,000 deferred share credit in respect of compensation earned during fiscal year 2025 was credited as 438.89 deferred shares based on the closing price of the Company’s common stock on January 2, 2026 of $512.66. The deferred share credits are payable in shares of the Company’s common stock following a Director’s termination of Board membership, either in a lump sum or, if elected by the non-employee Director, in annual installments for a period of up to five years after termination of service on the Board, with such installments commencing on the first anniversary of the date the non-employee director ceases his or her service on the Board.
The Director Deferred Stock Ownership Plan also permits non-employee Directors to elect to receive all or part of their annual cash compensation in deferred shares of Company common stock in lieu of the cash payments. For 2026, the Company has a written agreement with Lord Livingston to receive all of his 2026 cash payments as deferred shares.
Other Director Plans and Other Compensation
In addition, non-employee Directors may elect to defer all or part of their annual cash compensation under the Director Deferred Compensation Plan. For 2026, the Company has a written agreement to defer cash payments under this Plan with Dr. Washington. Interest is payable on the deferred cash amount at 120% of the applicable Federal Long-Term Rate, as prescribed by the Internal Revenue Service in December of the year prior to the year in which the Director compensation is credited.
Our non-employee Directors are also reimbursed for tuition and related expenses for continuing director education courses.
Additionally, our non-employee Directors may participate in the charitable S&P Global Matching Gift Program, for a corporate matched contribution, generally on a standard dollar-for-dollar basis, up to a maximum participant donation of $50,000 (or the currency equivalent) for 2025.
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DIRECTOR COMPENSATION (continued)

Director Stock Ownership Guidelines
Under the Company’s Non-Employee Director Stock Ownership Guidelines, each non-employee Director is required to own or acquire, within five years of election to the Company’s Board of Directors, shares of common stock of the Company (including deferred share units held under the Director Deferred Stock Ownership Plan) having a market value of at least five times (5x) the annual cash retainer for serving as a Director of the Company at all times during his or her tenure.
Based on the holdings of shares and deferred share units under the Director Deferred Stock Ownership Plan, as of March 2, 2026, each Director was in compliance with the minimum holding requirement under the Company’s Non-Employee Director Stock Ownership Guidelines, except for Mr. Moritz, who requires additional time to accumulate sufficient shares to satisfy his ownership requirement due to a limited time in his role on the Board.
The full policy can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
No Director Hedging or Pledging
Under the Company’s Securities Trading Policy for Directors, our Directors are prohibited without exception from pledging Company stock as well as from engaging in hedging transactions related to Company stock. None of our Directors has shares of Company stock subject to a pledge.
For more information, see the description of our insider trading policies on page 71 of this Proxy Statement.
       2026 Proxy Statement       99

OWNERSHIP OF COMPANY STOCK

OWNERSHIP OF COMPANY STOCK
A beneficial owner of stock is a person who has voting power, meaning the power to control voting decisions, or investment power, meaning the power to cause the sale of the stock.
Company Stock Ownership of Management (1) (2)
The following table shows the number of shares of the Company’s common stock beneficially owned on March 2, 2026 by each of our Directors and Director nominees; the Chief Executive Officer and the other six named executive officers in the Summary Compensation Table; and all individuals who served as Directors or executive officers at March 2, 2026, as a group.
Name of Beneficial Owner	Sole Voting Power and Sole Investment Power (#)	Right to Acquire Shares within 60 Days (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)	Director Deferred Stock Awards (#) (3)
Eric Aboaf	1,311	—	1,311	(4)	—
Marco Alverà	400	—	400	(4)	5,029
Martina Cheung	25,196	—	25,196	(4)	—
Christopher Craig	10,767	1,480 (5)	12,247	(4)	—
Daniel Draper	10,754	—	10,754	(4)	—
William Eager	14,867	—	14,867	(4)	—
Jacques Esculier	1,273	—	1,273	(4)	2,873
William Green	1,000	—	1,000	(4)	15,384
Stephanie Hill	400	—	400	(4)	5,191
Rebecca Jacoby	469	—	469	(4)	8,066
Hubert Joly	2,665	—	2,665	(4)	—
Steven Kemps	13,141	—	13,141	(4)	—
Ian Livingston	—	—	—	(4)	3,082
Robert Moritz	—	—	—	(4)	—
Maria Morris	400	—	400	(4)	5,479
Saugata Saha	8,022	—	8,022	(4)	—
Gregory Washington	—	—	—	(4)	2,019

All Directors and executive officers of the Company as a group as of March 2, 2026 (a total of 22) (6)	98,988	1,480	100,468	(4)	47,123
(1)
The number of shares of common stock outstanding on March 2, 2026 was 303,462,990, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust. The percent of common stock is based on such number of shares and is rounded off to the nearest one-tenth of one percent, determined in accordance with the beneficial ownership rules under Rule 13d-3 under the Securities Exchange Act of 1934.

(2)
None of the shares included in the above table constitutes Directors’ qualifying shares.

(3)
This amount represents the number of shares of the Company’s common stock that has been credited to a bookkeeping account maintained for each non-employee Director of the Company under the Director Deferred Stock Ownership Plan. This Plan is further described beginning on page 98 of this Proxy Statement.

(4)
Less than 1%.

(5)
Reflects shares that the named individual has the right to acquire within 60 days of March 2, 2026 upon the vesting of outstanding RSUs.

(6)
Spouses and children of some members of this group may own other shares in which the members of this group disclaim any beneficial interest and which are not included in the above table.

100       2026 Proxy Statement

OWNERSHIP OF COMPANY STOCK (continued)

Company Stock Ownership of Certain Beneficial Owners
The following table shows information as to any person known to the Company to be the beneficial owner of more than 5% of the Company’s common stock.
Name and Address of Beneficial Owner	Sole or Shared Voting Power (#)	Sole or Shared Dispositive Power (#)	Total Number of Shares Beneficially Owned (#)	Percent of Common Stock (%) (1)
The Vanguard Group, Inc. 100 Vanguard Blvd. Malvern, Pennsylvania 19355 (2)	407,386	28,795,643	28,795,643	9.49%
BlackRock, Inc. 50 Hudson Yards New York, New York 10001 (3)	21,706,580	24,233,211	24,233,211	7.99%
(1)
Applicable percentage ownership is based on 303,462,990 shares outstanding as of March 2, 2026, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust.

(2)
On February 13, 2024, The Vanguard Group, Inc. (“Vanguard”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. Vanguard has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

(3)
On January 26, 2024, BlackRock, Inc. (“BlackRock”) filed an amended Schedule 13G with the SEC disclosing its beneficial ownership of the Company’s common stock. BlackRock has certified in its amended Schedule 13G filing that the Company’s common stock was acquired and is held in the ordinary course of business, and was not acquired and is not held for the purpose of changing or influencing control of the Company. The amended Schedule 13G does not identify any shares with respect to which there is a right to acquire beneficial ownership.

Delinquent Section 16(a) Reports
Section 16(a) of the Exchange Act requires our Directors, executive officers, and holders of more than 10% of our common stock, to file initial reports of ownership and reports of changes in ownership with the SEC. As a matter of practice, S&P Global assists our executive officers and Directors in preparing initial ownership reports and reporting ownership changes, and typically files those reports on their behalf. Based solely on our review of the forms filed with the SEC and written representations from our Directors and executive officers, we believe that all of the required reports under Section 16(a) for our directors and executive officers during the 2025 fiscal year were correctly filed on a timely basis, except for a late Form 4 filed on behalf of William Eager in connection with two unreported automatic purchases of shares under a dividend reinvestment program after he became an executive officer in 2025. Dividend reinvestment has subsequently been turned off on Mr. Eager’s account.
       2026 Proxy Statement       101

ITEM 3. PROPOSAL TO RATIFY THE APPOINTMENT OF THE COMPANY’S
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
The Board, after receiving a favorable recommendation from the Audit Committee, has again selected Ernst & Young LLP to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2026. Ernst & Young LLP has advised the Company that it has no direct, nor any material indirect, financial interest in the Company or any of its subsidiaries.
Although shareholder ratification is not required by our By-Laws or otherwise, the Board is submitting the appointment of Ernst & Young LLP to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Audit Committee will reconsider whether or not to retain Ernst & Young LLP. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
The following resolution will be offered by the Board of Directors at the Annual Meeting:
RESOLVED: That the selection by the Board of Directors of Ernst & Young LLP to serve as the independent registered public accounting firm of the Company and its subsidiaries for 2026 be, and hereby is, ratified and approved.
Your Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted for this proposal.
102       2026 Proxy Statement

AUDIT COMMITTEE MATTERS

AUDIT COMMITTEE MATTERS
The Audit Committee (the “Committee”) has sole authority and responsibility for the appointment of, compensation, retention and oversight of the independent public accounting firm engaged for the purpose of preparing or issuing the audit report or performing the audit for the Company. Additional information regarding the Committee’s obligations can be found on page 27.
The Board and the Audit Committee, have selected Ernst & Young LLP (“EY”) to serve as the independent auditor of the Company and its subsidiaries for 2026. A representative of EY is expected to be present at the Annual Meeting with the opportunity to make a statement if the representative desires to do so, and such representative will be available to respond to appropriate questions.
Shareholders are being asked to ratify the appointment of EY as the Independent Auditor for the Company and its subsidiaries for 2026. Please see page 102 of this Proxy Statement for voting information. Although ratification is not required by our By-Laws or otherwise, the Board and the Audit Committee are submitting the appointment of EY to our shareholders for ratification as a matter of good corporate practice. If shareholders fail to ratify the appointment, the Committee will reconsider whether or not to retain EY. Notwithstanding ratification of EY’s appointment by shareholders, the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Annual Evaluation of the Independent Auditor
In executing its responsibilities conducting an annual performance evaluation of the independent auditor, the Committee considers various factors, including (but not limited to) the following:
•
the independent auditor’s global reach relative to the Company’s business;

•
how effectively the independent auditor demonstrated its independent judgment and objectivity throughout its audit;

•
the quality and clarity of the independent auditor’s communications with the Audit Committee;

•
external data relating to audit quality and performance, including recent Public Company Accounting Oversight Board reports of EY and its peer firms;

•
the independent auditor’s familiarity with our operations and businesses, accounting policies and practices, and internal controls over financial reporting;

•
management’s perception of the independent auditor’s expertise and past performance;

•
the performance of the lead audit partner;

•
appropriateness of the independent auditor’s fees; and

•
tenure as our independent auditor and lead audit partner rotation.

In considering the tenure of EY as our independent auditor, the Committee considers the benefits of tenure in light of the robust controls in place to safeguard independence, including lead audit partner rotation. EY has served as the Company’s independent auditor since 1969 and we have a new lead audit partner, effective for the 2026 audit year.
The Committee has been focused on ensuring strong governance with regard to maintaining the independence of the Company’s external auditors. As part of that ongoing focus, the Committee regularly reviews best practices and standards for independence controls and continually evaluates ways to strengthen such controls. The Committee reviews Public Company Accounting Oversight Board reports of EY’s peers and holds annual private sessions with key members of management to review EY’s performance and the independence control structure. The framework below provides an overview of considerations the Committee weighs with regard to the annual appointment of the independent auditor.
       2026 Proxy Statement       103

AUDIT COMMITTEE MATTERS (continued)

Benefits of Tenure

Institutional Knowledge & Enhanced Audit Quality
EY has gained valuable institutional knowledge and expertise regarding our global operations and business, accounting policies and practices, and internal control over financial reporting. EY’s institutional knowledge and experience is also balanced with the fresh perspectives delivered by changes in the audit team in connection with mandatory audit partner rotation.	Continuity Mitigates Disruption Risk
Appointment of a new auditor, without reasonable cause, would require management to devote significant resources and time to onboarding for a new auditor to reach a comparable level of familiarity with our business and control framework. Such a transition has the potential to distract from management’s focus on financial reporting and internal controls.	Effective Audit Plans and Efficient Fee Structures
EY’s knowledge of our business and control framework allows it to design effective audit plans that cover key risk areas while capturing cost efficiencies, resulting in aggregate fees competitive with those of other independent accounting firms.
Independence Controls

Audit Committee Oversight
The Audit Committee and Chair hold regular private sessions with the independent auditor and regularly discuss with the independent auditor:
•
the scope of their audit;

•
any problems or difficulties the auditor may have encountered;

•
any management letter provided by the independent auditor and the Company’s response to such letter;

•
the Committee’s annual review and evaluation of the lead audit partner’s performance; and

•
the Committee’s involvement in selection of a new lead auditor, and the Chair and Committee’s direct involvement in interviewing candidates.

Regulatory Framework
The strong regulatory framework in the United States requires periodic rotation of audit partners, PCAOB inspections, and peer reviews, as well as PCAOB and SEC oversight.
Limits on Non-Audit Services
The Committee has exclusive authority to pre-approve non-audit services and to determine whether such services are consistent with auditor independence.
EY’s Independence Procedures
EY, on at least an annual basis, provides reports regarding its independence to the Committee; conducts periodic internal reviews of its audit and other work; assesses the adequacy of partners and other staff serving the Company’s account; and rotates engagement partners, consistent with independence requirements. The prior lead audit partner’s rotation commenced with the 2022 audit and ended following the 2025 audit with a new lead audit partner taking over and rotating in effective for the 2026 audit year.
Appointment of the Independent Auditor
The Committee determines annually whether the independent auditor should be reappointed for another year.
In light of the tenure of EY as the Company’s independent auditor, over the course of 2023, as a matter of good corporate governance, the Committee undertook a competitive and comprehensive RFP process. The Committee, with the support of the Chief Auditor, solicited proposals from several independent accounting firms, including EY. In reviewing proposals, the Committee reviewed materials from multiple firms, solicited feedback on all firms from management, and met with two finalist firms prior to selecting a winner. The Audit Committee evaluated the respondents based on several criteria (including, but not limited to): competency and technical audit quality of both the firm and the proposed audit team; firm reputation, industry expertise, and global capacity (including integration with expert teams across relevant geographies); independence; innovative and technical acumen; ability to work productively and transparently with the Board and management; and the appropriateness of fees relative to efficiency and audit quality. At the conclusion of the RFP process, the Audit Committee concluded that, based on the foregoing criteria, selecting EY as the independent auditor remained in the best interest of the Company’s shareholders.
The Committee, through its annual appointment process, monitors observable measures of key performance and independence criteria and maintains a breadth of relationships with other large, alternative firms facilitating viable options in the event the Committee determines it is in the best interests of the Company to make a change.
104       2026 Proxy Statement

AUDIT COMMITTEE MATTERS (continued)

Considering its annual evaluation of the independent auditor’s performance, the comprehensive RFP process undertaken in 2023, and the independence controls referenced above (including the recent rotation of the Company’s lead audit partner, effective for the 2026 audit year), the Committee believes that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders. Accordingly, the Committee recommends that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2026. The Board and the Audit Committee may change the appointment at any time if they determine that a change would be in the best interests of the Company and its shareholders.
Fees to the Independent Auditor
During the years ended December 31, 2025 and December 31, 2024, EY audited the consolidated financial statements of the Company and its subsidiaries. The aggregate fees that EY billed the Company for these years for professional services rendered were as follows:
Services Rendered	Year Ended 12/31/25	Year Ended 12/31/24
Audit Fees	$18,038,139	$13,468,971
Audit-Related Fees	$3,407,452	$3,030,158
Tax Fees	$667,567	$747,327
All Other Fees	$3,920	3,920
•
Audit fees included fees for professional services rendered for the audits of the consolidated financial statements of the Company, audits of the effectiveness of the Company’s internal control over financial reporting, reviews of the quarterly consolidated financial statements, statutory audits, securities registration statements and accounting consultations on matters related to the annual audits or interim reviews. For the fiscal year ended December 31, 2025, $3,700,000 of EY’s audit fees were attributable to audit activities in connection with the planned separation of the S&P Global Mobility business.

•
Audit-related fees generally included fees for benefit plans or other special-purpose audits, and other attest services related to the Company’s regulatory environment.

•
Tax fees generally included fees for tax compliance and related advice.

•
All other fees include fees for services that are not defined as Audit, Audit-Related, or Tax.

Pre-Approval Policies and Procedures
The policies and procedures contained in the Audit Committee Charter (which can be viewed and downloaded from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com) provide that:
✔
Committee pre-approval is required for any retention of the independent auditor for audit or non-audit services and non-audit services are only approved where such services are compatible with preserving the independence of the independent auditor;

✔
the Committee retains sole authority to pre-approve the fees for non-audit services;

✔
the Committee has delegated to the Committee Chair the authority to pre-approve audit services only; and

✔
pre-approval decisions by the Chair are reported to the full Committee at its next meeting.

       2026 Proxy Statement       105

AUDIT COMMITTEE MATTERS (continued)

Audit Committee Report
The Audit Committee (the “Committee”) reviews the Company’s financial reporting process on behalf of the Board. All of the members of the Committee are independent Directors as defined in the rules of the New York Stock Exchange. Management has the primary responsibility for the financial statements and the reporting process, including the system of internal controls. The Board has adopted a written Charter for the Audit Committee.
In this context, the Committee has met and held discussions with management and the Company’s Independent Auditor, Ernst & Young LLP (“EY”). Management represented to the Committee that it is responsible for the financial reporting process, including the system of internal controls, for the preparation of the Company’s consolidated financial statements in accordance with generally accepted accounting principles and for the report on the Company’s internal controls over financial reporting. The Committee has reviewed and discussed the consolidated financial statements with management and EY, which review included a discussion of the quality, not just the acceptability, of the accounting principles, the reasonableness of significant judgments, and the clarity of disclosures in the financial statements. The Committee also discussed with EY the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC. The Committee also discussed with management the process used to support the certifications required by the Sarbanes-Oxley Act of 2002 and to support management’s annual report on the Company’s internal controls over financial reporting. The Committee discussed with EY the integrated audit results as required by the PCAOB, rules of the SEC, and other applicable regulations.
In addition, the Committee has received the written disclosures and the letter from EY required by applicable requirements of the PCAOB regarding EY’s communications with the Committee concerning independence, and has discussed with EY the firm’s independence.
The Committee is directly responsible for the appointment, compensation, retention and oversight of the work of EY for the purposes of preparing or issuing the audit report or performing the audit of the Company. The Committee has also considered whether the provision of services by EY not related to the audit of the financial statements is compatible with maintaining EY’s independence. The Committee pre-approves all fees for services provided by EY in accordance with the pre-approval policies and procedures described above.
The Committee evaluates EY’s performance, taking into consideration the following factors, including: management’s perception of EY’s expertise and past performance; external data relating to competency and technical audit quality; independence; appropriateness of fees; global capacity (including integration with expert teams in the firm across geographies in which the Company does business); tenure as our independent auditor and familiarity with our operations and businesses, accounting policies and practices, and system of internal controls. The Committee annually reviews and evaluates the performance of EY’s lead audit partner, ensures the audit partner rotation as required by law and, through the Committee Chair as representative of the Committee, reviews and considers the appointment of the lead audit partner.
The Committee discussed with EY the overall scope and plans for its respective audits. The Committee met with the internal auditors and EY, with and without management present, to discuss the results of their examinations, the evaluations of the Company’s internal controls, and the overall quality of the Company’s financial reporting.
Based on the reviews and discussions referred to above, the Committee recommended to the Board that the audited financial statements be included in the Company’s Form 10-K for the year ended December 31, 2025, as filed with the SEC. The Committee and the Board believe that the continued retention of EY to serve as the Company’s Independent Auditor is in the best interests of the Company and its shareholders and have recommended that shareholders ratify the appointment of EY as the Company’s Independent Auditor for 2026.
Rebecca Jacoby (Chair)
Marco Alverà
Jacques Esculier
Hubert Joly
Robert Moritz
Gregory Washington
106       2026 Proxy Statement

ITEM 4. SHAREHOLDER PROPOSAL TO REDUCE STOCK OWNERSHIP THRESHOLD FOR CALLING A SPECIAL SHAREHOLDER MEETING

ITEM 4. SHAREHOLDER PROPOSAL TO REDUCE STOCK OWNERSHIP THRESHOLD FOR CALLING A SPECIAL SHAREHOLDER MEETING
John Chevedden, a beneficial owner of our common stock, submits the following resolution to stockholders for approval at the Annual Meeting. We will provide the proponent’s share ownership and address, as available, to any stockholder promptly upon request to our General Counsel by sending a request to Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an email to the Corporate Secretary at corporate.secretary@spglobal.com. The text of the proponent’s resolution and supporting statement appear below, printed verbatim from its submission. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.
The Board Recommends a Vote Against Shareholder Proposal 4 based on the reasons set forth in the Board’s Opposition Statement following the shareholder proposal.
Shareholder Proposal and Supporting Statement (as Received)
Proposal 4 — Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting
“Shareholders ask the Board of Directors to take the steps necessary to amend the appropriate company governing documents to give the owners of a combined 10% of our outstanding common stock the power to call a special shareholder meeting or the owners of the lowest percentage of shareholders, as governed by state law, the power to call a special shareholder meeting. Such a special shareholder meeting can be an easy to convene online shareholder meeting.
There shall be no poison pill discriminatory rule to require ownership of shares for a specific period of time in order for shares to participate in calling for a special shareholder meeting and no requirement that most such shareholders be record holders. This proposal includes that S&P Global incorporates this right in its bylaws and that such bylaws be published on the SPGI website for easy access.
It is reasonable that 10% of shares have this right because there is almost no shareholders of any company anywhere using this right at the 25% stock ownership mark.
If SPGI thinks a 10% shareholding right is too easy then SPGI is welcome to give one example of the shareholders of any company with a $50 Billion or more capitalization successfully calling for a special shareholder meeting in the past decade with a 25% shareholding requirement which is the current requirement at SPGI. SPGI has a market capitalization of $150 Billion.
The current 25% shareholding right does not seem to be a realistic right. At least at large cap companies like SPGI the right needs to be a more feasible 10% of shares to call for a special shareholder meeting.
To guard against the SPGI Board of Directors becoming complacent shareholders need the ability to call a special shareholder meeting to help the Board adopt new strategies when SPGI underperforms.
Now could be a ripe time for this proposal since SPGI stock was at $484 in 2021 and was at only $493 in late 2025 despite a robust stock market.
Plus challenging news reports regarding SPGI emerged in 2025:
As of October 31, 2025, SPGI stock was considered “expensive” and “overvalued” by some analysts, with a high Price-to-Earnings (PIE) ratio relative to its historical averages and underperformance against the S&P 500 index year-to-date.
S&P Global Ratings downgraded 126 U.S. BSL CLO (Broadly Syndicated Loan Collateralized Loan Obligation) tranches in the first three quarters of 2025, almost triple the count for the entire year of 2024. This uptick in downgrades, the first time in triple digits since 2020, highlights concerns about asset quality deterioration and significant “par loss” in these financial instruments.
SPGI’s own reports mention that tariff and trade disputes in 2025 are weighing heavily on demand and creating a high degree of uncertainty.”
Please vote yes:
Give Shareholders a Reasonable Ability to Call for a Special Shareholder Meeting — Proposal 4
       2026 Proxy Statement       107

ITEM 4. SHAREHOLDER PROPOSAL TO REDUCE STOCK OWNERSHIP THRESHOLD FOR CALLING A SPECIAL SHAREHOLDER MEETING (continued)

Directors’ Statement in Opposition
The Board of Directors (the “Board”) has carefully evaluated the proposal and continues to believe the Company’s current 25% ownership threshold for calling a special meeting of shareholders is reasonable and appropriate, representing the best interests of the Company and its shareholders as a whole.
Your Board of Directors unanimously recommends that you vote AGAINST this Proposal for the following reasons:

•
We already provide a meaningful right to call special meetings that more appropriately balances shareholder rights with the protection of the long-term interests of the Company and our shareholders.

•
Our existing special meeting rights are more consistent with prevailing market practice.

•
The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices that ensure Board responsiveness and accountability to shareholders.

We already provide a meaningful right to call special meetings that more appropriately balances shareholder rights with protection of the long-term interests of the Company and our shareholders.
Currently, shareholders holding 25% of the outstanding common stock of the Company have the right to call a special meeting, a threshold that was updated in 2020. This provision demonstrates our commitment to continued evaluation of governance practices. In selecting this 25% ownership threshold and in opposing this shareholder proposal, the Board concluded that a 25% threshold remains in the best interest of the Company.
The Board believes this 25% threshold provides shareholders with a meaningful right to call a special meeting while ensuring that a reasonable number of shareholders consider a matter important enough to merit such a meeting, in light of the burden special meetings place on the Company and Company resources.
While the right to call special meetings is an important shareholder right in that it provides an avenue to resolve extraordinary matters that cannot wait until the next annual meeting to be addressed, special meetings are costly and time-consuming for management and the Board. Permitting shareholders with only 10% of our common stock with this right could lead to a small group of shareholders using this unusual mechanism to serve narrow interests, without providing any corresponding benefit to the Company and our shareholders as a whole.
Our Company’s existing special meeting rights are more consistent with prevailing market practice.
As of March 2026, a 25% ownership threshold is the most common practice among S&P 500 companies that provide shareholders with the right to call special meetings, whereas only approximately 22% of U.S. S&P 500 companies provide the right to call special meetings to shareholders with an ownership threshold of 10% of shares outstanding.
Additionally, the rules governing companies listed on the NYSE and incorporated under New York law already require us to submit certain matters to a vote of shareholders for approval at shareholder meetings, such as director elections, say-on-pay votes, shareholder proposals, mergers, large share issuances and the adoption of equity-based compensation plans.
The Company’s current corporate governance structure reflects an ongoing commitment to strong and effective governance practices that ensure Board responsiveness and accountability to shareholders.
The Company continually monitors corporate governance trends and evaluates new developments and emerging best practice against the Company’s practices. Some of the Company’s current corporate governance practices include:
•
an independent Board (except for our CEO), with an independent Board Chair and independent Committee Chairs;

•
director nominees are elected annually;

•
majority voting standard applies to uncontested director elections;

•
no required supermajority voting standard to amend governing documents;

•
By-Laws provide shareholders with a proxy access right;

•
regular executive sessions of independent directors, generally at each regularly scheduled Board and Committee meeting;

•
annual Board and Committee self-evaluations; and

•
proactive shareholder engagement.

The Board also recognizes the importance of active shareholder engagement and is responsive to shareholder feedback obtained from multiple forums. The Board maintains open lines of communication with our shareholders throughout the year and provides ample opportunity for our shareholders to raise appropriate matters at our annual meetings. See “Shareholder Engagement” elsewhere in this proxy statement for more information on our robust shareholder engagement program.
Given the Company’s existing right for shareholders to call a special meeting with a 25% ownership threshold and our strong corporate governance framework, the Board believes that this proposal is unnecessary and not in the best interests of the Company and its shareholders.
Your Board of Directors recommends that you vote AGAINST the proposal.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.
108       2026 Proxy Statement

ITEM 5. SHAREHOLDER PROPOSAL TO ISSUE A REPORT ON THE COMPANY’S CHARITABLE SUPPORT (continued)

ITEM 5. SHAREHOLDER PROPOSAL TO ISSUE A REPORT ON THE COMPANY’S CHARITABLE SUPPORT
The Heritage Foundation, submits the following resolution to stockholders for approval at the Annual Meeting. We will provide the proponent’s share ownership and address, as available, to any stockholder promptly upon request to our General Counsel by sending a request to Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an email to the Corporate Secretary at corporate.secretary@spglobal.com. The text of the proponent’s resolution and supporting statement appear below, printed verbatim from its submission. We disclaim all responsibility for the content of the proposal and the supporting statement, including sources referenced therein.
The Board Recommends a Vote Against Shareholder Proposal 5 based on the reasons set forth in the Board’s Opposition Statement following the shareholder proposal.
Shareholder Proposal and Supporting Statement (as Received)
Report on Discrimination in Charitable Support
“Corporations routinely use their platforms to voice support for humanitarian causes and human rights. Unfortunately, many companies provide funds, data, or other resources to advocacy groups leading highly controversial social campaigns — particularly on gender and sexuality — often backing only one side of the debate. Such one-sided giving alienates significant portions of their customers, employees, and shareholders and exposes companies to reputational, market, and legal risk.
One notable example is that of S&P Global, which has a perfect score1 on the Human Rights Campaign’s Corporate Equality Index. The Human Rights Campaign is a leading driver in getting companies to promote transgender activism. To get 100 points on its Corporate Equality Index,2 a company ostensibly agrees to cover radical adolescent transgender treatments recommended by the World Professional Association for Transgender Health (WPATH),3 a group widely criticized for its ideological bias and lack of scientific rigor.4 These treatments include gender transition surgery, cross-sex hormone therapy, menstruation suppression, and puberty blockers.
Supporting this activism may also alienate S&P employees who have religious or other moral objections to supporting these kinds of radical treatments with their healthcare premiums. Given S&P’s stated assertion in its past global DEI report that5 “the diverse characteristics and perspectives that our people bring to S&P Global give us a vital competitive edge,” questions about whether the company’s charitable partnerships respect those diverse viewpoints must be answered, and with a mind to business-first political neutrality.
Partnering with HRC does not do so, given the organization’s pressure on companies to take sides in political engagement. Furthermore, a perfect score on the HRC’s Corporate Equality Index implies6 that the company covers highly controversial healthcare practices, including the coverage of “hormone replacement therapies,” a serious reputational concern for any company aiming for political neutrality and avoidance of public controversy.
This isn’t merely a political or social point but a matter of brand value. S&P Global has a FactSet-estimated brand value exceeding $8 billion, more than 5 percent of its more than $150 billion market cap.7 Given S&P’s standing as one of the most high-profile financial information companies in America, and given past controversies over the company’s provision of ESG scores (which sparked backlash8 from red states) investors are right to be concerned about what further brand politicization could do to company performance.
Many companies, including John Deere, Jack Daniels, Harley Davidson, Lowes, Home Depot, Ford, and Coors, have already refocused their charitable support in a manner that acknowledges the diverse views held by their customers and employees.9 Many have explicitly cut ties with groups such as the Human Rights Campaign as a part of this effort. S&P Global should do the same.
Resolved: Shareholders request that S&P Global conduct an evaluation and issue a report within the next year, at reasonable expense and excluding proprietary and confidential information, analyzing the benefits, costs, and legal, reputational, competitive, and other relevant risks of the company’s charitable support.”

1
https://www.hrc.org/resources/corporations/s-p-global-inc.

2
https://reports.hrc.org/corporate-equality-index-2025#scoring-criteria

3
https://www.tandfonline.com/doi/pdf/10.1080/26895269.2022.2100644

4
https://adflegal.org/article/leaked-files-reveal-ethical-concerns-pseudoscience-wpath-standards-care/

5
https://www.spglobal.com/content/dam/spglobal/corporate/en/documents/organization/who-we-are/sp-global-dei-report-2023.pdf

6
https://reports.hrc.org/corporate-equality-index-2025#scoring-criteria

7
https://finance.yahoo.com/quote/SPGI/

8
https://www.washingtontimes.com/news/2023/aug/10/sp-global-drops-esg-scores-amid-political-backlash/

9
https://www.dailymail.co.uk/news/article-13812241/american-brand-dei-rules-backlash.html

       2026 Proxy Statement       109

ITEM 5. SHAREHOLDER PROPOSAL TO ISSUE A REPORT ON THE COMPANY’S CHARITABLE SUPPORT (continued)

Directors’ Statement in Opposition
The S&P Global Board of Directors has carefully considered the proponent’s proposal and concluded that the requested report is an unnecessary and inefficient use of Company resources that would not enhance our existing governance and oversight mechanisms for analyzing the legal, reputational and other relevant risks associated with our charitable giving.
Your Board of Directors unanimously recommends that you vote AGAINST this Proposal for the following reasons:

•
The proposal seeks to interfere in the Company’s charitable giving, which is already subject to an established governance process with well-defined review and approval procedures.

•
S&P Global’s charitable program provides for balanced and non-discriminatory giving, focused on the S&P Global Foundation’s strategic priorities.

•
The requested report is unnecessary and duplicative of existing governance and disclosure processes.

The proposal seeks to interfere in the Company’s charitable giving, which is already subject to an established governance process with well-defined review and approval procedures.
Our Board and management are committed to ethical conduct, transparency, and strategic philanthropy. The S&P Global Foundation (the “Foundation”), a qualified 501(c)(3) organization, is the primary vehicle for the Company’s charitable activity.
The Foundation’s philanthropic efforts, including charitable giving, are overseen by the Foundation’s Board of Directors, which is comprised of key members of the S&P Global leadership team who have deep knowledge of our business priorities and the necessary expertise to manage the giving program effectively as part of ordinary business operations. The Foundation Board approves and oversees the implementation of the Foundation’s strategic focus areas, including the framework to evaluate grant recipient alignment with the Company’s strategic priorities, effective risk oversight, and compliance with Company policies and applicable law.
The Foundation funds invitation-only grant proposals that undergo a comprehensive screening and due diligence process to assess alignment with strategic objectives, scalability, and social impact and to identify any potential risks to the Company. This screening involves careful consideration of legal, reputational and other relevant risks to the Company, as well as compliance with Foundation policies, including explicit prohibitions against the use of funds for political or lobbying activities and comprehensive anti-discrimination policies that prohibit discrimination on the basis of religion and other protected statuses under applicable law. The Foundation Board reviews and approves grants and charitable partnerships, following this detailed screening and due diligence process conducted by Foundation staff.
Decision-making regarding philanthropic contributions is already subject to a well-established review and approval process that takes into consideration relevant risks to the Company. These decisions are best executed by the key members of the S&P Global leadership team who serve as the Foundation’s Board of Directors and who possess the necessary knowledge, expertise and insights of our business and the relevant risks of the giving program.
S&P Global’s charitable program provides for balanced and non-discriminatory giving, focused on the S&P Global Foundation’s strategic priorities.
The Foundation’s current focus areas for charitable giving include (i) technology-focused talent development, (ii) environmental resilience and disaster recovery, and (iii) support for employee volunteering programs and local initiatives that maximize opportunities to engage and leverage S&P Global employees’ expertise. Among these strategic focus areas, the Foundation places particular emphasis on expanding opportunities to the technology and data sectors. As described above, grant proposals undergo a comprehensive screening and due diligence process to ensure compliance with Foundation policies, which provide for charitable giving regardless of any particular characteristics or politics, including explicit prohibitions against the use of funds for political or lobbying activities and comprehensive anti-discrimination policies that prohibit discrimination on the basis of religion and other protected statuses under applicable law.
The requested report is unnecessary and would be duplicative of existing governance and disclosure processes.
In addition to the Foundation governance procedures described above, the Board of the Company also oversees the work of the Foundation and any associated risks through periodic updates from management and reporting from the Board’s Nominating and Corporate Governance Committee (the “Nominating Committee”). The Company’s Corporate Responsibility team updates the Nominating Committee annually on Foundation giving, Corporate Responsibility initiatives, and reporting under the Company’s Annual Impact Report.
Detailed information regarding the scope of the Foundation’s work, including examples of key charitable partnerships, is already provided in our Annual Impact Report, accessible on the Company’s website (https://www.spglobal.com/content/dam/spglobal/corporate/en/documents/organization/who-we-are/2024-Impact-Report.pdf). The website currently features our 2024 report, which highlights Foundation governance processes, including seeking technical assistance from the Company’s Finance, Treasury and Legal teams, as well as portfolio-level reporting and progress assessments. The 2025 Impact Report is anticipated for later this year.
110       2026 Proxy Statement

ITEM 5. SHAREHOLDER PROPOSAL TO ISSUE A REPORT ON THE COMPANY’S CHARITABLE SUPPORT (continued)

The governance processes outlined above are already designed to effectively evaluate and minimize the legal, reputational and other relevant risks associated with our charitable efforts. Therefore, the requested report would be duplicative of existing governance and disclosure processes and impose unnecessary costs on the Company by diverting management attention and resources while providing minimal, if any, added value beyond our current practices and disclosures.
Your Board of Directors recommends that you vote AGAINST the proposal.
Unless you specify otherwise, the Board intends the accompanying proxy to be voted against this proposal.
       2026 Proxy Statement       111

2026 ANNUAL MEETING INFORMATION (continued)

2026 ANNUAL MEETING INFORMATION
Why did I receive this Proxy Statement?
The Board of Directors (the “Board”) of S&P Global Inc. (the “Company,” “we” or “us” or “our”) is soliciting proxies for the 2026 Annual Meeting of Shareholders (the “Annual Meeting”) to be held virtually, via the Internet at http://meetnow.global/MQJTHK2, on Wednesday, May 20, 2026, at 8:30 a.m. (EDT) and at any postponement or adjournment of the Annual Meeting. When the Company asks for your proxy, we must provide you with a Proxy Statement that contains certain information specified by law. This Proxy Statement summarizes the information you need in order to vote at the Annual Meeting.
What will I vote on?
The following items:
1.
election of 10 Directors;

2.
approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement;

3.
ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026;

4.
vote on a shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting;

5.
vote on a shareholder proposal to issue a report on the Company’s charitable support; and

6.
other matters that may properly be brought before the Annual Meeting.

Will there be any other items of business on the agenda?
We do not expect any other items of business at the Annual Meeting other than as disclosed in this Proxy Statement. Nonetheless, if any other matters come before the meeting, your proxy will give discretionary authority to the persons named on the proxy to vote on any other matters that may be properly brought before the Annual Meeting. These persons will use their best judgment in voting your proxy.
Who may vote?
Shareholders as of the close of business on the record date, which is March 23, 2026, may vote at the Annual Meeting.
How many votes do I have?
You have one vote for each share of common stock you held on the record date.
What does it mean to be a “registered shareholder”?
If, as of the close of business on the record date, your shares were registered directly in your name with our transfer agent, Computershare, you are a registered shareholder. As the shareholder of record, you have the right to vote at the Annual Meeting via the S&P Global Annual Meeting website. You may also vote by Internet, telephone or mail, as described in the Notice and below under the heading “How do I vote?” The Company is incorporated in New York and, in accordance with New York law, a list of the Company’s common shareholders of record as of the record date will be available for inspection at the Annual Meeting via the virtual Annual Meeting website upon request.
What does it mean to beneficially own shares in “street name”?
If, as of the close of business on the record date, your shares were not held directly in your name but rather were held in an account at a brokerage firm, bank or similar intermediary organization, then you are the beneficial holder of shares held in “street name.” The intermediary is considered to be the shareholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to direct the intermediary how to vote the shares held in your account.
How do I vote my shares of Company common stock?
If you are a shareholder of record, you can vote in the following ways:
•
By Internet. Follow the Internet voting instructions included on the Notice or proxy card you received.

•
By Telephone. Follow the telephone voting instructions included on the proxy card you received.

•
By Mail. If you received a printed copy of the proxy materials by mail, you may vote by mail by marking, dating and signing your proxy card in accordance with the instructions on it and returning it by mail in the pre-addressed reply envelope provided with the proxy materials. The proxy card must be received prior to the Annual Meeting. You may also vote by Internet or telephone.

•
At the virtual Annual Meeting. Go to http://meetnow.global/MQJTHK2 and join as a shareholder (requires 15-digit control number).

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2026 ANNUAL MEETING INFORMATION (continued)

Your voting instructions must be received prior to the start of the Annual Meeting at 8:30 a.m. (EDT) on May 20, 2026 if you are not voting at the meeting. Even if you plan to virtually attend the Annual Meeting, we urge you to vote in advance so that your vote will be counted in the event you later decide not to attend the virtual Annual Meeting. If you choose to attend the virtual Annual Meeting and vote your shares online during the meeting, you will need the 15-digit control number included on your proxy card.
If you are a beneficial owner, you can vote in the following ways:
•
As the beneficial owner, you have the right to direct your broker on how to vote the shares in your account. Your broker should give you instructions for voting your shares by Internet, telephone or mail.

•
If you wish to vote at the virtual-only Annual Meeting, you must obtain a valid legal proxy from your broker and submit it to Computershare in exchange for a 15-digit control number. Please see additional instructions in this Annual Meeting Information section under “Where can I locate or obtain my 15-digit control number?”.

How do I vote my shares in the Company’s Employee Stock Purchase Plan?
If you participated in the Company’s Employee Stock Purchase Plan and Dividend Reinvestment Plan through December 31, 2025 and continued to hold shares of the Company’s common stock in the Plan through the record date on March 23, 2026, you were sent proxy materials and voting instructions on behalf of the Company from Computershare, the Company’s transfer agent. Any proxy you give will govern the voting of any shares you hold in this Plan. Computershare must receive your instructions by 5:00 p.m. (EDT) on May 18, 2026 in order to communicate your instructions to the Plan’s Administrator, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will not be voted. Plan shares cannot be voted during the Annual Meeting.
How do I vote my shares in the Company’s 401(k) Savings and Profit Sharing Plan?
If you received this Proxy Statement because you are an employee of the Company who participates in the Company’s 401(k) Savings and Profit Sharing Plan and you have shares of common stock of the Company allocated to your account under the Plan, you may vote your shares held in the Plan as of March 23, 2026 by mail, by telephone, or via the Internet. Instructions are provided on the proxy card or email you received from Computershare. Computershare must receive your instructions by 5:00 p.m. (EDT) on May 18, 2026 in order to communicate your instructions to the Plan’s Trustee, who will vote your shares. Any Plan shares for which we do not receive instructions from the employee will be voted by the Trustee in the same proportion as the shares for which we have received instructions. Plan shares cannot be voted during the virtual Annual Meeting.
Can I revoke my proxy or change my vote?
Yes. If you are a shareholder of record, you have the right to revoke your proxy at any time before the Annual Meeting by sending a signed notice to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. Please include the 15-digit control number included on your proxy materials.
If you want to change your vote before the Annual Meeting, you must deliver a later dated proxy by telephone, via the Internet or by mail. You may also change your proxy by attending the virtual Annual Meeting and voting during the meeting (as described above).
If you are a beneficial owner, please refer to the information forwarded by your broker for procedures on revoking or changing your proxy.
How will my shares be voted if I do not give specific voting instructions when I deliver my proxy?
Registered Shareholders
If you are a registered shareholder of record and you return a signed proxy card without indicating your vote for some or all of the matters, your shares will be voted as follows for any matter you did not vote on:
•
“FOR” each of the 10 nominees to the Board;

•
“FOR” approval, on an advisory basis, of the executive compensation program for the Company’s named executive officers;

•
“FOR” the ratification of the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026;

•
“AGAINST” shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting;

•
“AGAINST” shareholder proposal to issue a report on the Company’s charitable support.

Beneficial Owners
As noted above, as the beneficial owner of shares held in street name, your broker is required to vote your shares in accordance with your instructions. If you do not give instructions, one of two things can happen depending on whether the proposal is considered “routine” or “nonroutine” under the rules of the New York Stock Exchange (the “NYSE”):
•
If the proposal is considered “routine” under the rules of the NYSE, the broker may vote your shares in its discretion.

       2026 Proxy Statement       113

2026 ANNUAL MEETING INFORMATION (continued)

•
If the proposal is considered “non-routine” under the rules of the NYSE, the broker may not vote your shares without your instructions. When a broker refrains from voting your shares because the broker has not received your instructions, it is called a “broker nonvote.”

Item 3 in this Proxy Statement (ratification of the selection of Ernst & Young LLP as our independent registered public accounting firm for 2026) will be considered routine under the rules of the NYSE and the broker may vote your shares for this Item in its discretion. All other proposals are considered non-routine. As such, the broker is not entitled to vote your shares on the other Items unless the broker has received instructions from you.
How do I attend the virtual Annual Meeting?
The virtual Annual Meeting will begin promptly at 8:30 a.m. (EDT) on May 20, 2026. Please log in fifteen minutes prior to the start of the meeting to ensure you can hear streaming audio. To access the meeting online, go to http://meetnow.global/MQJTHK2, which is hosted by the Company’s transfer agent, Computershare.
The virtual-only meeting will consist of a live audio webcast with features designed to ensure that shareholders will have the same rights and opportunities to participate as they would have at an in-person meeting. Shareholders may attend, vote, and submit questions from any location via the Internet as further described below.
Participants will have two login options to attend the Annual Meeting:
•
Join as a “Shareholder” (requires control number): Shareholders are required to enter a unique 15-digit control number. This option enables shareholder-only features, including the ability to vote and submit written questions during the Annual Meeting.

•
Join as a “Guest”: Guests can access the Annual Meeting webcast in “listen-only” mode but cannot vote or submit questions during the meeting. Guests are required to enter their full name and e-mail address; a control number is not required.

Where can I locate or obtain my 15-digit control number?
•
Registered shareholders and ESPP and 401(k) participants were each sent a unique 15-digit control number in the proxy materials distributed by Computershare.The control number is required to vote and submit questions online during the Annual Meeting. This control number was either located in a circled area on a proxy card or Notice or identified as a control number in an email with the proxy materials.

•
Beneficial owners who wish to vote or submit questions at the Annual Meeting will need to take the following steps and register in advance to obtain a 15-digit control number from Computershare.

•
Request a valid legal proxy from your bank, broker or other intermediary for shares held in “street name” as soon as possible.

•
Submit proof of the legal proxy to Computershare at legalproxy@computershare.com no later than 5:00 p.m. (EDT) on May 15, 2026. Please include “Legal Proxy” in the subject line, attach the legal proxy and provide your name and email address in the body of the email.

•
You will receive a reply email from Computershare with your unique 15-digit control number required to vote and submit questions online during the Annual Meeting.

How do I submit shareholder questions?
A shareholder of record may submit questions before or during the Annual Meeting. All questions should comply with the meeting’s posted Rules of Conduct.
•
Before: To submit questions before the Annual Meeting, please email your question(s) to the Corporate Secretary at corporate.secretary@spglobal.com no later than May 19, 2026. Please include “Annual Meeting Question” in the subject line and provide your name and proof of stock ownership or 15-digit control number.

•
During: To submit questions during the Annual Meeting, please log into the meeting as a “shareholder” using your 15-digit control number (as described above) and follow the instructions on the virtual meeting website.

Does the meeting have Rules of Conduct?
Yes, to facilitate the virtual meeting format, the Company has prepared rules and procedures for participating in the Annual Meeting and submitting questions set forth in the Annual Meeting Rules of Conduct. These Rules of Conduct will be made available prior to the Annual Meeting at www.spglobal.com/proxy and will also be available on the virtual meeting website during the meeting.
All questions should comply with the posted Rules of Conduct for the Annual Meeting. The Company will answer as many shareholder submitted questions that comply with the Rules of Conduct as time permits. Substantially similar questions may be summarized and grouped together to provide a single response and avoid repetition.
In order to conduct business at the Annual Meeting, we must have a quorum. This means at least a majority of the outstanding shares entitled to vote must be present in person or represented by proxy at the Annual Meeting. You are part of the quorum if you have voted by
114       2026 Proxy Statement

2026 ANNUAL MEETING INFORMATION (continued)

proxy. As of the record date, 303,136,897 shares of Company common stock were outstanding and eligible to vote, including 7,157,285 outstanding common shares held by the Markit Group Holdings Limited Employee Benefit Trust (“EBT”). The trustee of the EBT may not vote any common shares held by the EBT unless we direct otherwise. We intend to direct the trustee of the EBT to vote the common shares held by the EBT on each proposal at the Annual Meeting in accordance with the percentages voted by other holders of common shares on such proposal.
Are abstentions and broker non-votes part of the quorum?
Yes. Abstentions and broker non-votes count as “shares present” at the Annual Meeting for purposes of determining a quorum.
What are the costs of soliciting these proxies and who will pay them?
The Company will pay all costs of soliciting these proxies. In addition, some of our officers and employees may solicit proxies by telephone or in person without additional compensation. We will reimburse brokers for the expenses they incur in forwarding the proxy materials to you. The Company has also retained Georgeson LLC to assist us with the solicitation of proxies for a fee not to exceed $24,000, plus reimbursement for out-of-pocket expenses.
How many votes are required for the approval of each Item?
•
Item One –  A nominee will be elected as a Director if he or she receives a majority of the votes cast at the Annual Meeting. A majority of votes cast means that the number of shares voted “for” a Director’s selection exceeds the number of votes cast “against” that Director’s election. If an incumbent Director who has been nominated for re-election fails to receive a majority of the votes cast in an uncontested election, New York law provides that the Director continues to serve as a Director in a hold-over capacity. The Company’s By-Laws provide that, in such circumstances, the Director is required to promptly tender his or her resignation to the Board of Directors. The Board’s Nominating Committee is then required to make a recommendation to the Board as to whether to accept or reject the tendered resignation. The Board will act on the tendered resignation and will publicly disclose its decision and rationale within 90 days following certification of the election results. If a Director’s resignation is accepted by the Board, the Board may fill the vacancy or decrease the size of the Board. Abstentions and broker non-votes, if any, will not be counted either for or against the election of a Director nominee.

•
Item Two – The affirmative vote of the holders of a majority of the votes cast is required to approve, on an advisory non-binding basis, the executive compensation program for the Company’s named executive officers, as described in this Proxy Statement. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•
Item Three – The affirmative vote of the holders of a majority of the votes cast is required to ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026. Abstentions, if any, will not be counted either for or against this proposal. As noted above, Item 3 will be considered routine under the rules of the NYSE and brokers may vote the shares of beneficial owners for this Item in their discretion.

•
Item Four – The affirmative vote of holders of a majority of the votes cast is required to approve the shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

•
Item Five – The affirmative vote of holders of a majority of the votes cast is required to approve the shareholder proposal to issue a report on the Company’s charitable support. Abstentions and broker non-votes, if any, will not be counted either for or against this proposal.

Who will count the vote?
Votes at the Annual Meeting will be counted by one or more independent inspectors of election appointed by the Board.
How do I submit a shareholder proposal for the 2027 Annual Meeting?
There are three different deadlines for submitting different forms of shareholder proposals. First, if a shareholder wishes to have a proposal considered for incorporation in next year’s Proxy Statement pursuant to Rule 14a-8 of the Securities Exchange Act of 1934 (the “Exchange Act”), he or she must submit the proposal in writing so that we receive it by December 1, 2026. Proposals should be addressed to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. If you submit a proposal, it must comply with applicable laws, including Rule 14a-8, to be included in next year’s Proxy Statement.
The Company’s By-Laws permit a shareholder, or group of up to 20 shareholders, owning continuously for at least three years shares of common stock representing an aggregate of at least 3% of the Company’s outstanding shares, to nominate and include in next year’s Proxy Statement director nominees constituting up to two individuals or 20% of the Company’s Board of Directors, whichever is greater, provided that the shareholder(s) and nominee(s) satisfy the requirements in the Company’s By-Laws. Notice of proxy access director nominees must be received no earlier than November 1, 2026, and no later than December 1, 2026.
       2026 Proxy Statement       115

2026 ANNUAL MEETING INFORMATION (continued)

In addition, the Company’s By-Laws provide that any shareholder wishing to nominate a candidate for Director or to propose any other business at the Annual Meeting, but not intending to have such nomination or business included in next year’s Proxy Statement, must give the Company written notice no earlier than January 20, 2027 and no later than February 19, 2027. This notice must comply with applicable laws and the Company’s By-Laws. Copies of the By-Laws are available to shareholders free of charge on request to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003 or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. You may also download the By-Laws from the Corporate Governance section of the Company’s Investor Relations website at http://investor.spglobal.com.
May I view future proxy materials online instead of receiving them by mail?
Yes. Shareholders may provide their consent to electronic delivery of Proxy Statements and Annual Reports instead of receiving them by postal mail. If you elect this feature, you will receive an e-mail notice, which will include the web address for viewing the materials online. The e-mail notice will also include instructions so you can vote your proxy online or by telephone. If you have more than one shareholder account, you may receive separate e-mails for each account. Costs normally associated with electronic delivery, such as charges from your Internet service provider, as well as any costs incurred in printing documents, will be your responsibility. During the 2026 proxy voting period, the Internet voting systems will automatically provide shareholders the option to consent to electronic delivery of future years’ materials.
During the year, shareholders may provide their consent to electronic delivery by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor

•
Beneficial owners go to https://enroll.icsdelivery.com/spgi

•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com

What are the benefits of electronic delivery?
Electronic delivery benefits the environment and saves the Company money by reducing printing and mailing costs. It will also make it convenient for you to view your proxy materials and vote your shares online. If you have shares in more than one account, it is also an easy way to eliminate receiving duplicate copies of proxy materials.
What are the costs of electronic delivery?
The Company charges nothing for electronic delivery. You may, of course, incur expenses associated with Internet access, such as charges from your Internet service provider.
How do I opt-out of electronic delivery?
At any time, shareholders may revoke their consent to electronic delivery and resume postal mail delivery of the Proxy Statement and Annual Report by going to the appropriate website:
•
Shareholders of record go to www.computershare.com/investor

•
Beneficial owners go to https://enroll.icsdelivery.com/spgi

•
Owners of shares through one of the Company’s 401(k) Savings and Profit Sharing Plans go to www.netbenefits.com

What is “householding”?
We have adopted “householding,” a procedure under which beneficial owners who have the same address and last name and do not participate in electronic delivery of proxy materials will receive only one copy of our Annual Report and Proxy Statement unless one or more of these shareholders notifies us that they wish to continue receiving individual copies. This procedure reduces duplicate mailings and thus reduces our printing costs and postage fees. Shareholders who participate in householding will continue to receive separate voting information forms. Householding does not affect dividend check mailings.
If, at any time, you no longer wish to participate in householding and would prefer to receive a separate set of proxy materials, or if you are receiving multiple sets of proxy materials and would like to receive only one, please notify your broker, bank or other nominee if you are a beneficial owner.
How do I request a paper or e-mail copy of the Proxy Statement or Annual Report at no charge?
If you are a registered shareholder or a participant in the 401(k) or ESPP plan and are requesting printed proxy materials including a printed proxy card, please submit your request to Computershare by May 8, 2026 to facilitate timely delivery of the documents to you prior to the Annual Meeting. To make a request, go to www.envisionreports.com/SPGI, or call (866) 641-4276, or send an email to investorvote@computershare.com with “Proxy Materials S&P Global Inc.” in the subject line. Include your full name and address, plus the 15-digit control number included in the electronic version sent to you.
116       2026 Proxy Statement

2026 ANNUAL MEETING INFORMATION (continued)

If you simply wish to receive a paper or e-mail copy of the 2025 Annual Report or this Proxy Statement without a proxy card, please call S&P Global toll-free at (866) 436-8502, or send an e-mail to investor.relations@spglobal.com, or write to: Investor Relations, S&P Global Inc., 55 Water Street, New York, New York 10041-0003.
Where can I find the voting results?
We expect to announce preliminary voting results at the Annual Meeting. We will also publish voting results in a Form 8-K, which we will file with the SEC on or before May 26, 2026. To view this Form 8-K online, log on to the Company’s Investor Relations website at http://investor.spglobal.com, and click on the SEC Filings link.
Can shareholders and other interested parties communicate directly with our Board? If so, how?
Yes. You may communicate directly with any Director or Committee (including our Independent Chair or the non-management Directors as a group) by writing to the Corporate Secretary, c/o Office of the General Counsel, S&P Global Inc., 55 Water Street, New York, New York 10041-0003, or by sending an e-mail to the Corporate Secretary at corporate.secretary@spglobal.com. The Corporate Secretary will then forward all questions or comments directly to our Board, the non-management Directors as a group or a specific Director, as the case may be, unless such questions or comments are considered, in the reasonable judgment of the Corporate Secretary to be inappropriate for submission to the intended recipient(s).
       2026 Proxy Statement       117

APPENDIX A

APPENDIX A
Reconciliation of Non-GAAP Financial Information
The following tables reconcile non-GAAP financial information included in this Proxy Statement to the most directly comparable measures presented in accordance with generally accepted accounting principles (“GAAP”) in the U.S. and reported in our consolidated financial statements filed with the Securities and Exchange Commission. The non-GAAP financial information included in this Proxy Statement has been provided in order to show investors how our Compensation Committee views the Company’s performance as it relates to the compensation program for our named executive officers. This non-GAAP financial information may be different from similar measures used by other companies. For 2022, adjusted financials are presented on a pro forma basis as if the merger with IHS Markit had closed on January 1, 2021.
Year ended December 31, 2025*	Revenue	EBITA (Operating Profit)	Diluted Earnings Per Share**	EBITA Margin (Operating Profit Margin)
SPGI	(dollars in millions, except per share data)
As reported	$15,336	$6,478	$14.66	42.2%
Non-GAAP Adjustments:
Market Intelligence adjustments, including employee severance charges, acquisition-related costs, disposition-related costs, Executive Leadership Team transition costs, statutorily required labor law accrual adjustment and gain on disposition		91	0.30
Ratings adjustments, including legal costs and employee severance charges		60	0.20
Mobility adjustments, including employee severance charges, disposition-related costs, Executive Leadership Team transition benefit and legal settlement recovery		15	0.05
Energy adjustments, including employee severance charges and statutorily required labor law accrual adjustment		21	0.07
Indices adjustments, including employee severance charges and acquisition-related costs		5	0.02
Corporate adjustments, including gain on disposition, disposition-related costs, acquisition-related costs, employee severance charges, Executive Leadership Team transition costs, lease impairments, legal costs, statutorily required labor law accrual adjustment, and an asset write-off		(50)	(0.16)
Deal-related amortization attributable to adjusted operating profit		1,109	3.64
Other expenses (including deal-related amortization)			0.00
Interest expense adjustments, including premium amortization benefit			(0.08)
Provision for income taxes (including deal-related amortization)			(0.84)
Non-GAAP adjustment subtotal	0	1,251	3.17
Adjusted Results	$15,336	$7,730	$17.83	50.4%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(116)	(14)
Acquisitions and divestitures	(12)	28
Global and regulatory changes	9	(7)
Adjustment for dilution related to divestiture of Engineering Solutions and OSTTRA			0.12
Adjustment for plan tax rate			0.25
Further Non-GAAP ICP Adjustments subtotal	(119)	7	0.37
ICP Adjusted	$15,216	$7,737	$18.20	50.8%
*
Note: Totals may not sum due to rounding.

**
Note: Diluted weighted average shares outstanding of 305.1 million was used to calculate adjusted diluted earnings per share. For 2022, base year non-GAAP pro forma Adjusted EPS of $11.19 was calculated as article 11 S&P Global diluted EPS adjusted for non-GAAP pro forma adjustments. For pro forma to non-GAAP pro forma adjusted reconciliations refer to Exhibit 99.2 of the current report on Form 8-K furnished on August 2, 2022.

118       2026 Proxy Statement

APPENDIX A (continued)

Year ended December 31, 2025*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
Mobility	(dollars in millions)
As reported	$1,747	$378	21.7%
Non-GAAP Adjustments:
Employee severance charges		15
Disposition-related costs		7
Executive Leadership Team transition benefit		(4)
Legal settlement recovery		(3)
Deal-related amortization		303
Non-GAAP adjustment subtotal	0	318
Adjusted Results	$1,747	$697	39.9%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(10)	2
Short-term incentive overperformance		2
Unbudgeted strategic investments		2
Global and regulatory changes		(0)
Further Non-GAAP ICP Adjustments subtotal	(10)	5
ICP Adjusted	$1,737	$702	40.4%
*
Note: Totals may not sum due to rounding.

       2026 Proxy Statement       119

APPENDIX A (continued)

Year ended December 31, 2025*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
Market Intelligence	(dollars in millions)
As reported	$4,916	$991	20.2%
Non-GAAP Adjustments:
Employee severance charges		56
Acquisition-related costs		21
Disposition-related costs		10
Executive Leadership Team transition costs		5
Statutorily required labor law accrual adjustment		3
Gain on disposition		(3)
Deal-related amortization		588
Non-GAAP adjustment subtotal	0	680
Adjusted Results	$4,916	$1,671	34.0%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(20)	5
Acquisitions and divestitures	(11)	1
Short-term incentive overperformance		16
Unbudgeted strategic investments		9
Global and regulatory changes		(5)
Further Non-GAAP ICP Adjustments subtotal	(31)	27
ICP Adjusted	$4,885	$1,698	34.7%
*
Note: Totals may not sum due to rounding.

120       2026 Proxy Statement

APPENDIX A (continued)

Year ended December 31, 2025*	Revenue	EBITA (Operating Profit)	EBITA Margin (Operating Profit Margin)
S&P Dow Jones Indices	(dollars in millions)
As reported	$1,850	$1,271	68.7%
Non-GAAP Adjustments:
Employee severance charges		4
Acquisition-related costs		1
Deal-related amortization		37
Non-GAAP adjustment subtotal	0	42
Adjusted Results	$1,850	$1,313	71.0%
Further Non-GAAP ICP Adjustments:
Foreign exchange	(6)	2
Acquisitions	(2)	0
Short-term incentive overperformance		3
Unbudgeted strategic investments		2
Global and regulatory changes		(0)
Further Non-GAAP ICP Adjustments subtotal	(7)	7
ICP Adjusted	$1,843	$1,320	71.6%
*
Note: Totals may not sum due to rounding.

Note: The reconciliation table above relates to the 2025 S&P Dow Jones Indices STIC funding. S&P Dow Jones Indices non-GAAP ICP Adjusted EBITA achievement of $1,323 million disclosed on page 66 of this Proxy Statement, which relates to the 2023 S&P Dow Jones Indices Long-Term Performance Cash Awards, was calculated as Adjusted EBITA of $1,313 million, as reconciled above, further adjusted for an acquisition and allocation methodology change of $10 million.
       2026 Proxy Statement       121

spglobal.com

Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. Your vote matters – here’s how to vote! You may vote online or by phone instead of mailing this card. Online Go to www.envisionreports.com/spgi or scan the QR code — login details are located in the shaded bar below. Phone Call toll free 1-800-652-VOTE (8683) within the USA, U.S. territories and Canada Save paper, time and money! Sign up for electronic delivery at www.envisionreports.com/spgi 2026 Annual Meeting Proxy Card IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  A The Board of Directors recommends a vote FOR each Director Nominee listed below, FOR Proposals 2 and 3, and AGAINST Proposals 4 and 5. 1. Election of Directors: For 01 - Marco Alverà 02 - Martina Cheung 03 - Jacques Esculier 04 - Stephanie Hill Against Abstain For 05 - Rebecca Jacoby 06 - Hubert Joly 07 - Ian Livingston 08 - Robert Moritz Against Abstain For 09 - Maria Morris 10 - Gregory Washington Against Abstain For 2. Approve, on an advisory basis, the executive compensation program for the Company’s named executive officers, as described in the Proxy Statement; 3. Ratify the appointment of Ernst & Young LLP as the Company’s independent registered public accounting firm for 2026; Against Abstain 4. Vote on a shareholder proposal to reduce the stock ownership threshold for calling a special shareholder meeting; 5. Vote on a shareholder proposal to issue a report on the Company’s charitable support; 6. Consider any other business, if properly raised. For Against Abstain B Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. 049GTB Signature 1 — Please keep signature within the box. 1 U P X Signature 2 — Please keep signature within the box.

RETAIN THIS PROXY CARD TO ATTEND THE VIRTUAL ANNUAL MEETING ONLINE S&P Global Inc. Annual Meeting of Shareholders at 8:30 a.m. (EDT) on Wednesday, May 20, 2026 S&P Global’s Annual Meeting of Shareholders will be held in a virtual-only format. To attend, go online to https://meetnow.global/MQJTHK2 At the website, choose the option to enter the virtual meeting as a “Shareholder” and provide the 15-digit number printed in the circled area located on the reverse side of this proxy card. Shareholders who enter as such can vote* their proxy during the meeting and ask questions. A “guest” option will also be made available for listen-only access. Please vote in advance of the virtual Annual Meeting even if you plan to attend. See reverse side for instructions to vote online, by telephone, or by mail. * 401(k) and ESPP plan participants must vote by 5:00 p.m. (EDT) on May 18, 2026. Plan shares cannot be voted during the Annual Meeting. The Notice and Proxy Statement for the Meeting of Shareholders are available online at www.edocumentview.com/SPGI IF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.  S&P Global Inc. Notice of Annual Meeting of
Shareholders Proxy Solicited by Board of Directors for Annual Meeting — May 20, 2026 The undersigned appoints Judah Bareli and Steven J. Kemps, and each of them, as proxies with full power of substitution, to vote the shares of stock of S&P Global Inc. (the “Company”), which the undersigned is entitled to vote, upon all subjects that may properly come before the meeting, including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, at the Annual Meeting of Shareholders of the Company to be held at 8:30 a.m. (EDT), on May 20, 2026, or any adjournments or postponements thereof. If you sign and return this card without indicating how to vote upon all subjects that may properly come before the meeting including the matters described in the proxy statement, subject to any directions indicated on the reverse side of this card, the shares represented by your proxy will be voted as recommended by the Company’s Board of Directors. Note to 401(k) Participants. Plan participants must vote by 5:00 p.m. (EDT) on May 18, 2026. Computershare, the Company’s transfer agent, will communicate your instructions to the Trustee, who will then vote all the shares of common stock of S&P Global Inc. which are credited to the undersigned’s account as of March 23, 2026. Under the Plan, you are a “named fiduciary” for the purpose of voting shares in your account and your proportionate share of the Undirected Shares. This means that you have ultimate authority to control the manner in which the shares are voted. By submitting voting instructions by telephone, Internet, or by signing and returning this voting instruction card, you direct the Trustee to vote these shares, in person or by proxy, as designated herein, at the Annual Meeting of Shareholders. (See reverse side for voting instructions) Note to ESPP Participants. Plan participants must vote by 5:00 p.m. (EDT) on May 18, 2026. Any proxy you give will govern the voting of any shares you hold in this Plan. Any Plan shares for which we do not receive instructions from the employee will not be voted. (See reverse side for voting instructions) (Items to be voted appear on reverse side) C Non-Voting Items Change of Address — Please print new address below.Comments — Please print your comments below.